Exhibit 10.2
NOTES SECURITIES PURCHASE AGREEMENT
     NOTES SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 31, 2006, by and among Global Employment Solutions, Inc., a Colorado corporation, with headquarters located at 9090 Ridgeline Boulevard, Suite 205, Littleton, Colorado 80129 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).
     WHEREAS:
     A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.
     B. Prior to the Closing (as defined below) and immediately following the consummation of the Share Exchange (as defined below), the Company will cause PubCo (as defined below) to authorize a new series of its senior secured convertible notes, which notes shall be convertible into PubCo’s common stock (the “Common Stock”) in accordance with the terms of such notes.
     C. Each Buyer wishes to purchase, and the Company wishes PubCo to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of notes, in the form attached hereto as Exhibit A (as amended or modified from time to time, collectively, the "Notes”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers shall be $30,000,000) and (ii) warrants, in the form attached hereto as Exhibit B (the “Warrants”), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”).
     D. Contemporaneously with the Closing, the Buyers and PubCo will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (as amended or modified from time to time, the “Registration Rights Agreement”), pursuant to which the Company agrees to cause PubCo to provide certain registration rights with respect to the shares of Common Stock into which the Notes are convertible (the “Conversion Shares”) and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.
     E. The Notes, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.
     F. The Notes will be (i) secured by a second priority perfected security interest in all of the assets of PubCo and the Company and in all of the shares of capital stock and all assets of all of PubCo’s and the Company’s current and future Subsidiaries (as hereinafter defined), as evidenced by the Pledge Agreement, in the form attached hereto as Exhibit D, and the Security Agreement, in the form attached hereto as Exhibit E (as amended or modified from time to time, the “Pledge Agreement” and the “Security Agreement”) in favor of Amatis Limited, a company organized under the laws of the Cayman Islands, in its capacity as Collateral Agent (as defined below) for the Buyers hereto and for the holders of the Securities, which security interest shall be senior to all other security interests therein, except those security interests securing the Senior Indebtedness (as defined in the Notes), and (ii) guaranteed by the Guaranty of all of PubCo’s and the Company’s current and future Subsidiaries, other than the Inactive Subsidiaries (as defined below), in the form attached hereto as Exhibit F (each, a “Guaranty,” and together with the Pledge Agreement and the Security Agreement, as each may amended or modified from time to time, collectively, the “Security Documents”).
     NOW, THEREFORE, the Company and each Buyer hereby agree as follows:
     1. PURCHASE AND SALE OF NOTES AND WARRANTS.
          (a) Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall cause PubCo to issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from PubCo on the Closing Date (as defined below), (x) a principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (the "Closing”).
          (b) Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on a date mutually agreed to by the Company and Buyers holding the right to purchase not less than 66-2/3% of the aggregate principal amount of the Notes, such Closing Date to be as soon as practicable following satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.
          (c) Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers. Each Buyer shall pay $1.00 for each $1.00 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing.
          (d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to PubCo for the Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s or PubCo’s written wire instructions, and (ii) the Company shall cause PubCo to deliver to each Buyer (A) the Notes (in the principal amounts as such Buyer shall request) which such Buyer is then purchasing and (B) the Warrants (in the amounts as such Buyer shall request) which such Buyer is purchasing, in each case duly executed on behalf of PubCo and registered in the name of such Buyer or its designee.

     2. BUYER’S REPRESENTATIONS AND WARRANTIES.
          Each Buyer represents and warrants with respect to only itself that:
          (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and the Warrants and (ii) upon conversion of the Notes and exercise of the Warrants will acquire the Conversion Shares and the Warrant Shares (less any Warrant Shares forfeited in a Cashless Exercise (as defined in the Warrants)), in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
          (b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
          (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
          (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
          (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
          (f) Transfer or Resale. Such Buyer understands that except as will be provided in the Registration Rights Agreement: (I) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to PubCo an opinion, in generally acceptable form, of counsel selected by the Buyer and reasonably satisfactory to PubCo, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides PubCo with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (II) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(o)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (III) none of the Company, PubCo or any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
          (g) Legends. Such Buyer understands that the certificates or other instruments representing the Notes and Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend that is required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY THE HOLDER OF THIS NOTE

IN FAVOR OF WELLS FARGO BANK, NATIONAL ASSOCIATION, ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, DATED AS OF MARCH 31, 2006.
The legend set forth above shall be removed and PubCo shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides PubCo with an opinion of counsel reasonably acceptable to PubCo, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides PubCo with reasonable assurances of the holder’s belief that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.
          (h) Validity; Enforcement. This Agreement has been, and when the other Transaction Documents (as defined below) to which such Buyer is a party are executed and delivered in accordance with the terms and conditions contemplated hereby and thereby, such documents shall have been, duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
          (i) Residency. Such Buyer is a resident of the jurisdiction specified below its address on the Schedule of Buyers.
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
          The Company represents and warrants to each of the Buyers that:
          (a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company and/or after the Closing, PubCo, directly or indirectly, owns capital stock or holds an equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. As of the Closing Date, neither PD Quick — Temps, Inc., a Pennsylvania corporation, nor Placer Staffing, Inc., a California corporation, (each an “Inactive Subsidiary”) owns or possesses any property or assets or conducts any business or operations. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents to which it is a party. The Company has no Subsidiaries except as set forth on Schedule 3(a).
          (b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Guaranty to which it is a party and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement to which the Company is a party (such documents, and together with the Notes, the Warrants, the Registration Rights Agreement, the Security Documents, the Irrevocable Transfer Agent Instructions, the Subordination Agreement (as defined in Section 7(l) below), and each of the other agreements to be entered into in connection with the transactions contemplated by this Agreement, collectively, the “Transaction Documents”). The execution and delivery of the Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
          (c) Offer of Securities. The offer by the Company of the Securities is exempt from registration under the 1933 Act.
          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries, or the bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.
          (e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents to which it is a party, in each case in accordance with the terms hereof or thereof, other than (i) the filing of appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Pledge Agreement and the Security Agreement, and (ii) the current report on Form 8-K required to be filed after Closing by PubCo pursuant to Section 4(h) of this Agreement, the Form D filing required to be made following the Closing by PubCo with the SEC and the registration statement and related state securities law filings required by the Registration Rights Agreement.
          (f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the decision of the Company and each of the Subsidiaries to enter into the Transaction Documents, as applicable, has been based solely on the independent evaluation by the Company, its Subsidiaries and their representatives.
          (g) No General Solicitation; Placement Agent’s Fees. None of the Company, any of its affiliates, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged Rodman & Renshaw, LLC as placement agent (the “Agent”) in connection with the sale of the Securities. The Company will also pay a fee of up to $810,000 to Ewing Bemiss & Co. (“Bemiss”) contemporaneously with the Closing. Other than the Agent and Bemiss, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.
          (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

          (i) Financial Statements. The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles consistently applied (“GAAP”), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice, liabilities and obligations reflected on or reserved against in the January 1, 2006 audited balance sheet prepared in accordance with GAAP delivered pursuant to Section 7(o) (the “Balance Sheet”) and as otherwise disclosed herein or in the disclosure schedules to this Agreement (the “Disclosure Schedules”), since January 2, 2006, inclusive of such date, the Company has not incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet of the Company prepared in accordance with the principles used in preparation of the Balance Sheet.
          (j) Absence of Certain Changes. Since January 1, 2006, there has been no change or development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect. Since January 1, 2006, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business, (iii) had capital expenditures, individually or in the aggregate, in excess of $500,000 or (iv) waived any material rights with respect to any Indebtedness or other rights in excess of $100,000 owed to it. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). For purposes of this Section 3(j), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3(o)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
          (k) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents or its bylaws. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
          (l) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          (m) Transactions With Affiliates. Except as set forth in Schedule 3(m) hereto, other than the issuance of restricted stock disclosed on Schedule 3(n), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.
          (n) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 10,000,000 shares of common stock, $.01 par value, 2,693,370 of which are issued and outstanding and (ii) 50,000,000 shares of preferred stock, $.01 par value, of which 7,000,000 shares have been designated as Series C Preferred Stock, 6,825,780 of which are issued and outstanding, and 30,000,000 have been designated as Series D Preferred Stock, 21,841,930.34 of which are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(n) or Schedule 3(o): (i) none of the Company’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(o)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; (ix) all the Company’s outstanding options and warrants shall be cancelled at Closing; and (x) no securities of the Company or PubCo are listed or quoted on any stock exchange or automated quotation system. Immediately after giving effect to the Merger and the Share Exchange (as such terms are defined in Section 7(p) hereof), (i) all of the Company’s issued and outstanding stock shall be owned by PubCo and (ii) all other securities issued by the Company (including, without limitation, the Series C Preferred Stock, the Series D Preferred Stock and any securities disclosed in Schedule 3(n)) shall have been exchanged for shares of PubCo’s Class A Common Stock (the “Class A Common Stock”), PubCo’s Class B Common Stock (the “Class B Common Stock”) or PubCo’s Common Stock, as applicable. The Company has furnished to the Buyer true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation”), the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and all agreements relating to securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.
          (o) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(o), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(o) provides a detailed description of the material terms of any such outstanding Indebtedness. Immediately after giving effect to the Merger and the Share Exchange (as such terms are defined in Section 7(p) hereof), neither the Company nor PubCo shall have any outstanding Indebtedness, other than the Notes, the Senior Indebtedness (as defined in the Notes) and the Permitted Indebtedness (as defined in the Notes) set forth on Schedule 3(o)(i). For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, “capital leases” in accordance with U.S. GAAP (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with U.S. GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.
          (p) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation that is material, individually or in the aggregate, before or by, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors.
          (q) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
          (r) Employee Relations.
               (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. None of Howard Brill, Dan Hollenbach, Robert Larkin, Steve Pennington or any officer in the capacity of President-Professional Staffing or any other person holding a similar office or holding an office at a similar level as the foregoing (the “Executive Officers”) have notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No Executive Officer of the Company, to the knowledge of the Company, is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Executive Officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.
               (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          (s) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except for the blanket lien securing the Senior Indebtedness (as defined in the Notes) and such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.
          (t) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks, and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.
          (u) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
          (v) Subsidiary Rights. Except as set forth in Schedule 3(v), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or each Subsidiary.
          (w) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. No liens have been filed and no claims are being asserted by or against the Company or any of its Subsidiaries with respect to any taxes (other than liens for taxes not yet due and payable). Neither the Company nor it Subsidiaries has received notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other Person on its behalf. Except as disclosed on Schedule 3(w), neither the Company nor any Subsidiary is a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. Each of the Company and its Subsidiaries has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.
          (x) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

          (y) Ranking of Guaranty. Except for the Senior Indebtedness (as defined in the Notes), no Indebtedness of the Company or any of its Subsidiaries, at the Closing, will be senior to or pari passu with the Guaranty by the Company in right of payment, whether with respect of payment or redemptions, interest, damages or upon liquidation or dissolution or otherwise, excluding (i) the obligations of the Company or its Subsidiaries under any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on such Person’s balance sheet and (ii) Indebtedness permitted by clause (v) of the definition of “Permitted Lien” set forth in the Notes.
          (z) Lien Searches. Within 6 Business Days prior to the date hereof, the Company shall have delivered or caused to be delivered to each Buyer certified copies of UCC financing statement search results listing any and all effective financing statements filed within five years prior to such date in any applicable jurisdiction that name the Company or any of their Subsidiaries as a debtor to perfect an interest in any of the assets thereof, together with copies of such financing statements, none of which financing statements, except for any financing statements filed with respect to the Senior Indebtedness and as otherwise agreed to in writing by the Buyers, shall cover any of the “Collateral” (as defined in the Security Documents), and the results of searches for any effective tax liens and judgment liens filed against any such Person or its property in any applicable jurisdiction, which results, except as otherwise agreed to in writing by the Buyers, shall not show any such effective tax liens and judgment liens.
          (aa) Required Repayments; Management Payments. Upon the payment of cash and shares of Common Stock in the amounts set forth on Schedule 3(aa)(i) (the “Required Repayments”) to the holders of the Indebtedness identified as “Subordinated Indebtedness” on Schedule 3(o), the Company shall have fulfilled any and all of its obligations to the holders of the Indebtedness identified as “Subordinated Indebtedness” on Schedule 3(o) arising from, under or with respect to the Master Investment Agreement, dated as of November 15, 2001, by and among the Company, Global Investment I, LLC and the other parties identified therein, as currently in effect (the “Master Investment Agreement”). Upon the payment of the cash and shares of Common Stock to the parties and in the amounts set forth on Schedule 3(aa)(ii) (collectively, the “Management Payments”), the Company shall have fulfilled any and all of its obligations to such parties arising from, under or with respect to (i) the Certificate of Incorporation, (ii) the Company’s Series C Preferred Stock, (iii) the Company’s Series D Preferred Stock, (iv) the Company’s Restricted Stock Plan, as currently in effect, and (v) the Master Investment Agreement, as applicable.
          (bb) Disclosure. All disclosure, oral or written, provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company, taken as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
     4. COVENANTS.
          (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          (b) Form D and Blue Sky. The Company agrees to cause PubCo to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action, or cause PubCo to take such action, as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.
          (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares and Warrant Shares and none of the Notes or Warrants is outstanding (the “Reporting Period”), the Company shall cause PubCo to use every reasonable effort to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not permit PubCo to terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.
          (d) Financial Information. (i) The Company agrees to cause PubCo to send the following to each Investor during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by PubCo, the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of PubCo or the Company generally, contemporaneously with the making available or giving thereof to the stockholders.
          (e) Until the Closing, the Company agrees to promptly deliver to each Buyer a copy of all financial statements prepared by the Company for distribution to any of the Company’s shareholders, lenders or its board of directors.
          (f) Fees. The Company and PubCo shall reimburse Amatis Limited (a Buyer) or its designee(s) for all reasonable costs and expenses (in addition to any amounts previously paid) incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be, at the sole option of Amatis Limited, after application of the $50,000 advance toward such fees and expenses paid by the Company, withheld by such Buyer from its Purchase Price at the Closing. The Company and PubCo, as applicable, shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, or cause PubCo to pay, and hold, or cause PubCo to hold, each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.
          (g) Pledge of Securities. The Company, on behalf of itself and PubCo, acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company or PubCo with any notice thereof or otherwise make any delivery to the Company or PubCo pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver, and to cause PubCo to execute and deliver, such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.
          (h) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the first Business Day following the Closing Date, the Company shall cause PubCo to file a press release (the “Press Release”) describing the material terms of the transactions contemplated by the Transaction Documents. On or before 8:30 a.m., New York Time, on the second Business Day following the Closing Date, the Company shall cause PubCo to file a Current Report on Form 8-K, describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of each of the Notes, the form of Warrant, the Registration Rights Agreement and the Security Documents) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, no Buyer shall be in possession of any material, nonpublic information received from the Company, PubCo, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release. The Company shall not, and shall cause PubCo and each of their Subsidiaries and their and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company, PubCo or any of their Subsidiaries from and after the issuance of the Press Release without the express written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, any of their Subsidiaries, or any of their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, their Subsidiaries, or any of their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, PubCo, its Subsidiaries, or any of their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, PubCo, nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that PubCo shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the holders of 66 2/3% of the outstanding principal amount of the Notes shall be consulted by PubCo in connection with and given an opportunity to review and comment on any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, neither PubCo nor the Company shall publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or Principal Market, the stock exchange or automated quotation system upon which PubCo’s shares of Common Stock are traded, including, without limitation, any and all discounted issuance rules, if applicable, without the prior written consent of such Buyer, except (i) for disclosure thereof in the 8-K Filing or Registration Statement or (ii) as required by law or Principal Market regulations, the regulations of the stock exchange or automatic quotation system upon which PubCo’s shares of Common Stock are then traded or any order of any court or other governmental agency, in which case PubCo shall provide such Buyer with prior notice of such disclosure and the opportunity to review and comment on such disclosure.
          (i) Special Dividend; Restriction on Redemption and Other Cash Dividends. Immediately after giving effect to the Merger and the Share Exchange (as such terms are defined in Section 7(p) hereof), PubCo shall declare and pay an aggregate cash dividend of not more than $25.58528 per share on its outstanding Class A Common Stock (the “Class A Dividend”) and an aggregate cash dividend of not more than $3.21374 per share on its outstanding Class B Common Stock (the “Class B Dividend,” and collectively with the Class A Dividend, the “Special Dividend”). Immediately following the payment of the Special Dividend, each share of Class A Common Stock and each share of Class B Common Stock shall, automatically and without further action by the Company, PubCo or any other party, convert into one share of Common Stock (such conversions, the “Required Conversions”). So long as any Notes are outstanding, the Company shall cause PubCo not to, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than 66-2/3% of the aggregate principal amount of the then outstanding Notes; provided that the foregoing shall not prohibit the payment of the Special Dividend as contemplated hereby.
          (j) Additional Notes; Variable Securities; Dilutive Issuances. For so long as any Buyer beneficially owns any Securities, the Company shall cause PubCo not to issue any Notes other than to the Buyers as contemplated hereby and the Company shall cause PubCo not to issue any other securities that would cause a breach or default under the Notes. For so long as any Notes or Warrants remain outstanding, the Company shall cause PubCo not to, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. For so long as any Notes or Warrants remain outstanding, the Company shall cause PubCo not to, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause PubCo to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which PubCo may issue upon conversion of the Notes and exercise of the Warrants without breaching PubCo’s obligations under the rules or regulations of the National Association of Securities Dealers, Inc.’s OTC Bulletin Board (the “Principal Market”) or the stock exchange or automated quotation system upon which PubCo’s shares of Common Stock are traded, including, without limitation, any and all discounted issuance rules, if applicable.
          (k) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall cause PubCo not to be party to any Fundamental Transaction (as defined in the Notes) unless PubCo is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.
          (l) Reservation of Shares. The Company shall cause PubCo to take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing Date, 130% of the number of shares of Common Stock issuable upon conversion of all of the Notes and upon exercise of the Warrants.
          (m) Conduct of Business. The business of PubCo, the Company and their Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.
          (n) Additional Issuances of Securities.
               (i) For purposes of this Section 4(n), the following definitions shall apply.
          (A) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.
          (B) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
          (C) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.
               (ii) From the date hereof until the date that is 180 Trading Days (as defined in the Notes) following the Effective Date (as defined in the Registration Rights Agreement), as such date may be extended by one Trading Day for each Trading Day following the Effective Date on which the Equity Conditions (as defined in the Notes) are not satisfied (the “Trigger Date”), neither PubCo nor the Company will, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) without the prior written approval of the holders of 66-2/3% of the aggregate principal amount of the Notes.
               (iii) From the Trigger Date until the two year anniversary of the Closing Date, the Company shall cause PubCo not to, directly or indirectly, effect any Subsequent Placement unless PubCo shall have first complied with this Section 4(n)(iii).
          (A) PubCo shall deliver to each Buyer a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers a pro rata portion of 50% of the Offered Securities (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).
          (B) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to PubCo prior to the end of the 10th Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by PubCo to the extent its deems reasonably necessary, which process shall be repeated until the Buyers shall have had the opportunity to subscribe for any remaining Undersubscription Amount.
          (C) PubCo shall have 10 Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to PubCo than those set forth in the Offer Notice.

          (D) In the event PubCo shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(n)(iii) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(n)(iii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities PubCo actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(n)(iii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, PubCo may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(n)(iii) above.
          (E) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from PubCo, and PubCo shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(n)(iii) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by PubCo and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.
          (F) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(n)(iii) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.
               (iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(n) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Notes) or any bona fide firm commitment underwritten public offering with a nationally recognized underwriter pursuant to an effective registration statement under the 1933 Act that generates net proceeds to the Company or PubCo, as applicable, of at least $30 million (other than an “at the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”).
          (o) Integration. None of PubCo, the Company, their Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in Section 3(h) that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.
          (p) Appointment of Collateral Agent. Amatis Limited (the “Collateral Agent”) is hereby appointed as the collateral agent for the Buyers hereunder, and each Buyer hereby authorizes the Collateral Agent (and its officers, directors, employees and agents) to take any and all such actions on behalf of the Buyers with respect to the Collateral (as defined in the Security Documents) and the Obligations in accordance with the terms of this Agreement. The Collateral Agent shall not have, by reason hereof or any of the other Transaction Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its

officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Indemnitee of the duties and obligations of Collateral Agent pursuant hereto.
          (q) Holding Period. For the purposes of Rule 144, the Company acknowledges, on behalf of itself and PubCo, based on current securities laws, that the holding period of the Conversion Shares may be tacked onto the holding period of the Notes and the holding period of the Warrant Shares may be tacked onto the holding period of the Warrants (in the case of Cashless Exercise (as defined in the Warrants)) and the Company, on behalf of itself and PubCo, agrees not to take a position contrary to this Section 4(q).
          (r) OTC Bulletin Board. The Company shall cause PubCo to use best efforts and to cooperate in Rodman & Renshaw, LLC’s application to cause the Common Stock to become designated for quotation on the Principal Market as soon as practicable following the Closing Date and thereafter to comply with the rules of the Principal Market. If the Common Stock is not designated for quotation on the Principal Market by the 10th Business Day after the earlier to occur of the Effective Date (as defined in the Registration Rights Agreement) or the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) (such date, the “OTC Deadline”), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Investor (as such term is defined in the Registration Rights Agreement) an amount in cash equal to (i) 1.0% of the aggregate Purchase Price of such Investor’s Notes on the day of the OTC Deadline and (ii) 2.0% of the aggregate Purchase Price of such Buyer’s Notes on every 30th day after the day of the OTC Deadline (prorated for periods totaling less than 30 days) until the Common Stock is designated for quotation on the Principal Market. The payments to which an Investor shall be entitled pursuant to this Section 4(r) are referred to herein as “OTC Delay Payments”. OTC Delay Payments shall be paid on the earlier of (x) the dates set forth above and (y) the third Business Day after the first day that the Common Stock is designated for quotation on the Principal Market. In the event the Company fails to make OTC Delay Payments in a timely manner, such OTC Delay Payments shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Notwithstanding anything herein or in the Registration Rights Agreement to the contrary, (i) no OTC Delay Payments shall be due and payable with respect to the Warrants or the Warrant Shares and (ii) in no event shall the aggregate amount of OTC Delay Payments payable to any Investor, together with any Registration Delay Payments (as defined in the Registration Rights Agreement) payable to such Investor, in each case that are outside of the control of the Company or PubCo, exceed, in the aggregate, 10% of the aggregate Purchase Price of such Investor’s Notes.
          (s) Guaranty. On or prior to the Closing, the Company and each Subsidiary shall execute a Guaranty in the form attached hereto as Exhibit F (a “Guaranty”) and shall execute and deliver the Pledge Agreement and the Security Agreement, in the form attached hereto as Exhibit D and Exhibit E, respectively. In addition, if PubCo, the Company or any other Grantor (as defined in the Pledge Agreement and the Security Agreement) shall hereafter own, create or acquire any other Subsidiary that is not a Grantor hereunder or a party to a Guaranty, then the Company, PubCo or such other Grantor shall promptly notify the Collateral Agent thereof and PubCo, the Company or such other such Grantor shall cause such Subsidiary to become a party to a Guaranty and a party to the Pledge Agreement and the Security Agreement and to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonably acceptable to the Collateral Agent or as the Collateral Agent shall reasonably request with respect thereto.
          (t) Required Repayments; Management Payments. Contemporaneously with the Closing, the Company or its agent shall make the Required Repayments and the Management Payments; provided, however, (i) that prior to making any Required Repayment, the Company shall have received from the holders of the Indebtedness identified as “Subordinated Indebtedness” on Schedule 3(o) a written statement acknowledging that upon payment by the Company of the Required Repayments, all of such Indebtedness shall be satisfied and cancelled; and (ii) that prior to making any Management Payment, the Company or its agent shall have received a letter of transmittal from each intended recipient of such Management Payment acknowledging that such Management Payment satisfies all of the Company’s obligations to such recipient under (A) the Certificate of Incorporation, (B) the Company’s Series C Preferred Stock, (C) the Company’s Series D Preferred Stock, (D) the Company’s Restricted Stock Plan, as in effect on the date hereof, and (E) the Master Investment Agreement, and, in each case, releasing the Company from any and all further obligations arising from, under or with respect thereto.
          (u) As soon as practicable after Closing, but in no event later than 10 days after the Closing, the Company shall cause PubCo and its Subsidiaries, as applicable, to deliver to the Collateral Agent duly executed assignments for security with respect to all of the Intellectual Property owned by PubCo and its Subsidiaries.
          (v) As soon as practicable, but in no event later than May 31, 2006, the Company shall deliver to the Collateral Agent evidence satisfactory to the Collateral Agent in its sole discretion that UCC-1 Financing Statement No. 2006011902869, filed in the Pennsylvania Secretary of State’s Office on January 19, 2006, naming Main Line Personnel Service, Inc., as debtor, and General Electric Capital Corporation, as secured party, has been terminated.
     5. REGISTER; TRANSFER AGENT INSTRUCTIONS.
          (a) Register. The Company shall cause PubCo to maintain at its principal executive offices (or such other office or agency of PubCo as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants, in which PubCo shall record the name and address of the Person in whose name the Notes and the Warrants and have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall cause PubCo to keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

          (b) Transfer Agent Instructions. The Company shall cause PubCo to issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, which legend removal instructions shall be consistent with Section 2(g) hereof and shall instruct such transfer agent to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued at the Closing or upon conversion of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to PubCo upon conversion of the Notes or exercise of the Warrants in the form of Exhibit G attached hereto (the “Irrevocable Transfer Agent Instructions”). If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f) hereof, the Company shall cause PubCo to permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. The Company acknowledges, on behalf of itself and PubCo, that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges, on behalf of itself and PubCo, that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company or PubCo of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
     6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
          The obligation of the Company and PubCo hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s and PubCo’s benefit and may be waived by the Company or PubCo at any time in their discretion by providing each Buyer with prior written notice thereof:
          (a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
          (b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of Amatis Limited, the amounts withheld pursuant to Section 4(f) of this Agreement) for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
          (c) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

     7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.
          The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company or PubCo with prior written notice thereof:
          (a) Each of the Company, PubCo and each of their Subsidiaries, to the extent each is a party thereto, shall have executed and delivered to such Buyer (i) each of the Transaction Documents, (ii) the Notes (in such principal amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement and (iii) the Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.
          (b) PubCo shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit G attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.
          (c) Such Buyer shall have received the opinion of Brownstein Hyatt & Farber, P.C. (“BHF”), PubCo’s and the Company’s outside counsel, dated as of the Closing Date, in the form of Exhibit H attached hereto.
          (d) The Company and PubCo shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company, PubCo and each of their Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.
          (e) The Company and PubCo shall have delivered to such Buyer a certificate evidencing the Company’s and PubCo’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and PubCo, conducts business, as of a date within 10 days of the Closing Date.
          (f) PubCo shall have filed the Certificate of Designations, Preferences and Rights of PubCo’s Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware and such Certificate of Designation shall continue to be in full force and effect as of the Closing Date. The Company and PubCo shall have delivered to such Buyer a certified copy of the Certificate of Incorporation and the certificate of incorporation of PubCo, as amended by the Certificate of Designation, as certified by the Secretary of State of the State of Colorado and Delaware, respectively, within 10 days of the Closing Date.
          (g) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) hereof as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit I.

          (h) The representations and warranties of the Company shall be true and correct, and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to the other matters set forth in the form attached hereto as Exhibit J.
          (i) PubCo shall have delivered to such Buyer a letter from PubCo’s transfer agent certifying the number of shares of Common Stock outstanding as of the Closing Date before giving effect to the transactions contemplated hereby.
          (j) The Company and PubCo shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.
          (k) The Company shall have (i) received pay-off letters (as provided in Section 4(t) hereof and in the form attached hereto as Exhibit S), from each holder of the Indebtedness identified as “Subordinated Indebtedness” on Schedule 3(o) (the “Subordinated Indebtedness”) providing for the satisfaction and cancellation of such Indebtedness upon the payment by the Company of the Required Repayments, (ii) satisfied the Company’s obligations under a management bonus pool plan of the Company (the “Restricted Stock Plan”) by making the Management Payments, and the Company’s obligations under the Series C Preferred Stock and the Series D Preferred Stock upon the payment of the cash and shares of Common Stock to the persons and in the amounts set forth on Schedule 3(aa)(ii) and (iii) paid in full and retired all other Indebtedness of the Company and PubCo (other than the Permitted Indebtedness and the Senior Indebtedness).
          (l) The Company, Wells Fargo Bank National Association (with its participants, successors and assigns (“WFB”), acting through its Wells Fargo Business Credit operating division, the Company and certain of the Company’s Subsidiaries party to the Credit Facility (as defined in the Notes) shall have entered into amendments to the documents related to the Senior Indebtedness (as defined in the Notes) on the terms set forth on Exhibit K, and WFB, the Company, PubCo and each Buyer shall have entered into and delivered the Subordination Agreement in the form of Exhibit L (the “Subordination Agreement”).
          (m) Within 6 Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer certified copies of UCC financing statement search results listing any and all effective financing statements filed within five years prior to such date in any applicable jurisdiction that name the Company, PubCo or any of their Subsidiaries as a debtor to perfect an interest in any of the assets thereof, together with copies of such financing statements, none of which financing statements, except for any financing statements filed with respect to the Senior Indebtedness and as otherwise agreed to in writing by the Buyers, shall cover any of the Collateral (as defined in the Security Documents), and the results of searches for any effective tax liens and judgment liens filed against any such Person or its property in any applicable jurisdiction, which results, except as otherwise agreed to in writing by the Buyers, shall not show any such effective tax liens and judgment liens.

          (n) The Company and each Subsidiary shall have delivered or caused to be delivered to such Buyer a Guaranty in the form attached hereto as Exhibit F duly and validly executed and delivered by the Company.
          (o) Not less than 90% of the Company’s equity shall be acquired in a manner and for consideration described in the Share Purchase Agreement attached as Exhibit M hereto (the “Share Purchase”) by Global Employment Holdings, Inc., a Delaware corporation (hereinafter referred to as “PubCo”), which entity shall be incorporated and in good standing in the State of Delaware, and the terms of which shall otherwise be satisfactory to Amatis Limited in its sole discretion.
          (p) The Company or PubCo shall have filed a Certificate of Merger with the Colorado Secretary of State pursuant to Section 7-111-104 of the Colorado Business Corporations Act whereby a wholly-owned subsidiary of PubCo will be merged with and into the Company (the “Merger”), pursuant to which each share of the remaining equity securities of the Company not acquired by PubCo in the Share Purchase will be converted into the same number of shares of Common Stock as in the Share Purchase (the “Share Exchange”), and after giving effect to the Merger, the Required Repayments and the Management Payments, the shareholders of the Company, management and the holders of the Subordinated Indebtedness immediately prior to the Share Purchase, the Merger, the Required Repayments and the Management Payments will own, on a fully-diluted basis following completion of the Share Purchase, the Merger, the Required Repayments and the Management Payments but before giving effect to the Junior Financing (as defined in Section 7(v)), not less than 97% of PubCo’s common equity.
          (q) The Company shall have delivered to each Buyer audited financial statements of the Company prepared in accordance with GAAP for the periods ended December 28, 2003, January 2, 2005 and January 1, 2006, audited by Mayer Hoffman McCann P.C. or another auditing firm of regionally recognized standing acceptable to Amatis Limited in its sole discretion, which financial statements (i) shall contain an opinion of such auditor prepared in accordance with generally accepted auditing standards (which opinion shall be without (x) a “going concern” or like qualification or exception, (y) any qualification or exception as to the scope of such audit, or (z) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 14(e) (financial covenants) of the Notes), (ii) shall fulfill the financial statement requirements for inclusion in both the Current Report on Form 8-K and registration statement on Form S-1 that PubCo will be obligated to file following the Closing, (iii) shall be materially in conformity with the financial statements of the Company (audited by Grant Thornton) for the periods ended December 28, 2003 and January 2, 2005 previously provided to the Buyers (other than any non-material change in the balance of the accrued liability related to the worker’s compensation insurance program in place prior to August 2002, as more fully explained in Notes A and N to the 2004 annual report (the “Worker’s Compensation Adjustment”)), and (iv) shall reflect earnings before interest, taxes, depreciation and amortization (EBITDA) (after adjustment for (A) the Worker’s Compensation Adjustment, (B) the annual management fee to KRG Capital Partners, LLC, (C) charges related to employee terminations in the first quarter of 2005, (D) fees and expenses related to the Share Purchase, the Required Repayments, the Management Payments and the transactions contemplated hereby and (E) accounting treatment of the Share

Purchase, the Merger, the Required Repayments, the Management Payments and the transactions contemplated hereby with respect to outstanding management equity plan shares and preferred shares of the Company prior to giving effect to the transactions contemplated hereby)) for the fiscal year ended January 1, 2006 of at least $10,500,000.
          (r) Assuming the payment of the Special Dividend, the Required Repayments and the Management Payments, PubCo’s capitalization and contingent liabilities shall be substantially identical to that set forth on Exhibit N hereto, after giving effect to the Share Purchase, the Required Repayments, the Merger, the Special Dividends, the Management Payments, the increase in Senior Indebtedness as contemplated in Exhibit K attached hereto and the Junior Financing (as defined below), and Mayer Hoffman McCann P.C. (or the other auditing firm referred to in clause (q) above) shall have delivered to such Buyer a statement that such firm has reviewed the pro forma capitalization and contingent liabilities, such statement to be in substantially similar form to a customary comfort letter issued to an underwriter in connection with a registration statement on Form S-1.
          (s) Each Executive Officer and officer of PubCo who assumes the duties of any such Executive Officer after the date hereof shall have entered into non-competition and non-solicitation agreements with the Company and PubCo in the form of Exhibit O and in substance satisfactory to Amatis Limited in its sole discretion, together with agreements between each such member of management and PubCo providing that (i) PubCo shall not grant demand or piggyback registration rights to any such individual or otherwise agree to register any securities held by any such individual for resale, for a period of one year, and (ii) no such individual shall sell any securities of PubCo owned of record or beneficially by such individual for one year from Closing and no such individual shall sell more than one-third of his or her securities owned of record or beneficially at the Closing for a period of within two years from the Closing Date.
          (t) There shall not have developed, occurred, or come into effect or existence after the date hereof any change, or any development involving a prospective change, in or affecting the position of the Company or PubCo, financial or otherwise, that has had, or would be expected to have, a Material Adverse Effect on the Company’s or PubCo’s general affairs, management, financial condition, shareholders’ equity, results of operations or prospects, as determined by Amatis Limited in its sole discretion.
          (u) There shall not have developed, occurred or come into effect or existence (A) any suspension or material limitation in trading in securities generally or of PubCo’s shares, (B) a moratorium on commercial banking activities by either federal or New York State authorities, or (C) any event, action, state, condition or major financial occurrence of national or international consequence, including any outbreak or escalation or hostilities, acts of terrorism, war, national or international emergency, calamity or crisis or like event, or any governmental action, law, regulation, inquiry or other occurrence of any nature which, in the case of any event specified in this clause (C), in the sole opinion of Amatis Limited, materially adversely affects or may materially affect the financial markets or the business, operations, affairs or prospects of the Company or PubCo.

          (v) The Company shall have, concurrently with the Closing, consummated the transactions contemplated by the purchase agreements attached hereto as Exhibit P and Exhibit Q securing financing of at least $12.75 million of preferred stock (the “Preferred Equity”) and at least $4.25 million of Common Stock (the “Common Equity”), respectively (collectively the “Junior Financing”), provided, however, the Junior Financing may be reduced to not less than $14.0 million provided that every dollar of reduction of the Junior Financing shall result in an additional dollar of equity from the current shareholders of the Company being rolled over into equity of PubCo, and provided, further, that any such reduction in the Junior Financing shall be made pro rata between the Preferred Equity and the Common Equity.
          (w) The Company shall have, concurrently with the Closing, paid in full and retired all Indebtedness of the Company and PubCo (other than the Permitted Indebtedness and the Senior Indebtedness set forth on Schedule 3(o).
          (x) PubCo shall have executed and delivered a joinder agreement to this Agreement, in the form of Exhibit R, dated as of the Closing Date (the “Joinder Agreement”), to the effect that upon the Closing (i) each of the representations and warranties made by the Company set forth in Section 3 hereof, mutatis mutundis, shall be true and correct as if each reference to the Company in such representations and warranties was a reference to PubCo, (ii) PubCo assumes all covenants and obligations of PubCo set forth herein and (iii) PubCo assumes all covenants and obligations of the Company set forth herein (including, without limitation, all indemnification obligations) as if each obligation of the Company and each reference thereto contained elsewhere herein was an obligation of and a reference to PubCo.
          (y) Such Buyer shall have been satisfied, in its sole discretion, as to its due diligence investigation of PubCo, including, without limitation, the audited annual financial statements of PubCo.
          (z) All equity securities and derivative securities convertible or exercisable into equity securities of PubCo or the Company, shall have been, concurrently with the Closing, cancelled or terminated.
          (aa) The Company shall have delivered to such Buyer such other customary documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.
     8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before March 31, 2006 due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and a nonbreaching party’s failure to waive such unsatisfied condition(s)), any such nonbreaching party shall have the option to terminate Sections 1, 5, 6 and 7 of this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party, except as set forth below; provided, however, if the foregoing Sections of this Agreement are terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the amounts described in Section 4(f) above. Notwithstanding the foregoing, if at any time prior to December 28, 2006, (i) the Company closes any transaction or series of transactions, other than the transactions contemplated hereby, which has the effect of recapitalizing the Company, either by paying down existing senior lenders or by refinancing other than a refinancing of the existing Indebtedness with Wells Fargo Business Credit or subsequent refinancing of same (provided that in no event shall such Indebtedness be increased or be on materially different terms) or involves any Subsequent Placement or (ii) the Company receives an offer for any of the foregoing and within twelve months thereof, pursues such transaction or series of transactions as within such twelve month period then, the Company shall promptly pay to Amatis Limited $150,000 (the “Break-up Fee”) in addition to any costs and expenses that the Company will be obligated to pay hereunder; provided, that (A) if the parties fail to reach mutually acceptable terms to consummate the transactions contemplated hereby or (B) if the transactions contemplated hereby are not consummated due to the failure of the Buyers to fulfill their obligations under this Agreement, the Company shall not be obligated to pay the Break-up Fee.
     9. MISCELLANEOUS.
          (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
          (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least 66-2/3% of the aggregate principal amount of Notes to be issued hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes, or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.
          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Global Employment Solutions, Inc.
9090 Ridgeline Boulevard, Suite 205
Littleton, Colorado 80129
Telephone: (303) 216-9500
Facsimile: (303) 216-9533
Attention: Chief Executive Officer
Copy to:
Brownstein Hyatt & Farber, P.C.
410 17th Street

Denver, CO 80202
Telephone:      (303) 223-1160
Facsimile:      (303) 223-1111
Attention:      Jeff Knetsch
          If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,
Copy (for informational purposes only) to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:      (212) 756-2000
Facsimile:      (212) 593-5955
Attention:      Eleazer N. Klein, Esq.
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least 66 2/3% of the aggregate principal amount of Notes issued hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.
          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except to the extent set forth in Section 9(k) below.
          (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5, 8 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          (k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company, on behalf of itself and PubCo, shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or PubCo in any Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company or PubCo contained in any Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or PubCo) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(h) hereof, or (iv) the status of such Buyer or holder of the Securities as an investor in the Company or PubCo pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.
          (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
          (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes, on behalf of itself and PubCo, that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
          (n) Payment Set Aside. To the extent that the Company or PubCo makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          (o) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated by this Agreement and the Transaction Documents with the advice of its own counsel and advisors, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Buyer, and that it is not acting in concert with any other Buyer in making its purchase of Securities hereunder or in monitoring its investment in PubCo. The Buyers and, to its knowledge, the Company agree that no action taken by any Buyer pursuant hereto or to the other Transaction Documents, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Buyers are in any way acting in concert or would deem such Buyers to be members of a “group” for purposes of Section 13(d) of the 1934 Act. The Buyers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of PubCo. The Company has elected to provide all Buyers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Buyers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Buyers are in any way acting in concert or as a “group” for purposes of Section 13(d) of the 1934 Act with respect to the Transaction Documents or the transactions contemplated hereby or thereby. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.
[Signature Page Follows]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

GLOBAL EMPLOYMENT SOLUTIONS, INC.

By:	/s/ Howard Brill

Name: Howard Brill
Title: President and Chief Executive Officer
[Signature Page to Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

AMATIS LIMITED
	By:	Amaranth Advisors, L.L.C.,
Its Trading Advisor

By:	/s/ Karl J. Wachter SVC

	Name:	Karl J. Wachter
	Title:	Authorized Signatory
[Signature Page to Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

OTHER BUYERS:

RADCLIFFE SPC, LTD.
for and on behalf of the Class A Convertible
Crossover Segregated Portfolio

By:	RG Capital Management, L.P.
By: RGC Management Company, LLC

	By:	/s/ GERALD F. STAHLECKER

	Name:	Gerald F. Stahlecker
	Title:	Managing Director
[Signature Page to Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

MAGNETAR CAPITAL MASTER
FUND, LTD

By: Magnetar Financial LLC
Its: Investment Manager

By:	/s/ PAUL SMITH

Name: Paul Smith
Title: General Counsel
It is expressly understood and agreed that any closing condition requiring the execution and delivery of any agreement containing a “lock-up” (including, without limitation, as set forth in Section 7(s)) shall not be applicable to the purchase by, or for the benefit of, Magnetar Capital Master Fund, Ltd. notwithstanding anything contained in this Agreement or in any such agreement.
It is expressly understood and agreed that the purchase by Magnetar Capital Master Fund, Ltd. ("Magnetar") under this Agreement is subject to the Security Documents and the interests being granted therein only being for Magnetar’s benefit to the extent of Magnetar’s interest in Magnetar’s Note itself and not in any way with respect to any obligations of the Company with respect to any other security of the Company (including, without limitation, the Common Stock, the Warrants or the Warrant Shares or under the Registration Rights Agreement) or to the extent that any of the foregoing may give rise obligations under Magnetar’s Note itself.
[Signature Page to Notes Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

By:	/s/ JONATHAN WOOD

	Name: Title:	Whitebox Intermarket Partners LP Whitebox Intermarket Advisors LLC Whitebox Advisors LLC Jonathan Wood, Chief Financial Officer/Director

Whitebox Convertible Arbitrage Partners LP Whitebox Convertible Arbitrage Advisors LLC Whitebox Advisors LLC Jonathan Wood, Chief Financial Officer/Director

Guggenheim Portfolio Company XXXI, LLC Guggenheim Advisors, LLC Whitebox Advisors LLC Jonathan Wood, Chief Financial Officer

Pandora Select Partners LP Pandora Select Advisors LLC Jonathan Wood, Chief Financial Officer/Director
[Signature Page to Notes Securities Purchase Agreement]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: Context Convertible Arbitrage Fund, LP
By:	/s/ William D. Fertig
	Name:	William D. Fertig
	Title:	CIO & Co-Chairman Context Capital Management LLC General Partner

BUYERS: Context Convertible Arbitrage Offshore, Ltd
By:	/s/ William D. Fertig
	Name:	William D. Fertig
	Title:	CIO & Co-Chairman Context Capital Management LLC Investment Adviser

BUYERS: Context Opportunistic Master Fund, LP
By:	/s/ William D. Fertig
	Name:	William D. Fertig
	Title:	CIO & Co-Chairman Context Capital Management LLC Investment Adviser

[Signature Page to Notes Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Aggregate
Principal
	Address and	Amount of	Number of	Convertible Debt	Legal Representative’s Address
Buyer	Facsimile Number	Notes	Warrant Shares	Purchase Price	and Facsimile Number

Amatis Limited	c/o Amaranth Advisors L.L.C.				Schulte Roth & Zabel LLP
	One American Lane				919 Third Avenue
	Greenwich, CT 06831				New York, New York 10022
	Attention: General Counsel				Attention: Eleazer Klein,
	Facsimile: (203) 422-3540				Esq.
	Telephone: (203) 422-3340				Facsimile: (212) 593-5955
	Residence: Cayman Islands	$18,170,000.00	290,720.00	$18,170,000.00	Telephone: (212) 756-2376
Radcliffe SPC, Ltd.	c/o RG Capital Management, L.P.
for and on behalf	3 Bala Plaza - East, Suite 501
of Class A	Bala Cynwyd, PA 19004
Convertible	Attention: Gerald Stahlecker				Drinker Biddle & Reath LLP
Crossover	Facsimile: (610) 617-5900				One Logan Square
Segregated	Telephone: (610) 617-0570				Philadelphia, PA 19103-6996
Portfolio	Residence: Cayman Islands	$2,500,000.00	40,000.00	$2,500,000.00	Facsimile: (215) 988-2757
Magnetar Capital	1603 Orrington Ave., #1300
Master Fund, Ltd.	Evanston, IL 60201
	Telephone: (847) 905-4707	$1,000,000.00	16,000.00	$1,000,000.00

(1)	(2)	(3)	(4)	(5)	(6)
		Aggregate
		Principal
	Address and	Amount of	Number of	Convertible Debt	Legal Representative’s Address
Buyer	Facsimile Number	Notes	Warrant Shares	Purchase Price	and Facsimile Number
Whitebox	3033 Excelsior Blvd., #300
Convertible	Minneapolis, MN 55416
Arbitrage Partners, LP	Telephone: (612) 253-6028	$3,620,000.00	57,920.00	$3,620,000.00
Guggenheim	3033 Excelsior Blvd., #300
Portfolio XXXI, LLC	Minneapolis, MN 55416
	Telephone: (612) 253-6028	$260,000.00	4,160.00	$260,000.00
Pandora Select	3033 Excelsior Blvd., #300
Partners, LP	Minneapolis, MN 55416
	Telephone: (612) 253-6028	$560,000.00	8,960.00	$560,000.00
Whitebox	3033 Excelsior Blvd., #300
Intermarket	Minneapolis, MN 55416
Partners, LP	Telephone: (612) 253-6028	$560,000.00	8,960.00	$560,000.00
Context Convertible	289 Greenwich Avenue, 4th Floor
Arbitrage Fund, LP	Greenwich CT 06830
	Telephone: (203) 422-0197	$550,000.00	8,800.00	$550,000.00

(1)	(2)	(3)	(4)	(5)	(6)
		Aggregate
		Principal
	Address and	Amount of	Number of	Convertible Debt	Legal Representative’s Address
Buyer	Facsimile Number	Notes	Warrant Shares	Purchase Price	and Facsimile Number
Context Convertible	289 Greenwich Avenue, 4th Floor
Arbitrage Offshore,	Greenwich CT 06830
Ltd.	Telephone: (203) 422-0197	$2,114,000.00	33,824.00	$2,114,000.00
Context	289 Greenwich Avenue, 4th Floor
Opportunistic	Greenwich CT 06830

Master Fund, L.P.	Telephone: (203) 422-0197	$666,000.00	10,656.00	$666,000.00

DISCLOSURE SCHEDULE
Global Employment Solutions, Inc. (the “Company”) delivers these schedules (the “Schedules”) in connection with the following agreements:
•	Notes Securities Purchase Agreement, dated as of March 31, 2006, by and among the Company and various buyers (the “Notes SPA”)

•	Preferred Stock Securities Purchase Agreement, dated as of March 31, 2006, by and among the Company and various buyers (the “Preferred SPA”)

•	Common Stock Securities Purchase Agreement, dated as of March 31, 2006, by and among the Company and various buyers (the “Common SPA”)
The Notes SPA, the Preferred SPA and the Common SPA are collectively referred to as the “Agreements.” These Schedules are an integral part of the Agreements, are incorporated therein by reference and are not intended to be an independent document. Disclosure of any item herein shall not constitute an admission that such item is required to be disclosed, and the information contained herein is disclosed solely for the purposes of the Agreements. Nothing contained herein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including, without limitation, any violation of law or breach of agreement. The schedule numbers in these Schedules correspond to the section numbers in the Agreements. References to any document do not purport to be complete and are qualified in their entirety by the document itself. Capitalized terms used but not defined herein shall have the same meanings given them in the Agreements.

Schedule 3(a)
Subsidiaries
     The table below sets forth all subsidiaries of Global Employment Holdings, Inc. and the state or other jurisdiction of incorporation or organization of each subsidiary.

State of
Subsidiary	Incorporation
Global Merger Corp(1)	CO
Global Employment Solutions, Inc.(2)	CO
Excell Personnel Services, Inc.(3)	IL
PD Quick Temps Inc.(4) (inactive)	PA
Friendly Advanced Software Technology, Inc.(3)	NY
Main Line Personnel Service, Inc.(3)	PA
Southeastern Personnel Management, Inc.(3)	FL
Southeastern Staffing, Inc.(3)	FL
Bay HR, Inc.(5)	FL
Placer Staffing, Inc.(5) (inactive)	CA
Southeastern Georgia HR, Inc.(5)	GA
Southeastern Staffing II, Inc.(5)	FL
Southeastern Staffing III, Inc.(5)	FL
Southeastern Staffing IV, Inc.(5)	FL
Southeastern Staffing V, Inc.(5)	FL
Southeastern Staffing VI, Inc.(5)	FL
Temporary Placement Service, Inc.(3)	GA

(1)	Wholly-owned subsidiary of Global Employment Holdings, Inc.

(2)	Majority-owned subsidiary of Global Merger Corp

(3)	Wholly-owned subsidiary of Global Employment Solutions, Inc.

(4)	Wholly-owned subsidiary of Excell Personnel Services, Inc.

(5)	Wholly-owned subsidiary of Southeastern Staffing, Inc.

Schedule 3(m)
Transactions with Affiliates
The Company leases office space in Dalton, Georgia from MPS Partnership in which Stephen Pennington, one of its executive officers, is a partner. For the fiscal years ended 2005, 2004 and 2003, the Company paid rent to MPS Partnership in the amounts of approximately $74,000, $74,250 and $59,900, respectively. The Company expects to continue renting office space from Mr. Pennington for the foreseeable future.
The Company is party to a management consulting agreement with KRG Colorado, LLC (“KRG”), a company controlled by some of the Company’s shareholders. The agreement will be terminated upon the closing of the transaction contemplated by the Agreements. Under the agreement, the Company receives management, advisory and corporate structure services from KRG for an annual fee. KRG is eligible for a bonus fee, based on performance thresholds, for each fiscal year, and fees related to acquisitions and divestitures. On November 15, 2001, KRG agreed to waive and forgive amounts accrued as of that date. During the fiscal years ended January 1, 2006 and January 2, 2005, the Company paid $180,000 and $90,000, respectively, in consulting fees, and such amounts were included in operating expenses in the statements of income. The Company did not pay KRG under the agreement during the fiscal year ended December 28, 2003.
The Company will cause PubCo to issue KRG 50,000 shares of PubCo common stock, valued at $5 per share, upon the consummation of the transaction contemplated by the Agreements in consideration for financial advisory services rendered by KRG during the transaction.
In 2001, KRG, advanced working capital funds to the Company in the approximate principal amount of $1,500,000 in exchange for a promissory note. These advances are non-interest bearing and were to mature on February 5, 2005, or share in distributable proceeds from a sale of the Company along with other holders of the Company’s subordinated debt. On February 25, 2005, the maturity date of these notes was extended to February 28, 2007. The Company will retire the debt on the closing of the transaction contemplated by the Agreements through a payment partly in cash, partly in PubCo common stock.
In 2001, as part of a recapitalization, certain of the management and debt and equity holders of the Company formed a limited liability company named Global Investment I, LLC (the “LLC”) for the purpose of purchasing at a discount certain senior debt of the Company. The Company then issued its Series C preferred stock to the LLC to retire the senior debt and related accrued interest. It is expected that the LLC will participate in the Recapitalization and thereby exchange its shares of the Company’s Series C preferred stock for PubCo Common Stock. Furthermore, it is expected that the LLC will dissolve and distribute to its members all its assets, including any PubCo Common Stock held, shortly after the Closing.

Schedule 3(n)
Outstanding Securities
542,166 warrants are exercisable into 542,166 shares of common stock at $.01 per share, at any time prior to the earlier of March 13, 2008 or six years after the Company’s senior subordinated notes are paid in full. The warrants provide the holders the right to require the Company to redeem them for fair value at any time after July 29, 2003. Pursuant to Section 5.1(d) of the Share Purchase Agreement, dated March 31, 2006, among GES, PubCo and GES shareholders signatory thereto, the warrants are forfeited to GES and cancelled, without any further action required, in consideration of the warrant holders’ receiving PubCo Common Stock and the Special Dividend upon consummation of the transaction contemplated by the Agreements.
2,000,000 shares of GES common stock are issued under the Company’s Restricted Stock Plan; all of these shares will be repurchased for the amount set forth on Schedule 3(aa)(ii) to the Notes SPA and Schedule 3(y)(ii) to the Preferred SPA and the Common SPA.

Schedule 3(o)
Indebtedness and Other Contracts
Senior Indebtedness
Effective in March 2002 and as subsequently amended in June 2003, August 2004, January 2005 and May 2005, the Company and its subsidiaries executed a Credit and Security Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) for revolving credit borrowings and letters of credit collateralized by the Company’s accounts receivable. Maximum available borrowings of up to $10.0 million ($7.5 million prior to August 30, 2004) are limited to 85% of eligible billed receivables and 70% of unbilled receivables. Interest was payable at Wells Fargo’s prime rate plus 1% per annum through August 29, 2004, and effective August 30, 2004, interest is payable at Wells Fargo’s prime rate (7% at January 1, 2006), subject to a minimum of $7,500 per month. A fee of 0.25% per annum is payable on the unused portion of the commitment. The term of the Credit Agreement expires on July 31, 2006. There were no outstanding borrowings at January 1, 2006 and January 2, 2005. The Credit Agreement requires certain customer payments to be paid directly to blocked lockbox accounts controlled by Wells Fargo, and the Credit Agreement contains a provision that allows the lender to call the outstanding balance of the line of credit if any material adverse change in the business or financial condition of the Company occurs. As of the date hereof and prior to giving effect to the transaction contemplated by the Agreements, there is an aggregate of $235,085 outstanding under the Credit Agreement, consisting of two outstanding letters of credit with Wells Fargo, both of which will remain outstanding after the closing of the transaction contemplated by the Agreements until they expire on December 31, 2006.
Concurrently with the Closing, the Credit Agreement will be further amended pursuant to a Fifth Amendment to the Credit Agreement that will effect the following changes to the credit facilities provided by Wells Fargo: (i) the maximum amount of revolving credit borrowings (including letters of credit) will be increased to $15.0 million and the maturity date for the revolving portion of the credit facility will be extended to January 31, 2009, (ii) Wells Fargo will provide a term loan to the borrowers under the Credit Agreement in the amount of $5.0 million, with interest thereon to accrue at Wells Fargo’s prime rate plus 2.75% per annum, and payable based on a 36-month amortization with a balloon payment at maturity on April 1, 2008, (iii) 25% of excess cash flow of the borrowers will be applied to make principal payments in respect of the term loan on an annual basis, (iv) advance rates will change to 90% for eligible billed accounts receivable and 75% for eligible unbilled accounts receivable (reducing to 85% and 70%, respectively, upon payment of the term loan), (v) the borrowers will pay an amendment fee of $175,000 to Wells Fargo concurrently with the Closing, (vi) the requirement for minimum average availability under the revolving portion of the credit facility will be increased to $2.0 million, and (vii) certain changes will be made to the financial covenants imposed by the Credit Agreement.

Subordinated Indebtedness
Senior Subordinated Notes
On March 13, 1998, the Company entered into a senior subordinated Note Purchase Agreement as part of its acquisition of Temporary Placement Service, Inc. and Excell Personnel Service Corporation. This agreement was amended on July 29, 1998, and September 11, 1998, in conjunction with the Company’s acquisitions of four other companies. This agreement was further amended on November 15, 2001 as part of a recapitalization.
The senior subordinated notes bore interest at a fixed annual rate of 13% per annum. Monthly interest payments of approximately $151,000 were originally to be paid through September 30, 2004. However, interest payments have not been made after November 2000, and as amended in conjunction with a 2001 recapitalization, all remaining principal, together with all unpaid interest as of November 15, 2001, was payable on February 28, 2005. However, on February 25, 2005 the maturity date of these notes was extended to February 28, 2007. Interest ceased to accrue on these notes effective November 15, 2001. If the Company is sold prior to maturity, the subordinated note holders will be entitled to receive only the amount provided for by the sales proceeds distribution schedule as described in the Master Investment Agreement.
The Company will retire the senior subordinated notes on the closing of the transaction contemplated by the Agreements through a payment partly in cash, partly in PubCo Common Stock.
Purchase Money Subordinated Notes
In conjunction with the Company’s purchase of Southeastern Staffing, Inc., the Company issued subordinated notes to the sellers that bore interest at a fixed rate of 8% per annum, payable quarterly. Quarterly principal payments were to commence June 30, 2000, until paid in full, with any remaining balance due at maturity on July 29, 2005. As part of a 2001 recapitalization, effective November 15, 2001, the remaining notes no longer bear interest and were scheduled to mature July 29, 2005, or share in proceeds from a sale of the Company along with other subordinated note holders. On February 25, 2005, the maturity date of these notes was extended to February 28, 2007.
The Company will retire the purchase money subordinated notes on the closing of the transaction contemplated by the Agreements through a payment partly in cash, partly in PubCo Common Stock.
KRG Colorado, LLC Subordinated Note
In 2001, KRG advanced working capital funds to the Company in the approximate principal amount of $1,500,000 in exchange for a promissory note. These advances are non-interest bearing and were to mature on February 5, 2005, or share in distributable proceeds from a sale of the Company along with other holders of the Company’s subordinated debt. On February 25, 2005, the maturity date of these notes was extended to February 28, 2007.

The Company will retire the subordinated note on the closing of the transaction contemplated by the Agreements through a payment partly in cash, partly in PubCo Common Stock.
Financing Statements to Secure Indebtedness

Debtor	Secured Party	Type	File #	Collateral
Global Employment Solutions, Inc.	Wells Fargo Business Credit, Inc.	Financing Statement (and 3 amendments)	20012107251 20022009136 20022017483 20022032356	Personal property

Global Employment Solutions, Inc.	U.S. Bancorp	Financing Statement	20012113564	Equipment lease

Bay HR, Inc.	Wells Fargo Business Credit, Inc	Financing Statement	200407033031	Personal property

Excell Personnel Service Corporation	Wells Fargo Business Credit, Inc	Financing Statement (and 1 amendment)	4465054000 4807456	Personal property

Friendly Advanced Software Technology, Inc.	Wells Fargo Business Credit, Inc	Financing Statement (and 3 amendments)	228104 040570 040572 070535	Personal property

Main Line Personnel Services, Inc.	Wells Fargo Business Credit, Inc	Financing Statement (and 1 amendment)	34590242 34941059	Personal property

Main Line Personnel Services, Inc.	CIT Technology Financing Services, Inc.	Financing Statement	20220007868	Equipment lease

Main Line Personnel Services, Inc.	Citicorp Vendor Finance, Inc.	Financing Statement	20040080356	Equipment lease

Main Line Personnel Services, Inc.(1)	General Electric Capital Corporation	Financing Statement	2006011902869	Accounts receivable

Southeastern Georgia HR, Inc.	Wells Fargo Business Credit, Inc.	Financing Statement	060-2004-006974	Personal property

Southeastern Personnel Management, Inc.	Wells Fargo Business Credit, Inc.	Financing Statement	200202990026	Personal property

Southeastern Staffing, Inc.	Wells Fargo Business Credit, Inc.	Financing Statement	200200554253	Equipment lease

Southeastern Staffing, Inc.	Greatamerica Leasing Corporation	Financing Statement	200202295468	Equipment lease

Debtor	Secured Party	Type	File #	Collateral
Southeastern Staffing, Inc.	Eplus Group, Inc.	Financing Statement	200304038731	Equipment lease

Southeastern Staffing, Inc.	Irwin Business Finance Corporation	Financing Statement	200304744067	Equipment lease

Southeastern Staffing, Inc.	Irwin Business Finance Corporation	Financing Statement	200305356982	Equipment lease

Southeastern Staffing, Inc.	Greatamerica Leasing Corporation	Financing Statement	20040722922X	Equipment lease

Southeastern Staffing, Inc.	Credential Leasing Corp of Florida, Inc.	Financing Statement	200509981737	Equipment lease

Southeastern Staffing, Inc.	Inter-Tel Leasing	Financing Statement	200601654402	Equipment lease

Temporary Placement Service, Inc.	US Bancorp	Financing Statement	007-2005-018588	Equipment lease

Temporary Placement Service, Inc.	Wells Fargo Business Credit, Inc.	Financing Statement (and 4 amendments)	060-2001-018586 060-2002-002811 060-2002-004508 060-2002-012053 060-2004-006845	Personal property

(1)	See Section 4(v) in the Notes SPA.

Schedule 3(o)(i)
Permitted Indebtedness
Senior Indebtedness
Permitted Liens to secure Senior Indebtedness
Permitted Liens securing the Company’s obligations under the Notes
We have capitalized lease obligations for office furniture and equipment in the aggregate amount of $135,546 as of January 1, 2006. We also have other leases that would qualify as capitalized leases, for example copier leases, but we account for them as operating leases because of the immateriality of such leases.

Schedule 3(v)
Subsidiary Rights
Senior Indebtedness restricts, but does not preclude altogether, payment of dividends by the Company and its subsidiaries.

Schedule 3(w)
Tax Status
The Company and two of its subsidiaries, Southeastern Staffing, Inc. (including all of Southeastern Staffing, Inc.’s subsidiaries) and Southeastern Personnel Management, Inc., have a tax sharing agreement. Southeastern Staffing, Inc. (including all of its subsidiaries) and Southeastern Personnel Management file a consolidated tax return with the Company, and the income tax provision (benefit) is allocated based on the separate return method.

Schedule 3(y)(i) to Preferred Stock Securities Purchase Agreement and
     Common Stock Securities Purchase Agreement — Required Repayments
Schedule 3(aa)(i) to Notes Securities Purchase Agreements — Required Repayments

	Sub Debt
	Principal	Cash
	Invested	Distribution	# of Shares ($5.00)
Parties to the Note Purchase Agreement, Dated March 13, 1998, as amended:
Seacoast Capital	$4,300,000.00	$4,184,998.64	23,000.272
Pacific Mezzanine	2,866,000.00	2,789,350.26	15,329.949
Stratford Capital	4,050,000.00	3,941,684.77	21,663.047
Rocky Mountain Capital	2,750,000.00	2,676,452.62	14,709.476

Subtotal	$13,966,000.00	$13,592,486.28	74,702.744

Party to the Promissory Note dated November 15, 2001:
KRG Colorado, LLC	1,500,000.00	$1,459,883.25	8,023.351

Parties to the Subordinated Promissory Note Agreement, Dated July 29, 1988:
George Conley	457,965.06	$445,717.01	2,449.610
Greg Bachrach	25,944.36	25,250.49	138.774

Subtotal	$483,909.42	$470,967.50	2,588.384

Total	$15,949,909.42	$15,523,337.03	85,314.479

Schedule 3(y)(ii) to Prefered Stock Securities Purchase Agreement and
     Common Stock Securities Purchase Agreement — Management Payments
Schedule 3(aa)(ii) to Notes Securities Purchase Agreement — Management Payments
GES
Restricted Stock Plan Distributions

		Distributed at Close of Reverse Merger
	Restricted Stock	Cash
	Allocated Shares	Consideration	# of Shares ($5.00)
Investor Payouts
Howard Brill	716,432.04	$3,993,817.33	723,538.15
Robert Pennington	240,968.95	1,343,304.02	243,359.06
Robert Larkin	207,530.79	1,156,899.83	209,589.24
Lee Elkinson	51,768.67	288,589.28	52,282.15
Kenneth Michaels	149,838.40	835,288.20	151,324.61
Terry Koch	121,090.50	675,030.36	122,291.57
Clinton Burgess	82,108.83	457,723.38	82,923.25
Gregory D’Ambrosio	77,830.58	433,873.85	78,602.56
Fred Viarrial	68,081.52	379,526.80	68,756.80
Daniel Hollenbach	48,285.15	269,170.08	48,764.08
Thomas Kennedy	20,000.00	111,491.87	20,198.38
Michael Lazrus	18,354.05	102,316.35	18,536.10
Derek Golenski	11,810.54	65,838.99	11,927.69
John Zaleski	11,810.54	65,838.99	11,927.69
Michael Sizemore	11,250.00	62,714.18	11,361.59
John Rudakas	10,938.00	60,974.90	11,046.49
Stephen Wallach	10,000.00	55,745.94	10,099.19
Craig Kasper	6,613.91	36,869.83	6,679.51
Sharvani Srinivas	6,000.00	33,447.56	6,059.51
Sarah Bullard	5,886.00	32,812.06	5,944.38
William Nagel	5,463.00	30,454.01	5,517.19
Bill Kilgour	5,000.00	27,872.97	5,049.59
Wendell Ellis	4,750.00	26,479.32	4,797.11
Barbara Stocks	4,724.22	26,335.59	4,771.08
Kimberly LePre	4,724.22	26,335.59	4,771.08
Zachary Schnell	4,724.22	26,335.59	4,771.08
Deborah Reynolds	3,779.37	40,152.78	—
Norma Nunez	3,779.37	40,152.78	—
W. Newmaster	3,560.00	37,822.11	—
Susan Primrose	3,401.44	36,137.50	—
Ralph Moseley	3,115.00	33,094.35	—
Srinivas Manepalli	2,912.00	30,937.63	—
Ashley Notthoff	2,834.53	30,114.59	—
Denyse Robinson	2,834.53	30,114.59	—
Susan Brewster	2,834.53	30,114.59	—
Monty Shapiro	2,694.00	28,621.56	—
Lisa Stanford	2,362.11	25,095.49	—
Arnold Tomasello	2,301.00	24,446.26	—
Michael DeVlieger	1,987.00	21,110.27	—
Douglas Graham	2,362.11	25,095.49	—
Elizabeth Matson	1,889.69	20,076.39	—
Jennifer Wolochow	2,087.42	22,177.11	—
Joel Caballero	1,889.69	20,076.39	—
Russell Abramson	2,362.11	25,095.49	—
Daniel Gallagher	1,742.00	18,507.33	—
Boyd Kelly	1,655.00	17,583.04	—
Kevin McCarthy	1,655.00	17,583.04	—
Ivette Alon-Kaptzan	1,526.00	16,212.51	—
Belia Duke	750.00	7,968.14	—
Catherine Byars	1,417.27	15,057.29	—
Diane Green	1,417.27	15,057.29	—
Rhonda Davis	1,417.27	15,057.29	—
Rhonda Wright	1,417.27	15,057.29	—
Susan Hudson	1,417.27	15,057.29	—
Marilyn Davie	1,100.00	11,686.61	—
Patrick Keenan	1,079.00	11,463.50	—
Edward Berry	1,019.00	10,826.05	—
Rosalie Saraco	1,012.00	10,751.68	—
David Lobato	1,000.00	10,624.19	—
Stephanie Buongiorno	966.00	10,262.97	—
April Loudermilk	944.84	10,038.19	—
Jeff Goffinet	472.42	5,019.10	—
Jodi Gomberg	944.84	10,038.19	—
Lauri Cook	944.84	10,038.19	—
Mary Dasher	944.84	10,038.19	—
Phil Preston	283.45	3,011.46	—
Pollette Jenkins	944.84	10,038.19	—
Julie Heath	615.00	6,533.88	—
Shashi Sethi	600.00	6,374.51	—
Charles LaBenski	552.00	5,864.55	—
George Lapworth	548.00	5,822.05	—
Mattie Anderson	537.00	5,705.19	—
Abigayle Dunn	500.00	5,312.09	—
Judith Bates	500.00	5,312.09	—
Nicholas Mervosh	500.00	5,312.09	—
Rajagopal Vedanthachari	500.00	5,312.09	—
Veska Tsenkova	500.00	5,312.09	—
Debbie Underkoffler	944.84	10,038.19	—
Gavin Meacham	472.42	5,019.10	—
Hans Van Ravensberg	472.42	5,019.10	—
Kevin Kelly	472.42	5,019.10	—
Ron Ellison	472.42	5,019.10	—
Tim Dasher	944.84	10,038.19	—
Terry Humphrey, Jr.	448.00	4,759.64	—
Jai Gulati	405.00	4,302.80	—
Ann Thornton	283.45	3,011.46	—
Dana Morgan	283.45	3,011.46	—
Debra Ponder	283.45	3,011.46	—
Joann Johnson	283.45	3,011.46	—
Karen Buttram	283.45	3,011.46	—
Linda Duckett	472.42	5,019.10	—
Phyllis Norman	283.45	3,011.46	—
Pilar Holder	472.42	5,019.10	—
Shaun Abernathy	283.45	3,011.46	—
Wanda McGarity	283.45	3,011.46	—
Peggy Sokol	236.21	2,509.55	—
Sandy Sanderson	236.21	2,509.55	—
Aarthi Krishnaswami	209.00	2,220.46	—
Kimberly Warner	200.00	2,124.84	—
Pranesh Hanumantha Rao	168.00	1,784.86	—

GES
Restricted Stock Plan Distributions

		Distributed at Close of Reverse Merger
	Restricted Stock	Cash
	Allocated Shares	Consideration	# of Shares ($5.00)
Investor Payouts
Preethi Krishnaswami	151.00	1,604.26	—
Nitin Raut	109.00	1,158.04	—
Albert Barbuzza	100.00	1,062.42	—
Amy Alderman	100.00	1,062.42	—
Catherine Angove	100.00	1,062.42	—
Daniel Reid	100.00	1,062.42	—
Darryl James	100.00	1,062.42	—
Jaganathan Venkatachalam	100.00	1,062.42	—
Jalime Vargas	100.00	1,062.42	—
Jenny Lazo	100.00	1,062.42	—
Jill McCarthy	100.00	1,062.42	—
Jo Anne McCann	100.00	1,062.42	—
Karol Wiser	100.00	1,062.42	—
Kathleen Martinez	100.00	1,062.42	—
Keri Kremer	100.00	1,062.42	—
Kevin Dodson	100.00	1,062.42	—
Lori Peterson	100.00	1,062.42	—
Lucille Sheppard	100.00	1,062.42	—
Mary Isla	100.00	1,062.42	—
Mindy McLeod	100.00	1,062.42	—
Nashira Soto	100.00	1,062.42	—
Norma Ramos	100.00	1,062.42	—
Paul Young	100.00	1,062.42	—
Robert Bacharach	100.00	1,062.42	—
Ruth Ricchezza	100.00	1,062.42	—
Sharon Semple	100.00	1,062.42	—
Simmonette Roxas	100.00	1,062.42	—
Susan Barr	100.00	1,062.42	—
Teresa Clark	100.00	1,062.42	—
Angela Butler	73.00	775.57	—
Gail Blanco	73.00	775.57	—
Eileen Wagner	59.00	626.83	—
Jamie Burton	59.00	626.83	—
Padmini Vijayan	48.00	509.96	—
Patricia Shanks	48.00	509.96	—
Sofia Trbovic	45.00	478.09	—
Anand Bhat	42.00	446.22	—
Kevin Licciardello	42.00	446.22	—
Catherine Taber	36.00	382.47	—
Tom Shaginaw	472.42	5,019.10	—
Lauren Korchinski	283.45	3,011.46	—
MaryKate Berry	94.48	1,003.82	—
Jennier Lester	94.48	1,003.82	—
Casey Chism	283.45	3,011.46	—

	2,000,000.00	$11,623,929.27	1,924,889.11

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Warrants
Exhibit C	Registration Rights Agreement
Exhibit D	Form of Pledge Agreement
Exhibit E	Form of Security Agreement
Exhibit F	Form of Guaranty
Exhibit G	Irrevocable Transfer Agent Instructions
Exhibit H	Form of Brownstein Hyatt & Farber, P.C. Opinion
Exhibit I	Form of Secretary’s Certificate
Exhibit J	Form of Officer’s Certificate
Exhibit K	Wells Fargo Term Sheet
Exhibit L	Form of Subordination Agreement
Exhibit M	Share Purchase Agreement
Exhibit N	Pro Forma Capitalization and Contingent Liabilities
Exhibit O	Form of Non-Competition and Non-Solicitation Agreements
Exhibit P	Preferred Stock Securities Purchase Agreement
Exhibit Q	Common Stock Securities Purchase Agreement
Exhibit R	Form of Joinder Agreement
Exhibit S	Forms of Pay-Off Letters

Exhibit A
Form of Notes
[See Exhibit 10.4 to this Form 8-K]

Exhibit B
Form of Warrants
[See Exhibit 4.1 to this Form 8-K]

Exhibit C
Registration Rights Agreement
[See Exhibit 4.4 to this Form 8-K]

Exhibit D
Form of Pledge Agreement
[See Exhibit 10.6 to this Form 8-K]

Exhibit E
Form of Security Agreement
[See Exhibit 10.7 to this Form 8-K]

Exhibit F
Form of Guaranty
[See Exhibit 10.5 to this Form 8-K]

Exhibit G
Form of Irrevocable Transfer Agent Instructions
(see attached)

TRANSFER AGENT INSTRUCTIONS
GLOBAL EMPLOYMENT HOLDINGS, INC.
March 31, 2006
Corporate Stock Transfer
3200 Cherry Creek Drive, Suite 430
Denver, CO 80209
Facsimile:      (303) 282-5800
Attention:      Carylyn Bell
Ladies and Gentlemen:
          Reference is made to that certain Securities Purchase Agreement, dated as of March 31, 2006 (the “Agreement”), by and among Global Employment Solutions, Inc., a Colorado corporation, and the investors named on the Schedule of Buyers attached thereto (collectively, the “Holders”), pursuant to which Global Employment Holdings, Inc., a Delaware corporation (the “Company”), (x) is issuing to the Holders (i) senior convertible notes (the “Notes”), which are convertible into shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), and (ii) warrants (the “Warrants”), which are exercisable to purchase shares of Common Stock.
          This letter shall serve as our authorization and direction to you (provided that you are the transfer agent of the Company at such time), subject to any stop transfer instructions that we may issue to you from time to time, if at all:
          (i) to issue shares of Common Stock upon conversion of the Notes (the “Conversion Shares") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon;
          (ii) to issue shares of Common Stock upon exercise of the Warrants (the “Warrant Shares") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit II, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.
          You acknowledge and agree that so long as you have previously received (a) written confirmation from the General Counsel of the Company (or its outside legal counsel) that either (i) a registration statement covering resales of the Conversion Shares or the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), or (ii) that sales of the Conversion Shares and the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act, and (b) if applicable, a copy of such registration statement, then, within three (3) business days after your receipt of a Conversion Notice or Exercise Notice, you shall issue the certificates representing the Conversion Shares and/or the Warrant Shares, as applicable, and such certificates shall not bear any legend restricting transfer of the Conversion Shares or the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares and Warrant Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Conversion Shares and/or Warrant Shares shall bear the following legend:
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY [HOLDER] IN FAVOR OF WELLS FARGO BANK, NATIONAL ASSOCIATION, ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, DATED AS OF MARCH 31, 2006.
       A form of written confirmation from the General Counsel of the Company or the Company’s outside legal counsel that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (303) 282-4800.

Very truly yours,

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:

Name:
Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this 31st day of March, 2006

CORPORATE STOCK TRANSFER, INC.

By:
Name:
Title:

Enclosures

cc:	Amatis Limited
Eleazer N. Klein, Esq.

EXHIBIT I
GLOBAL EMPLOYMENT HOLDINGS, INC.
CONVERSION NOTICE
Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Global Employment Holdings, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to
be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

ACKNOWLEDGMENT
     The Company hereby acknowledges this Conversion Notice and hereby directs Corporate Stock Transfer to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                      ___, 2006 from the Company and acknowledged and agreed to by Corporate Stock Transfer.

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:

Name:
Title:

EXHIBIT II
EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
GLOBAL EMPLOYMENT HOLDINGS, INC.
     The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of Global Employment Holdings, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:
                               a “Cash Exercise” with respect to                      Warrant Shares;
                               and/or
                               a “Cashless Exercise” with respect to                      Warrant Shares.
     2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                     to the Company in accordance with the terms of the Warrant.
     3. Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.
Date:                      __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT
     The Company hereby acknowledges this Exercise Notice and hereby directs Corporate Stock Transfer to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                      ___, 2006 from the Company and acknowledged and agreed to by Corporate Stock Transfer.

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:

Name:
Title:

EXHIBIT III
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT
[Transfer Agent]
[Address]
Attention:
          Re:      Global Employment Holdings, Inc.
Ladies and Gentlemen:
          [We are][I am] counsel to Global Employment Holdings, Inc., a Delaware corporation (the "Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Global Employment Solutions, Inc., a Colorado corporation, and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders senior convertible notes (the “Notes”) convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”) and three series of warrants exercisable for shares of Common Stock (the “Warrants”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                      ___, 200_, the Company filed a Registration Statement on Form S-1 (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.
          In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

          This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated [                     ___], 2006.

Very truly yours,

[ISSUER’S COUNSEL]

By:

CC: [LIST NAMES OF HOLDERS]

Exhibit H
Form of Brownstein Hyatt & Farber, P.C. Opinion
(see attached)

March 31, 2006
The Buyers Listed on the Schedule of Buyers
Attached to the Securities Purchase Agreement (as defined below)

RE:	Notes Securities Purchase Agreement, dated as of March 31, 2006, by and among Global Employment Solutions, Inc., a Colorado corporation (“Global”), and the Investors listed on the Schedule of Buyers attached thereto (the “Securities Purchase Agreement”)
Ladies and Gentlemen:
We have acted as counsel to Global Employment Holdings, Inc. (“Holdings”), Global and the Subsidiaries in connection with the Securities Purchase Agreement. This opinion is delivered pursuant to Section 7(c) of the Securities Purchase Agreement. Capitalized terms used and not defined herein have the meanings given such terms in the Securities Purchase Agreement.
In addition to the Securities Purchase Agreement, we have reviewed the following documents, each dated as of the date hereof:
1.	the Notes;

2.	the Warrants;

3.	the Registration Rights Agreement;

4.	the Subordination Agreement;

5.	the Pledge Agreement;

6.	the Security Agreement;

7.	the Guaranty; and

8.	the Joinder Agreement.
The Securities Purchase Agreement and the documents referred to in paragraphs 1-8 above are referred to as the “Transaction Documents.”

March 31, 2006

We have also examined originals or copies of the certificate or articles of incorporation and bylaws of Holdings, Global and each of the Subsidiaries, resolutions of the boards of directors of Holdings, Global and each of the Subsidiaries, and certificates of public officials concerning the legal existence, qualification or good standing of Holdings, Global and each of the Subsidiaries in various jurisdictions. As to all factual matters material to the opinions set forth herein, we have (with your permission and without any investigation or independent confirmation) relied upon, and assumed the accuracy of, such certificates, corporate records, searches and other documents (including certificates of responsible officers of Holdings, Global and the Subsidiaries as to matters of fact) with respect to the facts stated therein.
Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual knowledge of Jeffrey Knetsch, Adam Agron, Michael Harper and Rikard Lundberg, the only Brownstein Hyatt & Farber, P.C. attorneys who have given substantive attention to matters concerning the Transaction Documents during the course of such representation, which knowledge has been obtained by such attorneys in their capacity as such. We are not generally familiar with the business, records, transactions or activities of Holdings, Global or the Subsidiaries, Our knowledge of the business, records, transactions and activities of Holdings, Global and the Subsidiaries is limited to the information which has been brought to our attention by officers of Holdings, Global and the Subsidiaries in connection with this opinion letter or by those corporate records and agreements that were revealed to us by Holdings, Global and the Subsidiaries in response to our inquiries. While nothing has come to our attention which has led us to conclude that such information, taken as a whole, is materially inaccurate, we make no representation concerning the scope or adequacy of such review or such inquiries or concerning the accuracy or completeness of the responses to such inquiries. Without limiting the foregoing, we have relied, as to factual matters, without investigation, on the certificates of officers of Holdings, Global and the Subsidiaries delivered to the Buyers pursuant to Transaction Documents, and the Certificate of Officers of Holdings, Global and the Subsidiaries attached as Schedule A (the “Certificate”).
In rendering the opinions expressed below, we have assumed, with your permission and without independent verification, that:
     (a) the signatures of persons signing all documents in connection with which this opinion is rendered are genuine and authorized (other than those of Holdings, Global and the Subsidiaries on the Transaction Documents);
     (b) all documents submitted to us as originals or duplicate originals are authentic;

March 31, 2006

     (c) all documents submitted to us as copies, whether certified or not, conform to authentic original documents;
     (d) all parties to the documents reviewed by us (other than Holdings and Global) have full power and authority to execute, to deliver and to perform their obligations under such documents and under the documents required or permitted to be delivered and performed thereunder, and all such documents have been duly authorized by all necessary action by the parties thereto (other than Holdings and Global as aforesaid), have been duly executed and delivered by such other parties, and are valid, binding and enforceable obligations of such other parties;
     (e) value has been given in consideration for the grant of security interests in the collateral described in and intended to be encumbered by the Transaction Documents, and the applicable entity that is granting a security interest in collateral has rights in such collateral; and
     (f) all of the conditions precedent to the closing of the transactions contemplated in the Transaction Documents have been satisfied in full or waived by the Buyers.
Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that, as of the date hereof:
     1. Each of Holdings, Global and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Holdings and Global each has the requisite corporate power to own, lease and operate its properties and to conduct its business as presently conducted. Each of Holdings, Global and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which such qualification is necessary to conduct its business.
     2. Each of Holdings and Global has the requisite corporate power and authority to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party, including the issuance of the Notes, the Conversion Shares, the Warrants and the Warrant Shares in accordance with the terms thereof. The execution and delivery of the Transaction Documents by Holdings and Global and the consummation of the transactions contemplated therein (including without limitation, the issuance and sale of the Notes and Warrants) have been duly authorized by the Board of Directors of Holdings and Global, and no further consent or authorization of Holdings, Global, either of their Boards of Directors or either of their stockholders is required therefore. The Transaction Documents to which it is a party have been duly executed and delivered by each of Holdings and Global. The Transaction Documents to which it is a party constitute valid and binding obligations of Holdings, Global, or each Subsidiary, as

March 31, 2006

the case may be, enforceable against Holdings, Global or each Subsidiary, as the case may be, in accordance with their respective terms.
     3. The execution, delivery and performance by each of Holdings, Global and each of the Subsidiaries of the Transaction Documents to which it is a party, including without limitation, the issuance of the Notes and the Warrants, the Conversion Shares and the Warrant Shares, and the consummation by Holdings and Global of the transactions contemplated by the Transaction Documents and the compliance by Holdings and Global with the terms thereof do not and will not violate, conflict with or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, give rise to any right of termination, cancellation or acceleration under, and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the Transactions Documents) upon or with respect to any of its respective properties, (a) the Certificate of Incorporation or By-laws of Holdings or Global; (b) any agreement, note, lease, mortgage, deed or other instrument listed on Annex I to Schedule A attached hereto to which Holdings or Global is a party or by which either Holdings or Global is bound or affected and that Holdings and Global have informed us are the only material contracts of Holdings, Global and the Subsidiaries and will be filed on a Form 8-K filed by Holdings with the Securities and Exchange Commission within two business days of the date hereof (the “Publicly Filed Documents”); or (c) any statute, law, rule or regulation of the United States, the State of Colorado, the State of Delaware or the State of New York applicable to Holdings or Global or any order, writ, injunction or decree known to us.
     4. The Notes and Warrants, when issued pursuant to the Securities Purchase Agreement, the Conversion Shares when issued pursuant to the Notes and the Warrant Shares when issued pursuant to the Warrants will be duly authorized and validly issued, fully paid and nonassessable, and free of any all liens and charges and preemptive or similar rights contained in Holdings’s Certificate of Incorporation or Bylaws or any agreement, note, lease, publicly filed mortgage deed or other instrument to which Holdings is a party or by which Holdings is bound that is a Publicly Filed Document. The Conversion Shares and the Warrant Shares have been duly and validly authorized and reserved for issuance by all proper corporate action.
     5. As of the date hereof and before giving effect to the issuance of the securities contemplated by the Transaction Documents, the authorized capital stock of Holdings consists of 75,000,000 shares of Common Stock, par value $0.0001 per share, of which as of the date hereof, 180,927.835 are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which as of the date hereof, none are issued and outstanding. None of such Common Stock is subject to preemptive rights or other rights of the stockholders of the Company pursuant to the Certificate of Incorporation or the By-laws or under the Delaware

March 31, 2006

General Corporation Law or pursuant to any agreement, note, lease, mortgage deed or other instrument to which the Company is a party or by which the Company is bound that is a Publicly Filed Document. Neither Holdings’s Certificate of Incorporation or Bylaws, nor any Publicly Filed Documents, contain anti-dilution or similar provisions that will be triggered by the issuance of the Notes, the Conversion Shares, the Warrants or the Warrant Shares. To our knowledge, there are no other securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes, the Conversion Shares, the Warrants or the Warrant Shares.
     6. Assuming the accuracy of the representations of the Buyers in Article 2 of the Securities Purchase Agreement, the offer and sale of the Notes and the Warrants in accordance with the Securities Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Assuming the accuracy of the representations of the Buyers in Article 2 of the Securities Purchase Agreement and no change in applicable Federal or state securities laws from those in effect on the date hereof, the issuance of the Conversion Shares and the Warrant Shares in accordance with the Transaction Documents will be exempt from the registration requirements of the Securities Act, provided, we give no opinion with respect to circumstances where the issuance of the Conversion Shares or the Warrant Shares could be integrated with any future offering of Holdings’s securities.
     7. No authorization, approval, consent, filing, or other order of any federal or state governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the stockholders of Holdings or Global, or any court, or to our knowledge, any third party is required to be obtained by Holdings or Global to enter into and perform its obligations under the Transaction Documents or for the issuance and sale of the Notes, the Conversion Shares, the Warrants or the Warrant Shares in accordance with the Transaction Documents, or for the exercise of any rights and remedies under any Transaction Documents except (i) the filing of a Form D under Regulation D of the Securities Act of 1933, as amended, (ii) the filing of a Form 8-K pursuant to the Securities Exchange Act of 1934, as amended, and (iii) the registration statement and related state securities law filings required by the Registration Rights Agreement.
     8. To our knowledge, no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or threatened against Holdings or Global or any of the Subsidiaries or any of the properties or assets of Holdings, Global or any Subsidiary.
     9. Holdings and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-

March 31, 2006

takeover provision under the Company’s Certificate of Incorporation or provisions of the Delaware General Corporation Law applicable to the Buyers and their affiliates as a result of the Buyers and Holdings fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation, Holdings’s issuance of the Notes and the Warrants on the date hereof (and the shares of Common Stock issuable upon conversion or exercise thereof).
     10. Holdings is not an “investment company” or an entity controlled by an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
     11. The Pledge Agreement and the Security Agreement (collectively, the “Security Documents”) each create a valid security interest in favor of the Collateral Agent in the Collateral purported to be covered thereby as security for the obligations purported to be secured thereby. With respect to that portion of the Collateral in which a security interest may be perfected by the filing of a financing statement in the State of Colorado (for all such Collateral in the State of Colorado, collectively, the “UCC Collateral”), the proper place to file such financing statement is in the Office of the Secretary of State for the State of Colorado, and no filing or recordation in any other place is necessary under the Uniform Commercial Code currently in effect in the State of Colorado (the “Colorado UCC”) to perfect a security interest in the UCC Collateral. The financing statement attached hereto as Schedule B is sufficient upon filing to perfect the Collateral Agent’s security interest in the UCC Collateral under the Colorado UCC. With respect to Holdings and the Subsidiaries we advise you that the perfection and effect of perfection of the security interests created by the Security Documents which may be perfected by filing will be governed by laws other than those of the State of Colorado. Although we express no opinion as to such laws, based solely on our review of the Commerce Clearing House, Inc. Secured Transactions Guide (as supplemented to date), the proper place to file a security interest in collateral owned by Holdings or a Subsidiary is in the Office of the Secretary of State (or state equivalent) of the state in which Holdings or such Subsidiary is incorporated, to the extent such security interest may be perfected by the fling of a financing statement, and upon such filing such security interests shall be perfected.
     12. The Pledged Stock (as defined in the Pledge Agreement) has been duly authorized and validly issued, is fully paid and nonassessable and constitutes 100% of the issued and outstanding shares of capital stock of the Person issuing such Pledged Stock.
     13. The sale of the Notes, the use of the proceeds thereof and the other transactions contemplated thereby or by the other Transaction Documents will not violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

March 31, 2006

     Our opinions are subject to the following further qualifications:
     (a) Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar laws.
     (b) The binding effect and enforceability of the Transaction Documents and the availability of injunctive relief or other equitable remedies thereunder are subject to the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).
     (c) The binding effect and the enforceability of the Transaction Documents are subject to the effect of laws and judicial decisions which have imposed duties and standards of conduct (including, without limitation, obligations of good faith, fair dealing and reasonableness and any obligation to demonstrate that enforcement of provisions that are burdensome on a debtor is reasonably necessary for the protection of the creditor) upon creditors or secured creditors.
     (d) In addition, certain other of the remedial, waiver and other provisions of the Transaction Documents may not be enforceable, in whole or part, but the inclusion of such provisions does not affect the validity of the Transaction Documents, taken as a whole, and such Transaction Documents together with the Credit Agreement, taken as a whole and together with remedies available under applicable law, contain (in our experience) customary provisions for the practical realization of the benefits of the security created thereby.
     (e) Except as set forth in paragraphs 11 and 12, we express no opinion as to the creation, attachment, or perfection of any security interest.
     (f) Notwithstanding certain language of the Transaction Documents, you may be limited to recovering only reasonable expenses with respect to the taking, holding, preparing, selling, leasing and the like of collateral, only reasonable attorneys’ fees and legal expenses and compensation only for actual funding losses, increased costs or yield protection.
     (g) We express no opinion as to, or the effect or applicability of, any state securities or “blue sky” laws or any laws other than the laws of the State of Colorado, the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.
     (h) Our opinions herein regarding the creation of any security interest (including, without limitation, any security interests in “proceeds”) are limited to the extent that the Colorado UCC is applicable thereto, and we note that the existence, continuation and scope of any such security interest is subject to limitations set forth in the Colorado UCC, lien avoidance powers available under the Bankruptcy Code

March 31, 2006

(including without limitations Section 544, 547, and 548 thereof) and other federal or state bankruptcy, insolvency or similar law. We express no opinion herein as to the priority of any security interest.
     (i) We express no opinion as to the creation, perfection or enforceability of security interests in property in which it is illegal or violative of governmental rules or regulations to grant a security interest, general intangibles that terminate or become terminable if a security interest is granted therein, property subject to negative pledge clauses of which the Buyers have actual knowledge, whether any UCC Collateral constitutes an uncertificated security within the meaning of the Colorado UCC or the perfection or enforceability of any security interests in consumer goods, and goods for which a negotiable document of title has been issued. In addition, we express no opinion as to the enforceability of security interests in property identified to a contract with, or in the possession of, the United States of America, any state, county, city, municipality or other governmental body or agency.
     (j) Our opinions are subject to the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-315 of the Colorado UCC; (ii) the limitations in favor of buyers imposed by Sections 9-320, 9-323 and 9-330 of the Colorado UCC; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 9-331, 8-302 and 3-302 of the Colorado UCC; (iv) other rights of persons in possession of money, instruments and proceeds constituting securities; and (v) Section 552 of the Bankruptcy Code with respect to any collateral acquired by any person subsequent to the commencement of a case against or by any person under the Bankruptcy Code.
Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof by rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.
This letter is furnished to you pursuant to the Amendment in connection with the transactions contemplated by the Transaction Documents and is not to be used, circulated, quoted or otherwise relied upon by any other person or entity or for any other purpose without our prior written consent.
Very truly yours,

Schedule A
CERTIFICATE
     The undersigned, being the Chief Executive Officer and President of each of Global Employment Holdings, Inc., a Delaware corporation (“Holdings”), Global Employment Solutions, Inc., a Colorado corporation (the “Company”), and each of their subsidiaries, does hereby certify for purposes of opinions to be rendered by Brownstein Hyatt & Farber, P.C. in connection with the Notes Securities Purchase Agreement, dated as of March 31, 2006, by and among the Company and the Investors listed on the Schedule of Buyers attached thereto (the “Securities Purchase Agreement”) Capitalized terms used herein have the meanings specified in the Securities Purchase Agreement:
     1. The execution, delivery and performance by each of Holdings, Global and each of the Subsidiaries of the Transaction Documents to which it is a party, including without limitation, the issuance of the Notes and the Warrants, the Conversion Shares and the Warrant Shares, and the consummation by Holdings and the Company of the transactions contemplated by the Transaction Documents and the compliance by Holdings and the Company with the terms thereof do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the Transactions Documents) upon or with respect to any of its respective properties.
     2. Annex I hereto contains a list of all agreements, notes, leases, mortgages, deeds or other instruments to which Holdings or the Company is a party or by which either Holdings or the Company is bound or affected that are the only material contracts of Holdings, Global and the Subsidiaries and that will be filed on a Form 8-K filed by Holdings with the Securities and Exchange Commission within two business days of the date hereof.
     3. As of the date hereof and before giving effect to the issuance of the securities contemplated by the Transaction Documents, there are 180,927.835 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. There are no other securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes, the Conversion Shares, the Warrants or the Warrant Shares.
     4. No authorization, approval, consent, filing, or other order of any third party is required to be obtained by Holdings or the Company to enter into and perform its obligations under the Transaction Documents or for the issuance and sale of the Notes, the Conversion Shares, the Warrants or the Warrant Shares in

accordance with the Transaction Documents, or for the exercise of any rights and remedies under any Transaction Documents.
     5. No action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or threatened against Holdings or the Company or any of the Subsidiaries or any of the properties or assets of Holdings, the Company or any Subsidiary.

Dated: March 31, 2006
Howard Brill, CEO of Global Employment
Holdings, Inc., Global Employment Solutions, Inc. and each of the Subsidiaries

Annex I
Subordinated Promissory Note Agreement, dated as of July 29, 1988
Warrant Purchase Agreement, dated as of March 13, 1998, as amended, among Global Personnel Services, Inc., KRG Capital Partners, LLC, KRG Capital Investments IV, LLC, Seacoast Capital Partners Limited Partnership and Pacific Mezzanine Fund, L.P.
Note Purchase Agreement, dated as of March 13, 1998, among Seacoast Capital Partners Limited Partnership, Pacific Mezzanine Fund, L.P., Temporary Placement Service, Inc., Excell Personnel Services Corporation and Global Personnel Services, Inc.
Master Investment Agreement, dates as of November 15, 2001, as amended, among GES, GES’ subsidiaries, Global Investment I, LLC, members of Global Investment I, LLC, and listed individuals and institutions
2002 Restricted Stock Plan, accompanied by individual 2002 Restricted Stock Purchase Agreements between GES and named purchasers
Credit and Security Agreement, dated as of March 7, 2002, as amended, between GES and Wells Fargo Bank, National Association, as successor in interest to Wells Fargo Business Credit, Inc.
Management Agreement with KRG Capital, LLC and affiliates

Schedule B
[insert UCC]

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
Michael Betts 212-610-7578

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022

michael.betts@srz.com
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-insert only one debtor name(1a or 1b) — do not abbreviate or combine names

1a. ORGANIZATION’S NAME
Global Employment Solutions, Inc.

OR	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
9090 Ridgeline Boulevard, Suite 205			Littleton	CO	80129

1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Colorado	1g. ORGANIZATIONAL ID #, if any 19981028215		☐ NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME — insert only one debtor name (2a or 2b) — do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIO NAL ID #, if any		☐ NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME
Amatis Limited, as Collateral Agent

OR	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
One American Lane			Greenwich	CT	06831

4. This FINANCING STATEMENT covers the following collateral:
All assets, including but not limited to all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, fixtures, general intangibles (including, without limitation, all payment intangibles), goods, instruments (including, without limitation, promissory notes), inventory, investment property, copyrights, patents and trademarks and licenses, letter-of-credit rights, supporting obligations, proceeds (including cash and noncash proceeds) and products of any of the foregoing collateral.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Attach Addendum [If applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA	F#156838
CM# 003602.0011 Filed with: CO — Secretary of State	A#249266

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit I
Form of Secretary’s Certificate
(see attached)

SECRETARY’S CERTIFICATE
OF
GLOBAL EMPLOYMENT SOLUTIONS, INC.
     Pursuant to the provisions of (i) the Preferred Stock Securities Purchase Agreement (the “Preferred Agreement”), dated as of March                     , 2006, among Global Employment Solutions, Inc. (“GES”) and the parties listed on the Schedule of Buyers attached thereto, (ii) the Common Stock Securities Purchase Agreement (the “Common Agreement”), dated as of March                     , 2006, among GES and the parties listed on the Schedule of Buyers attached thereto, and (iii) the Notes Securities Purchase Agreement (the “Notes Agreement,” and collectively with the Preferred Agreement and the Common Agreement, the “Agreements”), dated as of March                     , 2006, among GES and the parties listed on the Schedule of Buyers attached thereto, and with the understanding that capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Agreements, the undersigned, in accordance with Section 7(g) of the Agreements, hereby certifies in his capacity as Secretary of GES as follows:
     1. Attached hereto as Exhibit A is a true, correct, and complete copy of the Articles of Incorporation of GES, which Articles of Incorporation are in full force and effect as of the date hereof and have not been amended or rescinded;
     2. Attached hereto as Exhibit B is a true, correct, and complete copy of the Bylaws of GES, which Bylaws are in full force and effect as of the date hereof and have not been amended or rescinded;
     3. Each person listed on Exhibit C has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Agreements and each of the Transaction Documents on behalf of GES, and the signature appearing opposite such person’s name is such person’s genuine signature; and
     4. Attached hereto as Exhibit D is a true and correct copy of the resolutions of the Board of Directors of GES, authorizing the execution, delivery and performance of the Agreements and all other related matters, adopted by the Board of Directors of GES, and such resolutions are in full force and effect on and as of the date hereof not having been amended, altered or repealed.
     IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as March                     , 2006.

Dan Hollenbach
Secretary
     I, Howard Brill, hereby certify that Dan Hollenbach is the duly elected, qualified and acting Secretary of GES and that the signature set forth above is his true signature.

Howard Brill
Chief Executive Officer and President

EXHIBIT A
ARTICLES OF INCORPORATION
(See Attached)

ARTICLES OF INCORPORATION
OF
GLOBAL PERSONNEL SERVICES, INC.
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned incorporator, being of the age of eighteen years or more, desiring to organize a corporation under the Colorado Business Corporation Act, hereby makes, signs and verifies these Articles of Incorporation.
Article I
     The name of the corporation is Global Personnel Services, Inc. (the “Corporation”).
Article II
     The Corporation is to have perpetual existence.
Article III
     The purpose for which the Corporation is created shall be for any lawful act or activity for which corporations may be organized under the Colorado Business Corporation Act.
Article IV
     In furtherance of the purposes set forth in Article III of these Articles of Incorporation, the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the State of Colorado, including but not limited to the power to become a member of a limited liability company and to enter into general partnerships, limited partnerships (whether the Corporation be a limited or general partner), joint ventures, syndicated pools, associations and other arrangements for carrying on one or more of the purposes set forth in Article III of these Articles of Incorporation and in the Colorado Business Corporation Act, jointly or in common with others. In addition, the Corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.

Article V
     A. Authorized Shares: The aggregate number of shares of capital stock which the Corporation shall have authority to issue Ten Million (10,000,000) shares, of which Five Million (5,000,000) shares shall constitute Preferred Stock, $.01 par value, and Five Million (5,000,000) shares shall constitute Common Stock, $.01 par value.
     B. Preferred Stock: The Preferred Stock may be issued from time to time in one or more classes or series. The board of directors of the Corporation shall have the authority, to the full extent permitted by the Colorado Business Corporation Act, to designate the Preferred Stock in one or more classes or series and to fix and determine the relative rights and preferences of such classes or series so established, including voting, dividend, redemption, liquidation preference and other rights.
     C. Transfer Restrictions: The Corporation shall have the right, by appropriate action, to impose restrictions upon the transfer of any shares of its capital stock, or any interest therein, from time to time issued, provided that notice of such restrictions shall be set forth upon the face or back of the certificates representing such shares of capital stock.
     D. Preemptive Rights: Except as otherwise agreed to by the shareholders, no shareholder of the Corporation shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of capital stock or for other securities of any class, or for rights, warrants or options to purchase capital stock, or for securities of any kind convertible into or exchangeable for capital stock.
Article VI
     The private property of the shareholders of the Corporation shall not be subject to the payment of corporate debts, liabilities or obligations to any extent whatsoever.
Article VII
     The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation, except as otherwise provided in the Bylaws of the Corporation or by these Articles of Incorporation. There shall be at least one director or such larger number as shall be fixed by the Bylaws of the Corporation or from time to time by amendment of the Bylaws, but no decrease in the number of directors shall shorten the term of any incumbent director.

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Article VIII
     The initial Board of Directors of the Corporation shall consist of four members. The name and address of each person who is to serve as a director until the first annual meeting of the shareholders or until his or her successor is elected and qualified is as follows:

Mark M. King	370 Seventeenth Street, Suite 2300
Denver, CO 80202

Bruce L. Rogers	370 Seventeenth Street, Suite 2300
Denver, CO 80202

Charles R. Gwirtsman 370 Seventeenth Street, Suite 2300
Denver, CO 80202

Ron Saunders	370 Seventeenth Street, Suite 2300
Denver, CO 80202
Article IX
     Cumulative voting in the election of directors is not allowed.
Article X
     No contract or other transaction between the Corporation and any other person, firm, partnership, corporation, trust, joint venture, syndicate or other entity shall be in any way affected or invalidated solely by reason of the fact that any director or officer of the Corporation is pecuniarily or otherwise interested in, or is a director, officer, shareholder, employee, fiduciary or member of, such other entity or solely by reason of the fact that any director or officer is a party to or may be interested in such contract or other transaction.
Article XI
     The Corporation shall, subject to the provisions of the Bylaws of the Corporation, indemnify any and all of its directors and officers to the fullest extent permitted by the laws of the State of Colorado.

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Article XII
     The parties to any agreement to which the Corporation is a party shall look solely to the assets of the Corporation for satisfaction of any liability of the Corporation in respect of all documents, agreements, understandings and arrangements relating to the Corporation and shall have no recourse against any of the directors, officers or shareholders of the Corporation or any of their personal assets for the performance or payment of any obligation thereunder. No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any act specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit. The protection afforded in this Article XII shall not restrict other common law protections and rights that a director may have. The limitations on personal liability contained in this Article XII shall continue as to a person who has ceased to be a director, and shall inure to the benefit of his or her heirs, executors and administrators. Neither the amendment nor repeal of this Article XII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article XII, shall eliminate or reduce the effect of this Article XII in respect of any cause of action, suit or claim that, but for this Article XII, would accrue or arise prior to such amendment, repeal or adoption.
Article XIII
     In addition to the other powers now or hereafter conferred upon the Board of Directors by these Articles of Incorporation, the Bylaws of the Corporation, or by the laws of the State of Colorado, the Board of Directors may from time to time distribute to the shareholders in partial liquidation a portion of the Corporation’s assets, in cash or in kind, subject to the limitations contained in the Colorado Business Corporation Act.
Article XIV
     The address of the Corporation’s initial registered and principal office is 370 Seventeenth Street, Suite 2300, Denver, Colorado 80202, and the name of the Corporation’s initial registered agent at such address is Bruce L. Rogers. The written consent of the initial registered agent to the appointment as such is stated below.

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Article XV
     The directors shall have the power to make Bylaws and to amend or alter the Bylaws from time to time as they deem proper for the administration and regulation of the affairs of the Corporation.
Article XVI
     The right is reserved from time to time to amend, alter or repeal any provisions of and to add to these Articles of Incorporation in any manner now or hereafter prescribed or permitted by the laws of the State of Colorado, and the rights of all shareholders are subject to this reservation.
Article XVII
     The names and addresses of the incorporator of the Corporation is as follows:
Bruce L. Rogers
370 Seventeenth Street, Suite 2300
Denver, Colorado 80202
* * * *
     IN WITNESS WHEREOF, the incorporator has executed these Articles of Incorporation this 10th day of February, 1998.

/s/ Bruce L. Rogers
Bruce L. Rogers

     The undersigned consents to the appointment as the initial registered agent of Global Personnel Services, Inc.

/s/ Bruce L. Rogers
Bruce L. Rogers

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ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GLOBAL PERSONNEL SERVICES, INC.
Establishing the Preferences, Limitations and Relative Rights of
Series A-1 and Series A-2 Convertible Preferred Stock
Pursuant to Section 7-106-102 of the Colorado Business Corporation Act
     GLOBAL PERSONNEL SERVICES, INC., a corporation organized under the laws of the State of Colorado (the “Corporation”), does hereby certify:
     1. The name of the Corporation is Global Personnel Services, Inc.
     2. The Board of Directors of the Corporation, pursuant to authority granted by the Articles of Incorporation, duly adopted the following amendment to the Articles of Incorporation establishing the preferences, limitations and relative rights of the Corporation’s Series A-1 and Series A-2 Convertible Preferred Stock pursuant to Section 7-106-102 of the Colorado Business Corporation Act:
Designation of Preferred Stock
     One Million One Hundred Fifty Thousand (1,150,000) of the Corporation’s authorized shares of Preferred Stock, $.01 par value, are hereby designated “Series A-1 Convertible Preferred Stock” (the “Series A-1 Preferred”) and One Hundred Ten Thousand (110,000) of the authorized shares of Preferred Stock are hereby designated “Series A-2 Convertible Preferred Stock” (the “Series A-2 Preferred”). The relative rights, preferences, privileges, restrictions and other matters relating to the Series A-1 Preferred and Series A-2 Preferred (collectively, the “Convertible Preferred”) are as follows:
     1. Dividend Rights.

          Holders of Convertible Preferred, in preference to the holders of the Corporation’s Common Stock, shall be entitled to receive such dividends and other distributions as may be declared by the Corporation’s board of directors from time to time, when and as declared by the board of directors, out of funds legally available therefor. Dividends shall accrue on the Series A-1 Preferred on a daily basis at the rate of 5.0% of Series A-1 Liquidation Value per annum, and dividends shall accrue on the Series A-2 Preferred on a daily basis at the rate of 6.0% of Series A-2 Liquidation Value per annum. To the extent not declared, accrued dividends on the Convertible Preferred shall accumulate. No dividends or distributions shall be paid on the Common Stock (other than dividends payable solely in shares of Common Stock) unless the Corporation shall also declare and pay to the holders of the Convertible Preferred, at the same time that it declares and pays such dividends to the holders of the Common Stock, dividends equal to the greater of (x) all accrued and unpaid dividends on the Convertible Preferred or (y) the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Convertible Preferred had all of the outstanding Convertible Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. No dividends shall be paid on any Series of Convertible Preferred unless equivalent dividends (determined on an as-converted basis) are concurrently paid on all Series of Convertible Preferred.
     2. Voting Rights.
          Except as otherwise required by law, the Convertible Preferred shall vote with the shares of the Common Stock of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Convertible Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Convertible Preferred are convertible (pursuant to Section 5 below) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.
     3. Liquidation Rights.
          (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any shares of Common Stock, (i) the holders of Series A-1 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-1 Preferred equal to the sum of $5.28 (the “Original Series A Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A Preferred, plus all accrued but unpaid dividends thereon (the “Series A-1 Liquidation Value”), and (ii) the holders of Series A-2 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-2 Preferred equal to the sum of $6.50 (the “Original Series A-2 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-2 Preferred, plus all accrued but unpaid dividends thereon (the “Series A-2 Liquidation Value”). If, upon any liquidation, dissolution or

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winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Convertible Preferred, then such assets shall be distributed among the holders of Series A-1 Preferred and Series A-2 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
          (b) At the option of the holders of two-thirds of the outstanding shares of Convertible Preferred (the “Required Holders”), the following events shall be considered a liquidation for purposes of this Section 3: (i) any consolidation or merger of the Corporation with or into any other corporation or other entity, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization own capital stock of the entity surviving such merger, consolidation or reorganization representing less than fifty percent (50%) of the combined voting power of the outstanding securities of such entity immediately after such consolidation, merger or reorganization, or any other transaction or series of related transactions in which capital stock representing in excess of fifty percent (50%) of the Corporation’s voting power is transferred to any single entity or group of related entities; or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation.
     4. Redemption Rights.
          (a) Optional Redemption. At any time or from time to time on or after March 13, 2003, the Corporation may redeem all or any portion of the then-outstanding Convertible Preferred at a redemption price per share equal to the greater of (x) Series A-1 Liquidation Value or Series A-2 Liquidation Value, as applicable, or (y) fair market value of the Convertible Preferred as determined by an independent appraiser mutually acceptable to the Corporation and the Required Holders (the “Redemption Value”).
          (b) Mandatory Redemption. At any time on or after March 13, 2003, the Required Holders may require the Corporation to redeem all but not less than all of the then-outstanding Convertible Preferred at a redemption price per share equal to the Redemption Value by delivering written notice of such election to the Corporation. Upon receipt of such notice of election, the Corporation shall engage a mutually acceptable appraiser to determine the Redemption Value and shall call the Convertible Preferred for redemption as of a date not later than 30 days after such determination.
          (c) Deferral of Redemption Obligation. Notwithstanding any other provision of this Section 4, the Corporation shall not be obligated to redeem any shares of Convertible Preferred to the extent that such redemption is not permitted pursuant to the terms of, or would otherwise result in a default under, any agreement or instrument evidencing indebtedness of the Corporation or its Subsidiaries. In the event that the Corporation shall be precluded from redeeming all shares which it would otherwise be obligated to redeem pursuant to the provisions of this Section 4(c), the Corporation shall redeem the maximum number of shares of Convertible Preferred that it is permitted to redeem consistent with the terms of such indebtedness and shall thereafter redeem the balance of such shares at such time or times as such redemption shall be permitted under the terms of such indebtedness.

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          (d) Redemption Payments. For each share of Convertible Preferred which is to be redeemed hereunder, the Corporation shall be obligated on the redemption date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share) an amount in cash equal to the Redemption Value. If the funds of the Corporation legally available for redemption of Convertible Preferred are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares pro rata among the holders of Convertible Preferred. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Convertible Preferred, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem but which it has not redeemed.
          (e) Notice of Redemption. The Corporation shall mail written notice of each redemption of Convertible Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date fixed for redemption thereof. The holders of Convertible Preferred to be redeemed shall in any event have the right to convert their shares into Common Stock at any time prior to the close of business on the redemption date. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.
          (f) Determination of the Number of Shares to be Redeemed. The number of shares of Convertible Preferred to be redeemed from each holder thereof in partial redemptions hereunder shall be the number of shares determined by multiplying the total number of shares of Series A-1 or Series A-2 Preferred (as applicable) to be redeemed times a fraction, the numerator of which shall be the total number of shares of such Series of Convertible Preferred then held by such holder and the denominator of which shall be the total number of shares of such Series of Convertible Preferred then outstanding.
          (g) Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Convertible Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of each Series of Convertible Preferred on the basis of their respective Liquidation Values and number of shares owned by each such holder.
     5. Conversion Rights.
          The holders of the Convertible Preferred shall have the following rights with respect to the conversion of the Convertible Preferred into shares of Common Stock:
          (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Convertible Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A-1 Preferred shall be entitled upon conversion shall be the

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product obtained by multiplying the “Series A-1 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-1 Preferred being converted. The number of shares of Common Stock to which a holder of Series A-2 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-2 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-2 Preferred being converted.
          (b) Conversion Rates. The conversion rate in effect at any time for conversion of the Series A-1 Preferred (the “Series A-1 Conversion Rate”) shall be the quotient obtained by dividing the Original Series A Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A Conversion Price” calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series A-2 Preferred (the “Series A-2 Conversion Rate”) shall be the quotient obtained by dividing the Original Series A-2 Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A-2 Conversion Price” calculated as provided in Section 5(c).
          (c) Conversion Prices. The conversion price for the Series A-1 Preferred (the “Series A-1 Conversion Price”) shall initially be the Original Series A-1 Issue Price, and the conversion price for the Series A-2 Preferred (the “Series A-2 Conversion Price”) shall initially be the Original Series A-2 Issue Price. Such initial Series A-1 and A-2 Conversion Prices (collectively, the “Conversion Prices”) shall be adjusted from time to time in accordance with this Section 5. If and whenever after March 13, 1998 (the “Original Issue Date”) the Corporation issues or sells, or in accordance with this Section 5(c) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than any Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale such Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying such Conversion Price as in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. All references to the Conversion Prices herein shall mean the Conversion Prices as so adjusted. For purposes of determining the adjusted Conversion Prices, the following shall be applicable:
               (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than any Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then for purposes of such Conversion Price the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or

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sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. In the event of an adjustment to any Conversion Price as a result of the grant or sale of Options, no further adjustment to such Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of the Convertible Securities issued pursuant to such Options.
               (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than any Conversion Price in effect immediately prior to the time of such issue or sale, then for purposes of such Conversion Price the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share; provided, however, that if such Convertible Securities contain a default or similar provision that provides for the issuance of additional securities upon the occurrence of a future event, no adjustment will be made to such Conversion Price with respect to such additional securities until the occurrence of such event. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. In the event of an adjustment to any Conversion Price as a result of the issuance or sale of Convertible Securities, no further adjustment of such Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of such Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the such Conversion Price shall be made by reason of such issue or sale.
               (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Prices in effect at the time of such change shall be immediately adjusted to the Conversion Prices which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

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               (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Prices then in effect hereunder shall be adjusted immediately to the Conversion Prices which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.
               (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.
               (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.
               (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.
          (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Prices in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall it any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Prices in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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          (e) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Conversion Prices then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Prices shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Prices shall be adjusted pursuant to this Section 5(e) to reflect the actual payment of such dividend or distribution.
          (f) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Convertible Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had the Convertible Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Convertible Preferred or with respect to such other securities by their terms.
          (g) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 5), in any such event each holder of Convertible Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities or property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which such shares of Convertible Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

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          (h) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Issue Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such transaction provision shall be made so that the holders of the Convertible Preferred shall thereafter be entitled to receive upon conversion of such Convertible Preferred the number of shares of stock or other securities or property to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Convertible Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Prices then in effect and the number of shares issuable upon conversion of the Convertible Preferred) shall be applicable after that event and be as nearly equivalent as practicable. The Corporation shall not be a party to any reorganization, merger or consolidation in which the Corporation is not the surviving entity unless the entity surviving such transaction assumes, by written instrument satisfactory to the Required Holders, all the Corporation’s obligations hereunder.
          (i) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Prices or the number of shares of Common Stock or other securities issuable upon conversion of the Convertible Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Convertible Preferred at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Prices in effect before and after such adjustment, (3) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Convertible Preferred.
          (j) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any transaction that would result in an adjustment pursuant to this Section 5, or (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Convertible Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such transaction is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such transaction.

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          (k) Automatic Conversion. Each share of Convertible Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Prices, immediately upon the closing of an underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended. In addition, upon the affirmative vote of the Required Holders at any time, all Convertible Preferred shall be automatically converted into Common Stock based on the then-effective Conversion Prices.
          (l) Mechanics of Conversion.
               (i) Optional Conversion. Each holder of Convertible Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such securities, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Convertible Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Convertible Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.
               (ii) Automatic Conversion. Upon the occurrence of the event specified in Section 5(k) above, the outstanding shares of Convertible Preferred shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Convertible Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Convertible Preferred at the office of the Corporation or any transfer agent for such securities, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Convertible Preferred surrendered were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Convertible Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.
          (m) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred. All shares of Common Stock (including fractions

10

thereof) issuable upon conversion of more than one share of Convertible Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the board of directors) on the date of conversion.
     6. Certain Definitions.
          “Common Stock Deemed Outstanding” means, at any given time, the sum of the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable pursuant to Options and Convertible Securities outstanding on the Original Issue Date to the extent that such Options and/or Convertible Securities remain outstanding as of the date of determination, plus the number of shares of Common Stock deemed to have been issued pursuant to subparagraphs 5(c)(i) and 5(c)(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.
          “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.
          “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
          “Permitted Issuance” means (i) any issuance of Common Stock upon conversion of any shares of Convertible Preferred or upon exercise or conversion of any Options or Convertible Securities that were originally issued in a Permitted Issuance, (ii) any issuance of warrants to purchase equity securities of the Corporation in connection with a commercial loan or leasing transaction approved by the Corporation’s board of directors, (iii) any issuance of Common Stock, Convertible Securities or Options in connection with the acquisition by the Corporation or its Subsidiaries of another business enterprise or the assets of another business enterprise approved by the Corporation’s board of directors, or (iv) any issuance of Common Stock or Options to officers, directors and employees of the Corporation or its Subsidiaries pursuant to one or more stock option plans approved by the Corporation’s board of directors.
          “Subsidiary” means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

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     7. Amendment and Waiver.
          No amendment, modification or waiver of any of the terms or provisions of the Series A-1 Preferred or Series A-2 Preferred shall be binding or effective without the prior written consent of the holders of two-thirds of the outstanding Series A-1 or Series A-2 Preferred, as applicable, and no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of two-thirds of the outstanding Series A-1 or Series A-2 Preferred, as applicable. Any amendment, modification or waiver of any of the terms or provisions of the Series A-1 Preferred or Series A-2 Preferred approved in the manner described in this Section 7, whether prospective or retroactively effective, shall be binding upon all holders of Series A-1 Preferred or Series A-2 Preferred, as applicable.
     8. Registration of Transfer.
          The Corporation shall keep at its principal office a register for the registration of the Convertible Preferred. Upon the surrender of any certificate representing Convertible Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.
     9. Replacement.
          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Convertible Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
     10. Reservation of Common Stock Issuable Upon Conversion.
          The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Convertible Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Convertible Preferred, the Corporation will take such

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corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
     11. Notices.
     Any notice required by the provisions of this Article V shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.
     12. Payment of Taxes.
     The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred so converted were registered.
     13. No Dilution or Impairment.
     The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.
     14. No Reissuance of Convertible Preferred.
     No share or shares of Convertible Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.
* * * * *

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     3. The foregoing amendment was duly adopted by the Board of Directors of the Corporation on March 13, 1998.
     IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed these Articles of Amendment as of the 13th day of March, 1998.

/s/ Ron Saunders
Ron Saunders
President

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ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GLOBAL PERSONNEL SERVICES, INC.
Pursuant to Sections 7-110-103 and 7-110-106 of the
Colorado Business Corporation Act
     GLOBAL PERSONNEL SERVICES, INC., a corporation organized under the laws of the State of Colorado (the “Corporation”), does hereby certify:
     1. The name of the Corporation is Global Personnel Services, Inc.
     2. The Board of Directors and stockholders of the Corporation on July 10, 1998 duly adopted the following amendment to the Corporation’s Articles of Incorporation pursuant to Section 7-110-103 of the Colorado Business Corporation Act providing that Article V of the Corporation’s Articles of Incorporation is amended to read in its entirety as follows:
Article V
     A. Authorized Shares: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares, of which Ten Million (10,000,000) shares shall constitute Preferred Stock, $.01 par value, and Ten Million (10,000,000) shares shall constitute Common Stock, $.01 par value.
     B. Preferred Stock: The Preferred Stock may be issued from time to time in one or more classes or series. The board of directors of the Corporation shall have the authority, to the full extent permitted by the Colorado Business Corporation Act, to designate the Preferred Stock in one or more classes or series and to fix and determine the relative rights and preferences of such classes or series so established, including voting, dividend, redemption, liquidation preference and other rights.

Designation of Series A-1, Series A-2, Series A-3
and Series A-4 Convertible Preferred Stock
     One Million Two Hundred Thousand (1,200,000) of the Corporation’s authorized shares of Preferred Stock, $.01 par value, are hereby designated “Series A-1 Convertible Preferred Stock” (the “Series A-1 Preferred”), One Hundred Ten Thousand (110,000) of the authorized shares of Preferred Stock are hereby designated “Series A-2 Convertible Preferred Stock” (the “Series A-2 Preferred”), Two Million Five Hundred Thousand (2,500,000) of the authorized shares of Preferred Stock are hereby designated “Series A-3 Convertible Preferred Stock” (the “Series A-3 Preferred”) and One Million Six Hundred Eighty Six Thousand One Hundred Fifty Four (1,686,154) of the authorized shares of Preferred Stock are hereby designated “Series A-4 Convertible Preferred Stock” (the “Series A-4 Preferred”). The relative rights, preferences, privileges, restrictions and other matters relating to the Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred (collectively, the “Convertible Preferred”) are as follows:
     1. Dividend Rights.
          Holders of Convertible Preferred, in preference to the holders of the Corporation’s Common Stock, shall be entitled to receive such dividends and other distributions as may be declared by the Corporation’s board of directors from time to time, when and as declared by the board of directors, out of funds legally available therefor. Dividends shall accrue on the Series A-1 Preferred on a daily basis at the rate of 5.0% of Series A-1 Liquidation Value per annum, dividends shall accrue on the Series A-2 Preferred on a daily basis at the rate of 6.0% of Series A-2 Liquidation Value per annum, and dividends shall accrue on the Series A-3 Preferred Stock on a daily basis at the rate of 5.0% of Series A-3 Liquidation Value per annum. No dividends shall accrue with respect to the Series A-4 Preferred. To the extent not declared, accrued dividends on the Convertible Preferred shall accumulate. No dividends or distributions shall be paid on the Common Stock (other than dividends payable solely in shares of Common Stock) unless the Corporation shall also declare and pay to the holders of the Series A-1, Series A-2 and Series A-3 Preferred, at the same time that it declares and pays such dividends to the holders of the Common Stock, dividends equal to the greater of (x) all accrued and unpaid dividends on the Series A-1, Series A-2 and Series A-3 Preferred or (y) the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A-1, Series A-2 and Series A-3 Preferred had all of the outstanding Convertible Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. No dividends shall be paid on any Series A-1, Series A-2 or Series A-3 Preferred unless equivalent dividends (determined on an as-converted basis) are concurrently paid on all Series A-1, Series A-2 and Series A-3 Preferred.
     2. Voting Rights.

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          Except as otherwise required by law, the Convertible Preferred shall vote with the shares of the Common Stock of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Convertible Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Convertible Preferred are convertible (pursuant to Section 5 below) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. Notwithstanding the foregoing, prior to the determination of the Conversion Rate applicable to the Series A-4 Preferred, the Series A-4 Preferred shall be entitled to one vote per share.
     3. Liquidation Rights.
          (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any shares of Common Stock, (i) the holders of Series A-1 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-1 Preferred equal to the sum of $5.28 (the “Original Series A Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A Preferred, plus all accrued but unpaid dividends thereon (the “Series A-1 Liquidation Value”), (ii) the holders of Series A-2 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-2 Preferred equal to the sum of $6.50 (the “Original Series A-2 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-2 Preferred, plus all accrued but unpaid dividends thereon (the “Series A-2 Liquidation Value”), (iii) the holders of Series A-3 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-3 Preferred equal to the sum of $6.50 (the “Original Series A-3 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-3 Preferred, plus all accrued but unpaid dividends thereon (the “Series A-3 Liquidation Value”), and (iv) the holders of Series A-4 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-4 Preferred equal to the sum of $6.50 (the “Original Series A-4 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-4 Preferred (the “Series A-4 Liquidation Value”). If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Convertible Preferred, then such assets shall be distributed among the holders of Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
          (b) None of the following events shall be considered a liquidation for purposes of this Section 3: (i) any consolidation or merger of the Corporation with or into any other corporation or other entity, (ii) any other corporate reorganization, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation.

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     4. Redemption Rights.
          (a) Optional Redemption. At any time or from time to time on or after June 30, 2003, the Corporation may redeem all or any portion of the then-outstanding Convertible Preferred at a redemption price per share equal to the greater of (x) Series A-1 Liquidation Value, Series A-2 Liquidation Value, Series A-3 Liquidation Value or Series A-4 Liquidation Value, as applicable, or (y) fair market value of the Convertible Preferred as determined by an independent appraiser mutually acceptable to the Corporation and the holders of a majority of the shares of Convertible Preferred to be redeemed (the “Redemption Value”).
          (b) Mandatory Redemption. At any time on or after June 30, 2003, the holders of two-thirds of the outstanding shares of Convertible Preferred (the “Required Holders”) may require the Corporation to redeem all but not less than all of the then-outstanding Convertible Preferred at a redemption price per share equal to the Redemption Value by delivering written notice of such election to the Corporation. Upon receipt of such notice of election, the Corporation shall engage a mutually acceptable appraiser to determine the Redemption Value and shall call the Convertible Preferred for redemption as of a date not later than 30 days after such determination. Notwithstanding the foregoing, the holders of two-thirds of the outstanding shares of Series A-4 Preferred may require the Corporation to redeem all but not less than all of the then-outstanding Series A-4 Preferred at a redemption price equal to the Redemption Value applicable to the Series A-4 Preferred at any time on or after June 30, 2003 by delivering written notice of such election to the Corporation. In the event that the holders of Series A-4 Preferred exercise such mandatory redemption right, the Corporation shall give prompt notice of such exercise to all other holders of Convertible Preferred, and such holders shall have the right to require the Corporation to redeem all or any portion of their shares of Convertible Preferred at the applicable Redemption Values by delivering written notice of such election to the Corporation within 30 days following delivery of the Corporation’s notice.
          (c) Deferral of Redemption Obligation. Notwithstanding any other provision of this Section 4, the Corporation shall not be obligated to redeem any shares of Convertible Preferred to the extent that such redemption is not permitted pursuant to the terms of, or would otherwise result in a default under, any agreement or instrument evidencing indebtedness of the Corporation or its Subsidiaries. In the event that the Corporation shall be precluded from redeeming all shares which it would otherwise be obligated to redeem pursuant to the provisions of this Section 4(c), the Corporation shall redeem the maximum number of shares of Convertible Preferred that it is permitted to redeem consistent with the terms of such indebtedness and shall thereafter redeem the balance of such shares at such time or times as such redemption shall be permitted under the terms of such indebtedness.
          (d) Redemption Payments. For each share of Convertible Preferred which is to be redeemed hereunder, the Corporation shall be obligated on the redemption date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share) an amount in cash equal to the Redemption Value. If the funds of the

4

Corporation legally available for redemption of Convertible Preferred are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares pro rata among the holders of Convertible Preferred. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Convertible Preferred, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem but which it has not redeemed.
          (e) Notice of Redemption. The Corporation shall mail written notice of each redemption of Convertible Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date fixed for redemption thereof. The holders of Convertible Preferred to be redeemed shall in any event have the right to convert their shares into Common Stock at any time prior to the close of business on the redemption date. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.
          (f) Determination of the Number of Shares to be Redeemed. The number of shares of Convertible Preferred to be redeemed from each holder thereof in partial redemptions hereunder shall be the number of shares determined by multiplying the total number of shares of Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred or Series A-4 Preferred (as applicable) to be redeemed times a fraction, the numerator of which shall be the total number of shares of such Series of Convertible Preferred then held by such holder and the denominator of which shall be the total number of shares of such Series of Convertible Preferred then outstanding.
     5. Conversion Rights.
          The holders of the Convertible Preferred shall have the following rights with respect to the conversion of the Convertible Preferred into shares of Common Stock:
          (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Convertible Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A-1 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-1 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-1 Preferred being converted. The number of shares of Common Stock to which a holder of Series A-2 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-2 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-2 Preferred being converted. The number of shares of Common Stock to which a holder of Series A-3 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-3 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-3 Preferred being converted. The number of shares of Common Stock to which a holder of Series A-4 Preferred shall be entitled upon conversion shall be the product obtained by multiplying

5

the “Series A-4 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-4 Preferred being converted.
          (b) Conversion Rates. The conversion rate in effect at any time for conversion of the Series A-1 Preferred (the “Series A-1 Conversion Rate”) shall be the quotient obtained by dividing the Original Series A Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A Conversion Price” calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series A-2 Preferred (the “Series A-2 Conversion Rate”) shall be the quotient obtained by dividing the Original Series A-2 Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A-2 Conversion Price” calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series A-3 Preferred (the “Series A-3 Conversion Rate”) shall be the quotient determined by dividing the Original Series A-3 Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A-3 Conversion Price” calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series A-4 Preferred (the “Series A-4 Conversion Rate”) shall be the quotient determined by dividing the Original Series A-4 Issue Price by the “Series A-4 Conversion Price” determined pursuant to Section 5(d).
          (c) Series A-1, Series A-2 and Series A-3 Conversion Prices. The conversion price for the Series A-1 Preferred (the “Series A-1 Conversion Price”) shall initially be the Original Series A-1 Issue Price, the conversion price for the Series A-2 Preferred (the “Series A-2 Conversion Price”) shall initially be the Original Series A-2 Issue Price, and the conversion price for the Series A-3 Preferred (the “Series A-3 Conversion Price”) shall initially by the Original Series A-3 Issue Price. Such initial Series A-1, Series A-2 and Series A-3 Conversion Prices shall be adjusted from time to time in accordance with this Section 5. If and whenever after March 13, 1998 (the “Original Issue Date”) the Corporation issues or sells, or in accordance with this Section 5(c) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than any Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale such Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying such Conversion Price as in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. All references to the Conversion Prices herein shall mean the Conversion Prices as so adjusted. For purposes of determining the adjusted Conversion Prices, the following shall be applicable:
               (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than any Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then for purposes of such Conversion Price the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon

6

conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. In the event of an adjustment to any Conversion Price as a result of the grant or sale of Options, no further adjustment to such Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of the Convertible Securities issued pursuant to such Options.
               (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than any Conversion Price in effect immediately prior to the time of such issue or sale, then for purposes of such Conversion Price the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share; provided, however, that if such Convertible Securities contain a default or similar provision that provides for the issuance of additional securities upon the occurrence of a future event, no adjustment will be made to such Conversion Price with respect to such additional securities until the occurrence of such event. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. In the event of an adjustment to any Conversion Price as a result of the issuance or sale of Convertible Securities, no further adjustment of such Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of such Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.
               (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Prices in

7

effect at the time of such change shall be immediately adjusted to the Conversion Prices which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.
               (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Prices then in effect hereunder shall be adjusted immediately to the Conversion Prices which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.
               (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.
               (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.
               (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.
          (d) Series A-4 Conversion Price. Prior to the Determination Date, the Series A-4 Preferred shall not be convertible. Following the Determination Date, the conversion price for the Series A-4 Preferred (the “Series A-4 Conversion Price”) shall be equal to $10,960,000 divided by the number of “Conversion Shares” determined in accordance with the formula set forth below.

8

Once the Series A-4 Conversion Price has been determined pursuant to this Section 5(d), such Conversion Price shall thereafter be subject to adjustment pursuant to Section 5(c) and Sections 5(e) through (i).
The number of Conversion Shares shall equal Y minus C, where:
C = the number of shares of the Corporation’s fully-diluted Common Stock outstanding as of the Determination Date, giving effect to the exercise of all outstanding Options (other than options to purchase up to 5.0% of the fully-diluted Common Stock issued to employees of the Corporation and its subsidiaries) and the conversion of all Convertible Securities (other than the Series A-4 Preferred) but without giving effect to the issuance of any Disqualified Shares;
Y = C / (1 — X); and
X = 50.1% of the Appraised Value of Southeastern Professional Employers, Inc., a wholly-owned subsidiary of the Corporation (“Southeastern”), divided by the Appraised Value of the Corporation (including Southeastern), in each case determined as of the Determination Date.
For purposes of this Section 5(d), (i) “Determination Date” shall mean either December 31, 1998 or December 31, 1999, at the election of the holders of a majority of the outstanding Series A-4 Preferred made within 30 days following delivery of the Corporation’s audited financial statements for the fiscal year ending on such date; (ii) “Appraised Value” shall mean the fair market value of Southeastern or the Corporation, as applicable, based on prevailing industry multiples (for the temporary staffing industry in the case of the Corporation and the PEO industry in the case of Southeastern) of trailing 12-months and projected 12-months Adjusted EBITDA for the Corporation and Southeastern, respectively, determined by mutual agreement of the Corporation and the holders of a majority of the outstanding Series A-4 Preferred or, if such persons are unable to agree upon such value within 30 days following delivery of the Corporation’s audited financial statements for the fiscal year ending on the Determination Date, by a mutually acceptable independent appraisal firm selected by such persons (or, if the parties are unable to agree upon an appraiser, such appraiser shall be selected by the Denver, Colorado office of the American Arbitration Association); (iii) “Disqualified Shares” shall mean any shares of Common Stock (or securities convertible into or exercisable for Common Stock) issued by the Corporation after the date hereof either (x) as consideration for the acquisition by Southeastern or any of its subsidiaries of any “leased employee” operations, or (y) the proceeds of which are utilized as consideration for any such acquisition; provided, however, that (A) shares described in the preceding clause (y) shall constitute Disqualified Stock only after the issuance by the Corporation of at least $11,450,000 of Series A-3 Preferred and the expenditure by the Corporation of the proceeds of such issuance, and (B) in the case of an acquisition of a business involving operations in addition to leased employee operations, the shares described in the preceding clauses (x) and (y) shall constitute Disqualified Stock only to the extent of (and in proportion to) the total purchase consideration for such business that is attributable to employee leasing operations, as determined in good faith by the Corporation’s Board of Directors;

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and (iv) “Adjusted EBITDA” shall mean earnings before interest, tax, depreciation and amortization expense, determined in accordance with generally accepted accounting principles consistently applied, adjusted to eliminate management fees paid to KRG Capital Partners, LLC, excess compensation expense paid to former owners of acquired businesses and extraordinary gains and losses. For purposes of determining Appraised Value, (i) all interest-bearing indebtedness of the Corporation and Southeastern shall be disregarded, (ii) all corporate overhead expenses of the Corporation shall be allocated to the Corporation’s subsidiaries on the basis of their respective contributions to Adjusted EBITDA, and (iii) in the case of Southeastern, Adjusted EBITDA shall include that portion of Adjusted EBITDA attributable to “leased employee” operations acquired after the date hereof and shall exclude that portion of Adjusted EBITDA attributable to operations other than leased employee operations, with the computation of Adjusted EBITDA for leasing operations reflecting trending workers compensation insurance premium rates and with overhead expenses allocated among leasing and non-leasing operations in proportion to their respective contributions to Southeastern’s gross profit or as otherwise agreed by the Corporation and the holders of a majority of the outstanding Series A-4 Preferred.
          (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Prices in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall it any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Prices in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (f) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Conversion Prices then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Prices shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Prices shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.
          (g) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the

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determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Convertible Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had the Convertible Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Convertible Preferred or with respect to such other securities by their terms.
          (h) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 5), in any such event each holder of Convertible Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities or property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which such shares of Convertible Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.
          (i) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Issue Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such transaction provision shall be made so that the holders of the Convertible Preferred shall thereafter be entitled to receive upon conversion of such Convertible Preferred the number of shares of stock or other securities or property to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Convertible Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Prices then in effect and the number of shares issuable upon conversion of the Convertible Preferred) shall be applicable after that event and be as nearly equivalent as practicable. The Corporation shall not be a party to any reorganization, merger or consolidation in which the Corporation is not the surviving entity unless the entity surviving such transaction assumes, by written instrument satisfactory to the Required Holders, all the Corporation’s obligations hereunder.

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          (j) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Prices or the number of shares of Common Stock or other securities issuable upon conversion of the Convertible Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Convertible Preferred at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Prices in effect before and after such adjustment, (3) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Convertible Preferred.
          (k) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any transaction that would result in an adjustment pursuant to this Section 5, or (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Convertible Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such transaction is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such transaction.
          (l) Automatic Conversion. Each share of Convertible Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rates, immediately upon the closing of an underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended. In addition, upon the affirmative vote of the Required Holders at any time, all Convertible Preferred shall be automatically converted into Common Stock based on the then-effective Conversion Rates.
          (m) Mechanics of Conversion.
               (i) Optional Conversion. Each holder of Convertible Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such securities, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Convertible Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Convertible Preferred to be

12

converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.
               (ii) Automatic Conversion. Upon the occurrence of the event specified in Section 5(l) above, the outstanding shares of Convertible Preferred shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Convertible Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Convertible Preferred at the office of the Corporation or any transfer agent for such securities, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Convertible Preferred surrendered were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Convertible Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.
          (n) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any shares of Convertible Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Convertible Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the board of directors) on the date of conversion.
     6. Certain Definitions.
          “Common Stock Deemed Outstanding” means, at any given time, the sum of the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable pursuant to Options and Convertible Securities outstanding on the Original Issue Date to the extent that such Options and/or Convertible Securities remain outstanding as of the date of determination, plus the number of shares of Common Stock deemed to have been issued pursuant to subparagraphs 5(c)(i) and 5(c)(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

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          “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.
          “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
          “Permitted Issuance” means (i) any issuance of Common Stock upon conversion of any shares of Convertible Preferred or upon exercise or conversion of any Options or Convertible Securities that were originally issued in a Permitted Issuance, (ii) any issuance of warrants to purchase equity securities of the Corporation in connection with a commercial loan or leasing transaction approved by the Corporation’s board of directors, (iii) any issuance of Common Stock, Convertible Securities or Options in connection with the acquisition by the Corporation or its Subsidiaries of another business enterprise or the assets of another business enterprise approved by the Corporation’s board of directors, or (iv) any issuance of Common Stock or Options to officers, directors and employees of the Corporation or its Subsidiaries pursuant to one or more stock option plans approved by the Corporation’s board of directors.
          “Subsidiary” means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.
     7. Amendment and Waiver.
          No amendment, modification or waiver of any of the terms or provisions of the Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred or Series A-4 Preferred shall be binding or effective without the prior written consent of the holders of two-thirds of the outstanding Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred or Series A-4 Preferred, as applicable, and no change in such terms may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of two-thirds of the outstanding Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred or Series A-4 Preferred, as applicable. Any amendment, modification or waiver of any of the terms or provisions of any Series of Convertible Preferred approved in the manner described in this Section 7, whether prospective or retroactively effective, shall be binding upon all holders of such Series of Convertible Preferred.
     8. Registration of Transfer.
     The Corporation shall keep at its principal office a register for the registration of the Convertible Preferred. Upon the surrender of any certificate representing Convertible Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is

14

requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.
     9. Replacement.
     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Convertible Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
     10. Reservation of Common Stock Issuable Upon Conversion.
     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Convertible Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Convertible Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
     11. Notices.
     Any notice required by the provisions of this Article V shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.
     12. Payment of Taxes.
     The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of

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Common Stock in a name other than that in which the shares of Convertible Preferred so converted were registered.
     13. No Dilution or Impairment.
     The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.
     14. No Reissuance of Convertible Preferred.
     No share or shares of Convertible Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.
     C. Transfer Restrictions: The Corporation shall have the right, by appropriate action, to impose restrictions upon the transfer of any shares of its capital stock, or any interest therein, from time to time issued, provided that notice of such restrictions shall be set forth upon the face or back of the certificates representing such shares of capital stock.
     D. Preemptive Rights: Except as otherwise agreed to by the Corporation, no shareholder of the Corporation shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of capital stock or for other securities of any class, or for rights, warrants or options to purchase capital stock, or for securities of any kind convertible into or exchangeable for capital stock.
* * * * *
     3. The number of shares of the Corporation’s stock voted in favor of the foregoing amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by such voting group.

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     IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed these Articles of Amendment pursuant to Section 7-110-106 of the Colorado Business Corporation Act as of the 10th day of July, 1998.

/s/ Ron Saunders Ron Saunders
President

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ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GLOBAL PERSONNEL SERVICES, INC.
Establishing the Preferences, Limitations and Relative Rights of
Series B-2 Convertible Preferred Stock
Pursuant to Section 7-106-102 of the Colorado Business Corporation Act
     GLOBAL PERSONNEL SERVICES, INC., a corporation organized under the laws of the State of Colorado (the “Corporation”), does hereby certify:
     1. The name of the Corporation is Global Personnel Services, Inc.
     2. The Board of Directors of the Corporation, pursuant to authority granted by the Articles of Incorporation, duly adopted the following amendment to the Articles of Incorporation establishing the preferences, limitations and relative rights of the Corporation’s Series B-2 Convertible Preferred Stock pursuant to Section 7-106-102 of the Colorado Business Corporation Act:
Designation of Series B-2 Preferred Stock
     One Hundred Fifty Thousand (150,000) of the Corporation’s authorized shares of Preferred Stock, $.01 par value, are hereby designated “Series B-2 Convertible Preferred Stock” (the “Series B-2 Preferred”). The relative rights, preferences, privileges, restrictions and other matters relating to the Series B-2 Preferred are as follows:
          (a) Dividend Rights.

          Holders of Series B-2 Preferred, subject to the prior rights of the Corporation’s Series A-1, A-2, A-3, A-4 and A-5 Convertible Preferred Stock and any other class of Preferred Stock that is senior to the Series B-2 Preferred (collectively, the “Senior Stock”) and in preference to the holders of the Corporation’s Common Stock, shall be entitled to receive such dividends and other distributions as may be declared by the Corporation’s board of directors from time to time, when and as declared by the board of directors, out of funds legally available therefor. Dividends shall accrue on the Series B-2 Preferred at the rate of 3.0% of Series B-2 Liquidation Value per annum. To the extent not declared, accrued dividends on the Series B-2 Preferred shall accumulate. No dividends or distributions shall be paid on the Common Stock (other than dividends payable solely in shares of Common Stock) unless the Corporation shall also declare and pay to the holders of the Series B-2 Preferred, at the same time that it declares and pays such dividends to the holders of the Common Stock, all accrued and unpaid dividends on the Series B-2 Preferred.
          (b) Voting Rights.
          Except as otherwise required by law, the Series B-2 Preferred shall vote with the shares of the Common Stock of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, with each share of Series B-2 Preferred entitled to one-half of one vote.
          (c) Liquidation Rights.
          (1) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the prior rights of the Senior Stock but before any distribution or payment shall be made to the holders of any shares of Common Stock, (i) the holders of Series B-2 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series B-2 Preferred equal to the sum of $.50 (the “Original Series B-2 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series B-2 Preferred, plus all accrued but unpaid dividends thereon (the “Series B-2 Liquidation Value”). If, upon any liquidation, dissolution or winding up, after payment of the full liquidation preference of the Senior Stock, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series B-2 Preferred, then such assets shall be distributed among the holders of Series B-2 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
          (2) None of the following events shall be considered a liquidation for purposes of this Section 3: (i) any consolidation or merger of the Corporation with or into any other corporation or other entity, (ii) any other corporate reorganization; or (iii) any sale, lease or other disposition of all or substantially all of the assets of the Corporation.

          (d) Redemption Rights.
                    (a) Optional Redemption. At any time or from time to time, the Corporation may redeem all or any portion of the then-outstanding Series B-2 Preferred at a redemption price per share equal to the then-current Series B-2 Liquidation Value (the “Redemption Value”).
                    (b) Redemption Payments. For each share of Series B-2 Preferred which is to be redeemed hereunder, the Corporation shall be obligated on the redemption date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share) an amount in cash equal to the Redemption Value. If the funds of the Corporation legally available for redemption of Series B-2 Preferred are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares pro rata among the holders of Series B-2 Preferred. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series B-2 Preferred, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem but which it has not redeemed.
                    (c) Notice of Redemption. The Corporation shall mail written notice of each redemption of Series B-2 Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date fixed for redemption thereof. The holders of Series B-2 Preferred to be redeemed shall in any event have the right to convert their shares into Common Stock at any time prior to the close of business on the redemption date. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.
                    (d) Determination of the Number of Shares to be Redeemed. The number of shares of Series B-2 Preferred to be redeemed from each holder thereof in partial redemptions hereunder shall be the number of shares determined by multiplying the total number of shares of Series B-2 to be redeemed times a fraction, the numerator of which shall be the total number of shares of such Series of Series B-2 Preferred then held by such holder and the denominator of which shall be the total number of shares of such Series of Series B-2 Preferred then outstanding.
          (e) Conversion Rights.
          The holders of the Series B-2 Preferred shall have the following rights with respect to the conversion of the Series B-2 Preferred into shares of Common Stock:
                    (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Series B-2 Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B-2 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series B-2 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series B-2 Preferred being converted.

                    (b) Conversion Rate. The conversion rate in effect at any time for conversion of the Series B-2 Preferred (the “Series B-2 Conversion Rate”) shall be the quotient obtained by dividing the Original Series B-2 Issue Price by the “Series B-2 Conversion Price,” which shall initially be the Original Series B-2 Issue Price. The Series B-2 Conversion Price shall be adjusted from time to time only in accordance with this Section 5(b).
                         (i) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after September 11, 1998 (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Series B-2 Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall it any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Series B-2 Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this clause (i) shall become effective at the close of business on the date the subdivision or combination becomes effective.
                         (ii) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Series B-2 Conversion Price then in effect shall be decreased as of the time of such issuance by multiplying the Series B-2 Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to such issuance, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to such issuance plus the number of shares of Common Stock issued in payment of such dividend or distribution.
                         (iii) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series B-2 Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had the Series B-2 Preferred been converted into Common Stock on the date of such dividend or other distributions.
                         (iv) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 5(b)), in any such event each holder of Series B-2 Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities or property receivable in connection with such recapitalization, reclassification or other change with respect to the number of shares of Common Stock into which such shares of Series B-2 Preferred could have been converted immediately prior to such recapitalization, reclassification or change.

                         (v) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Issue Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5(b)), as a part of such transaction provision shall be made so that the holders of the Series B-2 Preferred shall thereafter be entitled to receive upon conversion of such Series B-2 Preferred the number of shares of stock or other securities or property to which a holder of the shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction.
                         (vi) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series B-2 Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series B-2 Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B-2 Preferred at the holder’s address as shown in the Corporation’s books.
                    (c) Automatic Conversion. Each share of Series B-2 Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series B-2 Conversion Price, immediately upon the closing of an underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.
                    (d) Mechanics of Conversion.
                         (i) Optional Conversion. Each holder of Series B-2 Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such securities, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B-2 Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series B-2 Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. Upon any such conversion, the Corporation shall pay all accrued dividends on the shares of Series B-2 so converted.
                         (ii) Automatic Conversion. Upon the occurrence of the event specified in Section 5(c) above, the outstanding shares of Series B-2 Preferred shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent;

provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B-2 Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Series B-2 Preferred at the office of the Corporation or any transfer agent for such securities, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B-2 Preferred surrendered were convertible on the date on which such automatic conversion occurred and the Corporation shall pay all accured dividends on the shares of Series B-2 Preferred so converted. Until surrendered as provided above, each certificate formerly representing shares of Series B-2 Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.
          (e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B-2 Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B-2 Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the board of directors) on the date of conversion.
          (f) Amendment and Waiver.
          No amendment, modification or waiver of any of the terms or provisions of the Series B-2 Preferred shall be binding or effective without the prior written consent of the holders of a majority of the then-outstanding Series B-2 Preferred (the “Required Holders”), and no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the Required Holders. Any amendment, modification or waiver of any of the terms or provisions of the Series B-2 Preferred approved in the manner described in this Section 6, whether prospective or retroactively effective, shall be binding upon all holders of Series B-2 Preferred.
          (g) Registration of Transfer.
     The Corporation shall keep at its principal office a register for the registration of the Series B-2 Preferred. Upon the surrender of any certificate representing Series B-2 Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.
          (h) Replacement.
     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B-2 Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
          (i) Reservation of Common Stock Issuable Upon Conversion.
     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B-2 Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B-2 Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series B-2 Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
          (j) Payment of Taxes.
     The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B-2 Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B-2 Preferred so converted were registered.
          (k) No Reissuance of Series B-2 Preferred.
     No share or shares of Series B-2 Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.
* * * * *

     3. The foregoing amendment was duly adopted by the Board of Directors of the Corporation on September 10, 1998.
     IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed these Articles of Amendment as of the 10th day of September, 1998.

/s/ Ron Saunders
Ron Saunders
President

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GLOBAL PERSONNEL SERVICES, INC.
Pursuant to Sections 7-110-103 and 7-110-106 of the
Colorado Business Corporation Act
     GLOBAL PERSONNEL SERVICES, INC., a corporation organized under the laws of the State of Colorado (the “Corporation”), does hereby certify:
     1. The name of the Corporation is Global Personnel Services, Inc.
     2. The Board of Directors and stockholders of the Corporation on August 27, 1998 and September 9, 1998, respectively, duly adopted the following amendment to the Corporation’s Articles of Incorporation pursuant to Section 7-110-103 of the Colorado Business Corporation Act providing that Articles I and V of the Corporation’s Articles of Incorporation are amended to read in their entirety as follows:
Article I
     The name of the corporation is Global Employment Solutions, Inc. (the “Corporation”).
* * * * *
Article V
     A. Authorized Shares: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares, of which Ten Million (10,000,000) shares shall constitute Preferred Stock, $.01 par value, and Ten Million (10,000,000) shares shall constitute Common Stock, $.01 par value.
     B. Preferred Stock: The Preferred Stock may be issued from time to time in one or more classes or series. The board of directors of the Corporation shall have the authority, to the full extent permitted by the Colorado Business Corporation Act, to designate the Preferred Stock in one or more classes or series and to fix and determine the relative rights and preferences of such classes or series so established, including voting, dividend, redemption, liquidation preference and other rights.

Designation of Series A-1, Series A-2, Series A-3, Series A-4 and Series A-5
Convertible Preferred Stock
     One Million Two Hundred Thousand (1,200,000) of the Corporation’s authorized shares of Preferred Stock, $.01 par value, are hereby designated “Series A-1 Convertible Preferred Stock” (the “Series A-1 Preferred”), One Hundred Ten Thousand (110,000) of the authorized shares of Preferred Stock are hereby designated “Series A-2 Convertible Preferred Stock” (the “Series A-2 Preferred”), Two Million Five Hundred Thousand (2,500,000) of the authorized shares of Preferred Stock are hereby designated “Series A-3 Convertible Preferred Stock” (the “Series A-3 Preferred”), One Million Six Hundred Eighty Six Thousand One Hundred Fifty Four (1,686,154) of the authorized shares of Preferred Stock are hereby designated “Series A-4 Convertible Preferred Stock” (the “Series A-4 Preferred”), and One Hundred Forty Two Thousand Eight Hundred Fifty Seven (142,857) of the authorized shares of Preferred Stock are hereby designated “Series A-5 Convertible Preferred Stock” (the “Series A-5 Preferred”). The relative rights, preferences, privileges, restrictions and other matters relating to the Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred and Series A-5 Preferred (collectively, the “Convertible Preferred”) are as follows:
          (a) Dividend Rights.
          Holders of Convertible Preferred, in preference to the holders of the Corporation’s Common Stock, shall be entitled to receive such dividends and other distributions as may be declared by the Corporation’s board of directors from time to time, when and as declared by the board of directors, out of funds legally available therefor. Dividends shall accrue on the Series A-1 Preferred on a daily basis at the rate of 5.0% of Series A-1 Liquidation Value per annum, dividends shall accrue on the Series A-2 Preferred on a daily basis at the rate of 6.0% of Series A-2 Liquidation Value per annum, dividends shall accrue on the Series A-3 Preferred Stock on a daily basis at the rate of 5.0% of Series A-3 Liquidation Value per annum, and dividends shall accrue on the Series A-5 Preferred Stock on a daily basis at the rate of 5.0% of Series A-5 Liquidation Value per annum. No dividends shall accrue with respect to the Series A-4 Preferred. To the extent not declared, accrued dividends on the Convertible Preferred shall accumulate. No dividends or distributions shall be paid on the Common Stock (other than dividends payable solely in shares of Common Stock) unless the Corporation shall also declare and pay to the holders of the Series A-1, Series A-2, Series A-3 and Series A-5 Preferred, at the same time that it declares and pays such dividends to the holders of the Common Stock, dividends equal to the greater of (x) all accrued and unpaid dividends on the Series A-1, Series A-2, Series A-3 and Series A-5 Preferred or (y) the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A-1, Series A-2, Series A-3 and Series A-5 Preferred had all of the outstanding Convertible Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. No dividends shall be paid on any Series A-1, Series A-2, Series A-3 or Series A-5 Preferred unless equivalent dividends (determined on an as-converted basis) are concurrently paid on all Series A-1, Series A-2, Series A-3 and Series A-5 Preferred.

          (b) Voting Rights.
          Except as otherwise required by law, the Convertible Preferred shall vote with the shares of the Common Stock of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Convertible Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Convertible Preferred are convertible (pursuant to Section 5 below) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. Notwithstanding the foregoing, prior to the determination of the Conversion Rate applicable to the Series A-4 Preferred, the Series A-4 Preferred shall be entitled to one vote per share.
          (c) Liquidation Rights.
          (1) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any shares of Common Stock, (i) the holders of Series A-1 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-1 Preferred equal to the sum of $5.28 (the “Original Series A Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-1 Preferred, plus all accrued but unpaid dividends thereon (the “Series A-1 Liquidation Value”), (ii) the holders of Series A-2 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-2 Preferred equal to the sum of $6.50 (the “Original Series A-2 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-2 Preferred, plus all accrued but unpaid dividends thereon (the “Series A-2 Liquidation Value”), (iii) the holders of Series A-3 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-3 Preferred equal to the sum of $6.50 (the “Original Series A-3 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-3 Preferred, plus all accrued but unpaid dividends thereon (the “Series A-3 Liquidation Value”), (iv) the holders of Series A-4 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-4 Preferred equal to the sum of $6.50 (the “Original Series A-4 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-4 Preferred (the “Series A-4 Liquidation Value”), and (v) the holders of Series A-5 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A- 5 Preferred equal to the sum of $7.00 (the “Original Series A-5 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-5 Preferred, plus all accrued but unpaid dividends thereon (the “Series A-5 Liquidation Value”). If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Convertible Preferred, then such assets shall be distributed among the holders of Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred and Series A-5 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
          (2) None of the following events shall be considered a liquidation for purposes of this Section 3: (i) any consolidation or merger of the Corporation with or into any other corporation or other entity, (ii) any other corporate reorganization, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation.
          (d) Redemption Rights.
          (a) Optional Redemption. At any time or from time to time on or after June 30, 2003, the Corporation may redeem all or any portion of the then-outstanding Convertible Preferred at a redemption price per share (the “Redemption Value”) equal to the greater of (x) Series A-1 Liquidation Value, Series A-2 Liquidation Value, Series A-3 Liquidation Value, Series A-4 Liquidation Value or Series A-5 Liquidation Value, as applicable, or (y) fair market value of the Convertible Preferred as determined by an independent appraiser mutually acceptable to the Corporation and the holders collectively of a majority of (i) the shares of Convertible Preferred plus (ii) the outstanding shares of any other series of Preferred Stock with similar redemption rights, if so specified in the certificate of designation creating such series of Preferred Stock (together with the Convertible Preferred, the “Redeemable Shares”).
          (b) Mandatory Redemption. At any time on or after June 30, 2003, the holders collectively of two-thirds of the Redeemable Shares may require the Corporation to redeem all but not less than all of the then-outstanding Redeemable Shares at a redemption price per share equal to the Redemption Value by delivering written notice of such election to the Corporation. Upon receipt of such notice of election, the Corporation shall engage a mutually acceptable appraiser to determine the Redemption Value and shall call the Redeemable Shares for redemption as of a date not later than 30 days after such determination. Notwithstanding the foregoing, the holders of two-thirds of the outstanding shares of Series A-4 Preferred may require the Corporation to redeem all but not less than all of the then-outstanding Series A-4 Preferred at a redemption price equal to the Redemption Value applicable to the Series A-4 Preferred at any time on or after June 30, 2003 by delivering written notice of such election to the Corporation. In the event that the holders of Series A-4 Preferred exercise such mandatory redemption right, the Corporation shall give prompt notice of such exercise to all other holders of Redeemable Shares, and such holders shall have the right to require the Corporation to redeem all or any portion of their Redeemable Shares at the applicable Redemption Values by delivering written notice of such election to the Corporation within 30 days following delivery of the Corporation’s notice.

          (c) Deferral of Redemption Obligation. Notwithstanding any other provision of this Section 4, the Corporation shall not be obligated to redeem any Redeemable Shares to the extent that such redemption is not permitted pursuant to the terms of, or would otherwise result in a default under, any agreement or instrument evidencing indebtedness of the Corporation or its Subsidiaries. In the event that the Corporation shall be precluded from redeeming all shares which it would otherwise be obligated to redeem pursuant to the provisions of this Section 4(c), the Corporation shall redeem the maximum number of Redeemable Shares that it is permitted to redeem consistent with the terms of such indebtedness and shall thereafter redeem the balance of such shares at such time or times as such redemption shall be permitted under the terms of such indebtedness.
          (d) Redemption Payments. For each Redeemable Share which is to be redeemed hereunder, the Corporation shall be obligated on the redemption date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share) an amount in cash equal to the Redemption Value. If the funds of the Corporation legally available for redemption of Redeemable Shares are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares pro rata among the holders of Redeemable Shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Redeemable Shares, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem but which it has not redeemed.
          (e) Notice of Redemption. The Corporation shall mail written notice of each redemption of Redeemable Shares to each record holder thereof not more than 60 nor less than 30 days prior to the date fixed for redemption thereof. The holders of Redeemable Shares to be redeemed shall in any event have the right to convert their shares into Common Stock at any time prior to the close of business on the redemption date. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.
          (f) Determination of the Number of Shares to be Redeemed. In partial redemptions hereunder, Redeemable Shares shall be redeemed from the holders thereof ratably in proportion to the amounts they would have received in a full redemption; provided, however, the Corporation shall not be required to redeem partial shares.
          (e) Conversion Rights.
          The holders of the Convertible Preferred shall have the following rights with respect to the conversion of the Convertible Preferred into shares of Common Stock:
          (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Convertible Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common

Stock to which a holder of Series A-1 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-1 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-1 Preferred being converted. The number of shares of Common Stock to which a holder of Series A-2 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-2 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-2 Preferred being converted. The number of shares of Common Stock to which a holder of Series A-3 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-3 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-3 Preferred being converted. The number of shares of Common Stock to which a holder of Series A-4 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-4 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-4 Preferred being converted. The number of shares of Common Stock to which a holder of Series A-5 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-5 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-5 Preferred being converted.
          (b) Conversion Rates. The conversion rate in effect at any time for conversion of the Series A-1 Preferred (the “Series A-1 Conversion Rate”) shall be the quotient obtained by dividing the Original Series A Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A Conversion Price” calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series A-2 Preferred (the “Series A-2 Conversion Rate”) shall be the quotient obtained by dividing the Original Series A-2 Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A-2 Conversion Price” calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series A-3 Preferred (the “Series A-3 Conversion Rate”) shall be the quotient determined by dividing the Original Series A-3 Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A-3 Conversion Price” calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series A-4 Preferred (the “Series A-4 Conversion Rate”) shall be the quotient determined by dividing the Original Series A-4 Issue Price by the “Series A-4 Conversion Price” determined pursuant to Section 5(d). The conversion rate in effect at any time for conversion of the Series A-5 Preferred (the “Series A-5 Conversion Rate”) shall be the quotient determined by dividing the Original Series A-5 Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A-5 Conversion Price” calculated as provided in Section 5(c).
          (c) Series A-1, Series A-2, Series A-3 and Series A-5 Conversion Prices. The conversion price for the Series A-1 Preferred (the “Series A-1 Conversion Price”) shall initially be the Original Series A-1 Issue Price, the conversion price for the Series A-2 Preferred (the “Series A-2 Conversion Price”) shall initially be the Original Series A-2 Issue Price, the conversion price for the Series A-3 Preferred (the “Series A-3 Conversion Price”) shall initially by the Original Series A-3 Issue Price, and the conversion price for the Series A-5 Preferred (the “Series A-5 Conversion Price”) shall initially by the Original Series A-5 Issue Price. Such initial Series A-1, Series A-2, Series A-3 and Series A-5 Conversion Prices shall be adjusted from time to time in accordance with this Section 5. If and whenever after March 13, 1998 (with respect to Series A-1 and Series A-2

Preferred), July 29, 1998 (with respect to Series A-3 and Series A-4 Preferred), or September ___, 1998 (with respect to Series A-5 Preferred) (as applicable, the “Original Issue Date”) the Corporation issues or sells, or in accordance with this Section 5(c) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than any Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale such Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying such Conversion Price as in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. All references to the Conversion Prices herein shall mean the Conversion Prices as so adjusted. For purposes of determining the adjusted Conversion Prices, the following shall be applicable:
               (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than any Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then for purposes of such Conversion Price the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. In the event of an adjustment to any Conversion Price as a result of the grant or sale of Options, no further adjustment to such Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of the Convertible Securities issued pursuant to such Options.
               (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than any Conversion Price in effect immediately prior to the time of such issue or sale, then for purposes of such Conversion Price the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share; provided, however, that if such Convertible Securities contain a default or similar provision that provides for the issuance of additional securities upon the occurrence of a future event, no adjustment will be made to such Conversion Price with respect to such additional securities until the occurrence of such event. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. In the event of an adjustment to any Conversion Price as a result of the issuance or sale of Convertible Securities, no further adjustment of such Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of such Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.
               (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Prices in effect at the time of such change shall be immediately adjusted to the Conversion Prices which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.
               (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Prices then in effect hereunder shall be adjusted immediately to the Conversion Prices which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.
               (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the Convertible Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the Convertible Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.
               (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.
               (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.
          (d) Series A-4 Conversion Price. Prior to the Determination Date, the Series A-4 Preferred shall not be convertible. Following the Determination Date, the conversion price for the Series A-4 Preferred (the “Series A-4 Conversion Price”) shall be equal to $10,960,000 divided by the number of “Conversion Shares” determined in accordance with the formula set forth below. Once the Series A-4 Conversion Price has been determined pursuant to this Section 5(d), such Conversion Price shall thereafter be subject to adjustment pursuant to Section 5(c) and Sections 5(e) through (i).
The number of Conversion Shares shall equal Y minus C, where:
C = the number of shares of the Corporation’s fully-diluted Common Stock outstanding as of the Determination Date, giving effect to the exercise of all outstanding Options (other than options to purchase up to 5.0% of the fully-diluted Common Stock issued to employees of the Corporation and its subsidiaries) and the conversion of all Convertible Securities (other than the Series A-4 Preferred) but without giving effect to the issuance of any Disqualified Shares;
Y = C / (1 — X); and
X = 50.1% of the Appraised Value of Southeastern Professional Employers, Inc., a wholly-owned subsidiary of the Corporation (“Southeastern”), divided by the Appraised Value of the Corporation (including Southeastern), in each case determined as of the Determination Date.
For purposes of this Section 5(d), (i) “Determination Date” shall mean either December 31, 1998 or December 31, 1999, at the election of the holders of a majority of the outstanding Series A-4

Preferred made within 30 days following delivery of the Corporation’s audited financial statements for the fiscal year ending December 31, 1998; (ii) “Appraised Value” shall mean the fair market value of Southeastern or the Corporation, as applicable, based on prevailing industry multiples (for the temporary staffing industry in the case of the Corporation and the PEO industry in the case of Southeastern) of trailing 12-months and projected 12-months Adjusted EBITDA for the Corporation and Southeastern, respectively, determined by mutual agreement of the Corporation and the holders of a majority of the outstanding Series A-4 Preferred or, if such persons are unable to agree upon such value within 30 days following delivery of the Corporation’s audited financial statements for the fiscal year ending on the Determination Date, by a mutually acceptable independent appraisal firm selected by such persons (or, if the parties are unable to agree upon an appraiser, such appraiser shall be selected by the Denver, Colorado office of the American Arbitration Association); (iii) “Disqualified Shares” shall mean any shares of Common Stock (or securities convertible into or exercisable for Common Stock) issued by the Corporation after the date hereof either (x) as consideration for the acquisition by Southeastern or any of its subsidiaries of any “leased employee” operations, or (y) the proceeds of which are utilized as consideration for any such acquisition; provided, however, that (A) shares described in the preceding clause (y) shall constitute Disqualified Shares only after the issuance by the Corporation of at least $11,450,000 of Series A-3 Preferred and the expenditure by the Corporation of the proceeds of such issuance, and (B) in the case of an acquisition of a business involving operations in addition to leased employee operations, the shares described in the preceding clauses (x) and (y) shall constitute Disqualified Shares only to the extent of (and in proportion to) the total purchase consideration for such business that is attributable to employee leasing operations, as determined in good faith by the Corporation’s Board of Directors; and (iv) “Adjusted EBITDA” shall mean earnings before interest, tax, depreciation and amortization expense, determined in accordance with generally accepted accounting principles consistently applied, adjusted to eliminate management fees paid to KRG Capital Partners, LLC, excess compensation expense paid to former owners of acquired businesses and extraordinary gains and losses. For purposes of determining Appraised Value, (i) all interest-bearing indebtedness of the Corporation and Southeastern shall be disregarded, (ii) all corporate overhead expenses of the Corporation shall be allocated to the Corporation’s subsidiaries on the basis of their respective contributions to Adjusted EBITDA, and (iii) in the case of Southeastern, Adjusted EBITDA shall include that portion of Adjusted EBITDA attributable to “leased employee” operations acquired after the date hereof and shall exclude that portion of Adjusted EBITDA attributable to operations other than leased employee operations, with the computation of Adjusted EBITDA for leasing operations reflecting trending workers compensation insurance premium rates and with overhead expenses allocated among leasing and non-leasing operations in proportion to their respective contributions to Southeastern’s gross profit or as otherwise agreed by the Corporation and the holders of a majority of the outstanding Series A-4 Preferred.
          (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Prices in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall it any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Prices in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (f) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Conversion Prices then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Prices shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Prices shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.
          (g) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any subsidiary of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Convertible Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had the Convertible Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Convertible Preferred or with respect to such other securities by their terms.
          (h) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 5), in any such event each holder of Convertible Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities or property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which such shares of Convertible Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.
          (i) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Issue Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such transaction provision shall be made so that the holders of the Convertible Preferred shall thereafter be entitled to receive upon conversion of such Convertible Preferred the number of shares of stock or other securities or property to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Convertible Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Prices then in effect and the number of shares issuable upon conversion of the Convertible Preferred) shall be applicable after that event and be as nearly equivalent as practicable. The Corporation shall not be a party to any reorganization, merger or consolidation in which the Corporation is not the surviving entity unless the entity surviving such transaction assumes, by written instrument satisfactory to the holders of a majority of the Convertible Preferred, all the Corporation’s obligations hereunder.
          (j) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Prices or the number of shares of Common Stock or other securities issuable upon conversion of the Convertible Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Convertible Preferred at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Prices in effect before and after such adjustment, (3) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Convertible Preferred.
          (k) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any transaction that would result in an adjustment pursuant to this Section 5, or (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Convertible Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such transaction is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such transaction.
          (l) Automatic Conversion. Each share of Convertible Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rates, immediately upon the closing of an underwritten public offering of Common Stock under the Securities Act of 1933, as amended, that (i) results in proceeds (before underwriting discounts and commissions) to the Company of at least $15,000,000 and (ii) results in an aggregate valuation of all of the outstanding shares of Common Stock on a fully diluted basis immediately following the consummation of such offering of at least $45,000,000.
          (m) Mechanics of Conversion.
               (i) Optional Conversion. Each holder of Convertible Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such securities, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Convertible Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Convertible Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.
               (ii) Automatic Conversion. Upon the occurrence of the event specified in Section 5(l) above, the outstanding shares of Convertible Preferred shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Convertible Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Convertible Preferred at the office of the Corporation or any transfer agent for such securities, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Convertible Preferred surrendered were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Convertible Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.
          (n) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any shares of Convertible Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Convertible Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the board of directors) on the date of conversion.
          (f) Certain Definitions.
          “Common Stock Deemed Outstanding” means, at any given time, the sum of the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable pursuant to Options and Convertible Securities outstanding on the Original Issue Date to the extent that such Options and/or Convertible Securities remain outstanding as of the date of determination, plus the number of shares of Common Stock deemed to have been issued pursuant to subparagraphs 5(c)(i) and 5(c)(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.
          “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.
          “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
          “Permitted Issuance” means (i) any issuance of Common Stock upon conversion of any shares of Convertible Preferred or upon exercise or conversion of any Options or Convertible Securities that were originally issued in a Permitted Issuance, (ii) any issuance of warrants to purchase equity securities of the Corporation in connection with a commercial loan or leasing transaction approved by the Corporation’s board of directors, (iii) any issuance of Common Stock, Convertible Securities or Options in connection with the acquisition by the Corporation or its Subsidiaries of another business enterprise or the assets of another business enterprise approved by the Corporation’s board of directors, or (iv) any issuance of Common Stock or Options to officers, directors and employees of the Corporation or its Subsidiaries pursuant to one or more stock option plans approved by the Corporation’s board of directors.
          “Subsidiary” means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          (g) Amendment and Waiver.
          No amendment, modification or waiver of any of the terms or provisions of the Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred or Series A-5 Preferred shall be binding or effective without the prior affirmative vote or written consent of the holders of two-thirds of the outstanding Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred or Series A-5 Preferred, as applicable, and no change in such terms may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of two-thirds of the outstanding Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred or Series A-5 Preferred, as applicable. Any amendment, modification or waiver of any of the terms or provisions of any Series of Convertible Preferred approved in the manner described in this Section 7, whether prospective or retroactively effective, shall be binding upon all holders of such Series of Convertible Preferred.
          (h) Registration of Transfer.
     The Corporation shall keep at its principal office a register for the registration of the Convertible Preferred. Upon the surrender of any certificate representing Convertible Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.
          (i) Replacement.
     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Convertible Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
          (j) Reservation of Common Stock Issuable Upon Conversion.
     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Convertible Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Convertible Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
          (k) Notices.
     Any notice required by the provisions of this Article V shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.
          (l) Payment of Taxes.
     The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred so converted were registered.
          (m) No Dilution or Impairment.
     The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.
          (n) No Reissuance of Convertible Preferred.
     No share or shares of Convertible Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.
     C. Transfer Restrictions: The Corporation shall have the right, by appropriate action, to impose restrictions upon the transfer of any shares of its capital stock, or any interest therein, from time to time issued, provided that notice of such restrictions shall be set forth upon the face or back of the certificates representing such shares of capital stock.

     D. Preemptive Rights: Except as otherwise agreed to by the Corporation, no shareholder of the Corporation shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of capital stock or for other securities of any class, or for rights, warrants or options to purchase capital stock, or for securities of any kind convertible into or exchangeable for capital stock.
* * * * *
     3. The number of shares of the Corporation’s stock voted in favor of the foregoing amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by such voting group.

     IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed these Articles of Amendment pursuant to Section 7-110-106 of the Colorado Business Corporation Act as of the 10th day of September, 1998.

/s/ Ron Saunders
Ron Saunders
President

CERTIFICATE OF DESIGNATION
TO
ARTICLES OF INCORPORATION
OF
GLOBAL EMPLOYMENT SOLUTIONS, INC.
     GLOBAL EMPLOYMENT SOLUTIONS, INC., a corporation organized under the laws of the State of Colorado (the “Corporation”), does hereby certify:
     1. The name of the Corporation is Global Employment Solutions, Inc.
     2. The Board of Directors on April 12, 1999, pursuant to authority granted by the Articles of Incorporation duly adopted the following certificate of designations establishing the preferences, limitations and relative rights of the Corporation’s Series A-6 Convertible Preferred Stock.
Designation of Series A-6
Convertible Preferred Stock
     One Million Two Hundred Thousand (1,200,000) of the Corporation’s authorized shares of Preferred Stock, $.01 par value, have been designated “Series A-1 Convertible Preferred Stock” (the “Series A-1 Preferred”), One Hundred Ten Thousand (110,000) of the authorized shares of Preferred Stock have been designated “Series A-2 Convertible Preferred Stock” (the “Series A-2 Preferred”), Two Million Five Hundred Thousand (2,500,000) of the authorized shares of Preferred Stock have been designated “Series A-3 Convertible Preferred Stock” (the “Series A-3 Preferred”), One Million Six Hundred Eighty Six Thousand One Hundred Fifty Four (1,686,154) of the authorized shares of Preferred Stock have been designated “Series A-4 Convertible Preferred Stock” (the “Series A-4 Preferred”), and One Hundred Forty Two Thousand Eight Hundred Fifty Seven (142,857) of the authorized shares of Preferred Stock have been designated “Series A-5 Convertible Preferred Stock” (the “Series A-5 Preferred”). One Hundred Thirty Eight Thousand Sixty Three (138,063) of the authorized shares of Preferred Stock are hereby designated “Series A-6 Convertible Preferred Stock” (the “Series A-6 Preferred” and collectively with the Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred and Series A-5 Preferred, the “Convertible Preferred”). The relative rights, preferences, privileges, restrictions and other matters relating to the Series A-6 Preferred, are as follows:

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          1. Dividend Rights.
          Holders of Series A-6 Preferred, in preference to the holders of the Corporation’s Common Stock, shall be entitled to receive such dividends and other distributions as may be declared by the Corporation’s board of directors from time to time, when and as declared by the board of directors, out of funds legally available therefor. Dividends shall accrue on the Series A-6 Preferred Stock on a daily basis at the rate of 5.0% of Series A-6 Liquidation Value per annum. To the extent not declared, accrued dividends on the Series A-6 Preferred shall accumulate. No dividends or distributions shall be paid on the Common Stock (other than dividends payable solely in shares of Common Stock) unless the Corporation shall also declare and pay to the holders of the Series A-1, Series A-2, Series A-3, Series A-5 and Series A-6 Preferred, at the same time that it declares and pays such dividends to the holders of the Common Stock, dividends equal to the greater of (x) all accrued and unpaid dividends on the Series A-1, Series A-2, Series A-3, Series A-5 and Series A-6 Preferred or (y) the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A-1, Series A-2, Series A-3, Series A-5 and Series A-6 Preferred had all of the outstanding Convertible Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. No dividends shall be paid on Series A-6 Preferred unless equivalent dividends (determined on an as-converted basis) are concurrently paid on all Series A-1, Series A-2, Series A-3, Series A-5 and Series A-6 Preferred.
          2. Voting Rights.
          Except as otherwise required by law, the Series A-6 Preferred shall vote with the shares of the Common Stock of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series A-6 Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Series A-6 Preferred are convertible (pursuant to Section 5 below) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.
          3. Liquidation Rights.
          (1) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any shares of Common Stock, the holders of Series A-6 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-6 Preferred equal to the sum of $8.00 (the “Original Series A-6 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-6 Preferred, plus all accrued but unpaid dividends thereon (the “Series A-6 Liquidation Value”). If, upon any liquidation, dissolution or winding up, the assets

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of the Corporation shall be insufficient to make payment in full to all holders of the Convertible Preferred, then such assets shall be distributed among the holders of Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred and Series A-6 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
          (2) None of the following events shall be considered a liquidation for purposes of this Section 3: (i) any consolidation or merger of the Corporation with or into any other corporation or other entity, (ii) any other corporate reorganization, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation.
          4. Redemption Rights.
          (a) Optional Redemption. At any time or from time to time on or after June 30, 2003, the Corporation may redeem all or any portion of the then-outstanding Series A-6 Preferred at a redemption price per share (the “Redemption Value”) equal to the greater of (x) Series A-6 Liquidation Value, or (y) fair market value of the Series A-6 Preferred as determined by an independent appraiser mutually acceptable to the Corporation and the holders collectively of a majority of (i) the shares of Convertible Preferred plus (ii) the outstanding shares of any other series of Preferred Stock with similar redemption rights, if so specified in the certificate of designation creating such series of Preferred Stock (together with the Convertible Preferred, the “Redeemable Shares”).
          (b) Mandatory Redemption. At any time on or after June 30, 2003, the holders collectively of two-thirds of the Redeemable Shares may require the Corporation to redeem all but not less than all of the then-outstanding Redeemable Shares at a redemption price per share equal to the Redemption Value by delivering written notice of such election to the Corporation. Upon receipt of such notice of election, the Corporation shall engage a mutually acceptable appraiser to determine the Redemption Value and shall call the Redeemable Shares for redemption as of a date not later than 30 days after such determination. Notwithstanding the foregoing, the holders of two-thirds of the outstanding shares of Series A-4 Preferred may require the Corporation to redeem all but not less than all of the then-outstanding Series A-4 Preferred at a redemption price equal to the Redemption Value applicable to the Series A-4 Preferred at any time on or after June 30, 2003 by delivering written notice of such election to the Corporation. In the event that the holders of Series A-4 Preferred exercise such mandatory redemption right, the Corporation shall give prompt notice of such exercise to all other holders of Redeemable Shares, and such holders shall have the right to require the Corporation to redeem all or any portion of their Redeemable Shares at the applicable Redemption Values by delivering written notice of such election to the Corporation within 30 days following delivery of the Corporation’s notice.
          (c) Deferral of Redemption Obligation. Notwithstanding any other provision of this Section 4, the Corporation shall not be obligated to redeem any Redeemable Shares to the extent

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that such redemption is not permitted pursuant to the terms of, or would otherwise result in a default under, any agreement or instrument evidencing indebtedness of the Corporation or its Subsidiaries. In the event that the Corporation shall be precluded from redeeming all shares which it would otherwise be obligated to redeem pursuant to the provisions of this Section 4(c), the Corporation shall redeem the maximum number of Redeemable Shares that it is permitted to redeem consistent with the terms of such indebtedness and shall thereafter redeem the balance of such shares at such time or times as such redemption shall be permitted under the terms of such indebtedness.
          (d) Redemption Payments. For each Redeemable Share which is to be redeemed hereunder, the Corporation shall be obligated on the redemption date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share) an amount in cash equal to the Redemption Value. If the funds of the Corporation legally available for redemption of Redeemable Shares are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares pro rata among the holders of Redeemable Shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Redeemable Shares, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem but which it has not redeemed.
          (e) Notice of Redemption. The Corporation shall mail written notice of each redemption of Redeemable Shares to each record holder thereof not more than 60 nor less than 30 days prior to the date fixed for redemption thereof. The holders of Redeemable Shares to be redeemed shall in any event have the right to convert their shares into Common Stock at any time prior to the close of business on the redemption date. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.
          (f) Determination of the Number of Shares to be Redeemed. In partial redemptions hereunder, Redeemable Shares shall be redeemed from the holders thereof ratably in proportion to the amounts they would have received in a full redemption; provided, however, the Corporation shall not be required to redeem partial shares.
          5. Conversion Rights.
          The holders of the Series A-6 Preferred shall have the following rights with respect to the conversion of the Series A-6 Preferred into shares of Common Stock:
          (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Series A-6 Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A-6 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-6 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-6 Preferred being converted.

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          (b) Conversion Rates. The conversion rate in effect at any time for conversion of the Series A-6 Preferred (the “Series A-6 Conversion Rate”) shall be the quotient determined by dividing the Original Series A-6 Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A-6 Conversion Price” calculated as provided in Section 5(c).
          (c) Series A-6 Conversion Prices. The conversion price for the Series A-6 Preferred (the “Series A-6 Conversion Price”) shall initially by the Original Series A-6 Issue Price. Such initial Series A-6 Conversion Prices shall be adjusted from time to time in accordance with this Section 5. If and whenever after April 13, 1999 ( the “Original Issue Date”) the Corporation issues or sells, or in accordance with this Section 5(c) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than any Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale such Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying such Conversion Price as in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. All references to the Conversion Prices herein shall mean the Conversion Prices as so adjusted. For purposes of determining the adjusted Conversion Prices, the following shall be applicable:
               (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than any Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then for purposes of such Conversion Price the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. In the event of an adjustment to any Conversion Price as a result of the grant or sale of Options, no further adjustment to such Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common

5

Stock is actually issued upon the exercise of such Options or the conversion or exchange of the Convertible Securities issued pursuant to such Options.
               (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than any Conversion Price in effect immediately prior to the time of such issue or sale, then for purposes of such Conversion Price the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share; provided, however, that if such Convertible Securities contain a default or similar provision that provides for the issuance of additional securities upon the occurrence of a future event, no adjustment will be made to such Conversion Price with respect to such additional securities until the occurrence of such event. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. In the event of an adjustment to any Conversion Price as a result of the issuance or sale of Convertible Securities, no further adjustment of such Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of such Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.
               (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Prices in effect at the time of such change shall be immediately adjusted to the Conversion Prices which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.
               (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Prices then in effect hereunder shall be adjusted immediately to the Conversion Prices which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.
               (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the

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consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the Convertible Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the Convertible Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.
               (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.
               (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.
          (d) [intentionally omitted]
          (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Prices in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall it any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Prices in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (f) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Conversion Prices then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each Conversion Price then in

7

effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Prices shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Prices shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.
          (g) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any subsidiary of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series A-6 Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had the Series A-6 Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A-6 Preferred or with respect to such other securities by their terms.
          (h) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 5), in any such event each holder of Series A-6 Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities or property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which such shares of Series A-6 Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.
          (i) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Issue Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such transaction provision shall be made so that the holders of the Series A-6 Preferred shall thereafter be entitled to receive upon conversion of such Series A-6 Preferred the number of shares of stock or other securities or property to which a

8

holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A-6 Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Prices then in effect and the number of shares issuable upon conversion of the Series A-6 Preferred) shall be applicable after that event and be as nearly equivalent as practicable. The Corporation shall not be a party to any reorganization, merger or consolidation in which the Corporation is not the surviving entity unless the entity surviving such transaction assumes, by written instrument satisfactory to the holders of a majority of the Convertible Preferred, all the Corporation’s obligations hereunder.
          (j) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Prices or the number of shares of Common Stock or other securities issuable upon conversion of the Series A-6 Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A-6 Preferred at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Prices in effect before and after such adjustment, (3) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A-6 Preferred.
          (k) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any transaction that would result in an adjustment pursuant to this Section 5, or (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A-6 Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such transaction is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such transaction.
          (l) Automatic Conversion. Each share of Series A-6 Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rates, immediately upon the closing of an underwritten public offering of Common Stock under the Securities Act of 1933, as amended, that (i) results in proceeds (before underwriting discounts and commissions) to the Company of at least $15,000,000 and (ii) results in an aggregate valuation of all

9

of the outstanding shares of Common Stock on a fully diluted basis immediately following the consummation of such offering of at least $45,000,000.
          (m) Mechanics of Conversion.
               (i) Optional Conversion. Each holder of Series A-6 Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such securities, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A-6 Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series A-6 Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.
               (ii) Automatic Conversion. Upon the occurrence of the event specified in Section 5(l) above, the outstanding shares of Series A-6 Preferred shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A-6 Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Series A-6 Preferred at the office of the Corporation or any transfer agent for such securities, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A-6 Preferred surrendered were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Series A-6 Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.
          (n) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A-6 Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A-6 Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the

10

Common Stock’s fair market value (as determined by the board of directors) on the date of conversion.
          6. Certain Definitions.
          “Common Stock Deemed Outstanding” means, at any given time, the sum of the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable pursuant to Options and Convertible Securities outstanding on the Original Issue Date to the extent that such Options and/or Convertible Securities remain outstanding as of the date of determination, plus the number of shares of Common Stock deemed to have been issued pursuant to subparagraphs 5(c)(i) and 5(c)(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.
          “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.
          “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
          “Permitted Issuance” means (i) any issuance of Common Stock upon conversion of any shares of Convertible Preferred or upon exercise or conversion of any Options or Convertible Securities that were originally issued in a Permitted Issuance, (ii) any issuance of warrants to purchase equity securities of the Corporation in connection with a commercial loan or leasing transaction approved by the Corporation’s board of directors, (iii) any issuance of Common Stock, Convertible Securities or Options in connection with the acquisition by the Corporation or its Subsidiaries of another business enterprise or the assets of another business enterprise approved by the Corporation’s board of directors, or (iv) any issuance of Common Stock or Options to officers, directors and employees of the Corporation or its Subsidiaries pursuant to one or more stock option plans approved by the Corporation’s board of directors.
          “Subsidiary” means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

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          7. Amendment and Waiver.
          No amendment, modification or waiver of any of the terms or provisions of the Series A-6 Preferred shall be binding or effective without the prior affirmative vote or written consent of the holders of two-thirds of the outstanding Series A-6 Preferred, and no change in such terms may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of two-thirds of the outstanding Series A-6 Preferred. Any amendment, modification or waiver of any of the terms or provisions of the Series A-6 Preferred approved in the manner described in this Section 7, whether prospective or retroactively effective, shall be binding upon all holders of Series A-6 Preferred.
          8. Registration of Transfer.
     The Corporation shall keep at its principal office a register for the registration of the Series A-6 Preferred. Upon the surrender of any certificate representing Series A-6 Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.
          9. Replacement.
     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A-6 Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
          10. Reservation of Common Stock Issuable Upon Conversion.
     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A-6 Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A-6 Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series A-6 Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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          11. Notices.
     Any notice required by the provisions of this Article V shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.
          12. Payment of Taxes.
     The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A-6 Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A-6 Preferred so converted were registered.
          13. No Dilution or Impairment.
     The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.
          14. No Reissuance of Series A-6 Preferred.
     No share or shares of Series A-6 Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.
* * * * *

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     IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed these Certificate of Designations as of the 12th day of April, 1999.

/s/ Ron Saunders
Ron Saunders
President

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ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GLOBAL EMPLOYMENT SOLUTIONS, INC.
Pursuant to Section 7-106-102 of the
Colorado Business Corporation Act
     GLOBAL EMPLOYMENT SOLUTIONS, INC., a corporation organized under the laws of the State of Colorado (the “Corporation”), does hereby certify:
     1. The name of the Corporation is Global Employment Solutions, Inc.
     2. The Board of Directors on April 12, 1999, pursuant to authority granted by the Articles of Incorporation and Section 7-106-102 of the Colorado Business Corporation Act, duly adopted the following amendment and restatement in its entirety of Article V of the Articles of Incorporation establishing the preferences, limitations and relative rights of the Corporation’s Series A-6 Convertible Preferred Stock.
     3. These Articles of Amendment supersede in its entirety the Certificate of Designation for the Series A-6 Preferred Stock of the Company.
Article V
     A. Authorized Shares: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares, of which Ten Million (10,000,000) shares shall constitute Preferred Stock, $.01 par value, and Ten Million (10,000,000) shares shall constitute Common Stock, $.01 par value.
     B. Preferred Stock: The Preferred Stock may be issued from time to time in one or more classes or series. The board of directors of the Corporation shall have the authority, to the full extent permitted by the Colorado Business Corporation Act, to designate the Preferred Stock in one or more classes or series and to fix and determine the relative rights and preferences of such classes or series so established, including voting, dividend, redemption, liquidation preference and other rights.

Designation of Series A-1, Series A-2, Series A-3, Series A-4 and Series A-6
Convertible Preferred Stock
     One Million Two Hundred Thousand (1,200,000) of the Corporation’s authorized shares of Preferred Stock, $.01 par value, are hereby designated “Series A-1 Convertible Preferred Stock” (the “Series A-1 Preferred”), One Hundred Ten Thousand (110,000) of the authorized shares of Preferred Stock are hereby designated “Series A-2 Convertible Preferred Stock” (the “Series A-2 Preferred”), Two Million Five Hundred Thousand (2,500,000) of the authorized shares of Preferred Stock are hereby designated “Series A-3 Convertible Preferred Stock” (the “Series A-3 Preferred”), One Million Six Hundred Eighty Six Thousand One Hundred Fifty Four (1,686,154) of the authorized shares of Preferred Stock are hereby designated “Series A-4 Convertible Preferred Stock” (the “Series A-4 Preferred”), One Hundred Forty Two Thousand Eight Hundred Fifty Seven (142,857) of the authorized shares of Preferred Stock are hereby designated “Series A-5 Convertible Preferred Stock” (the “Series A-5 Preferred”), and One Hundred Thirty Eight Thousand Sixty Three (138,063) of the authorized shares of Preferred Stock are hereby designated “Series A-6 Convertible Preferred Stock” (the “Series A-6 Preferred”). The relative rights, preferences, privileges, restrictions and other matters relating to the Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred and Series A-6 Preferred (collectively, the “Convertible Preferred”) are as follows:
          1. Dividend Rights.

          Holders of Convertible Preferred, in preference to the holders of the Corporation’s Common Stock, shall be entitled to receive such dividends and other distributions as may be declared by the Corporation’s board of directors from time to time, when and as declared by the board of directors, out of funds legally available therefor. Dividends shall accrue on the Series A-1 Preferred on a daily basis at the rate of 5.0% of Series A-1 Liquidation Value per annum, dividends shall accrue on the Series A-2 Preferred on a daily basis at the rate of 6.0% of Series A-2 Liquidation Value per annum, dividends shall accrue on the Series A-3 Preferred Stock on a daily basis at the rate of 5.0% of Series A-3 Liquidation Value per annum, dividends shall accrue on the Series A-5 Preferred Stock on a daily basis at the rate of 5.0% of Series A-5 Liquidation Value per annum, and dividends shall accrue on the Series A-6 Preferred Stock on a daily basis at the rate of 5.0% of Series A-6 Liquidation Value per annum. No dividends shall accrue with respect to the Series A-4 Preferred. To the extent not declared, accrued dividends on the Convertible Preferred shall accumulate. No dividends or distributions shall be paid on the Common Stock (other than dividends payable solely in shares of Common Stock) unless the Corporation shall also declare and pay to the holders of the Series A-1, Series A-2, Series A-3, Series A-5 and Series A-6 Preferred, at the same time that it declares and pays such dividends to the holders of the Common Stock, dividends equal to the greater of (x) all accrued and unpaid dividends on the Series A-1, Series A-2, Series A-3, Series A-5 and Series A-6 Preferred or (y) the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A-1, Series A-2, Series A-3, Series A-5 and Series A-6 Preferred had all of the outstanding Convertible Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. No dividends shall be paid on any Series A-1, Series A-2, Series A-3, Series A-5 or Series A-6 Preferred unless equivalent dividends (determined on an as-converted basis) are concurrently paid on all Series A-1, Series A-2, Series A-3, Series A-5 and Series A-6 Preferred.
          2. Voting Rights.
          Except as otherwise required by law, the Convertible Preferred shall vote with the shares of the Common Stock of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Convertible Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Convertible Preferred are convertible (pursuant to Section 5 below) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. Notwithstanding the foregoing, prior to the determination of the Conversion Rate applicable to the Series A-4 Preferred, the Series A-4 Preferred shall be entitled to one vote per share.
          3. Liquidation Rights.
          (1) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any shares of Common Stock, (i) the holders of

Series A-1 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-1 Preferred equal to the sum of $5.28 (the “Original Series A Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-1 Preferred, plus all accrued but unpaid dividends thereon (the “Series A-1 Liquidation Value”), (ii) the holders of Series A-2 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-2 Preferred equal to the sum of $6.50 (the “Original Series A-2 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-2 Preferred, plus all accrued but unpaid dividends thereon (the “Series A-2 Liquidation Value”), (iii) the holders of Series A-3 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-3 Preferred equal to the sum of $6.50 (the “Original Series A-3 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-3 Preferred, plus all accrued but unpaid dividends thereon (the “Series A-3 Liquidation Value”), (iv) the holders of Series A-4 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-4 Preferred equal to the sum of $6.50 (the “Original Series A-4 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-4 Preferred (the “Series A-4 Liquidation Value”), (v) the holders of Series A-5 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-5 Preferred equal to the sum of $7.00 (the “Original Series A-5 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-5 Preferred, plus all accrued but unpaid dividends thereon (the “Series A-5 Liquidation Value”), and (vi) the holders of Series A-6 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series A-6 Preferred equal to the sum of $8.00 (the “Original Series A-6 Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A-6 Preferred, plus all accrued but unpaid dividends thereon (the “Series A-6 Liquidation Value”). If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Convertible Preferred, then such assets shall be distributed among the holders of Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred and Series A-6 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
          (2) None of the following events shall be considered a liquidation for purposes of this Section 3: (i) any consolidation or merger of the Corporation with or into any other corporation or other entity, (ii) any other corporate reorganization, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation.
          4. Redemption Rights.
          (a) Optional Redemption. At any time or from time to time on or after June 30, 2003, the Corporation may redeem all or any portion of the then-outstanding Convertible Preferred at a redemption price per share (the “Redemption Value”) equal to the greater of (x) Series A-1 Liquidation Value, Series A-2 Liquidation Value, Series A-3 Liquidation Value, Series A-4 Liquidation Value, Series A-5 Liquidation Value or Series A-6 Liquidation Value, as applicable, or (y) fair market value of the Convertible Preferred as determined by an independent appraiser mutually acceptable to the Corporation and the holders collectively of a majority of (i) the shares of Convertible Preferred plus (ii) the outstanding shares of any other series of Preferred Stock with similar redemption rights, if so specified in the certificate of designation creating such series of Preferred Stock (together with the Convertible Preferred, the “Redeemable Shares”).
          (b) Mandatory Redemption. At any time on or after June 30, 2003, the holders collectively of two-thirds of the Redeemable Shares may require the Corporation to redeem all but not less than all of the then-outstanding Redeemable Shares at a redemption price per share equal to the Redemption Value by delivering written notice of such election to the Corporation. Upon receipt of such notice of election, the Corporation shall engage a mutually acceptable appraiser to determine the Redemption Value and shall call the Redeemable Shares for redemption as of a date not later than 30 days after such determination. Notwithstanding the foregoing, the holders of two-thirds of the outstanding shares of Series A-4 Preferred may require the Corporation to redeem all but not less than all of the then-outstanding Series A-4 Preferred at a redemption price equal to the Redemption Value applicable to the Series A-4 Preferred at any time on or after June 30, 2003 by delivering written notice of such election to the Corporation. In the event that the holders of Series A-4 Preferred exercise such mandatory redemption right, the Corporation shall give prompt notice of such exercise to all other holders of Redeemable Shares, and such holders shall have the right to require the Corporation to redeem all or any portion of their Redeemable Shares at the applicable Redemption Values by delivering written notice of such election to the Corporation within 30 days following delivery of the Corporation’s notice.
          (c) Deferral of Redemption Obligation. Notwithstanding any other provision of this Section 4, the Corporation shall not be obligated to redeem any Redeemable Shares to the extent that such redemption is not permitted pursuant to the terms of, or would otherwise result in a default under, any agreement or instrument evidencing indebtedness of the Corporation or its Subsidiaries. In the event that the Corporation shall be precluded from redeeming all shares which it would otherwise be obligated to redeem pursuant to the provisions of this Section 4(c), the Corporation shall redeem the maximum number of Redeemable Shares that it is permitted to redeem consistent with the terms of such indebtedness and shall thereafter redeem the balance of such shares at such time or times as such redemption shall be permitted under the terms of such indebtedness.

          (d) Redemption Payments. For each Redeemable Share which is to be redeemed hereunder, the Corporation shall be obligated on the redemption date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share) an amount in cash equal to the Redemption Value. If the funds of the Corporation legally available for redemption of Redeemable Shares are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares pro rata among the holders of Redeemable Shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Redeemable Shares, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem but which it has not redeemed.
          (e) Notice of Redemption. The Corporation shall mail written notice of each redemption of Redeemable Shares to each record holder thereof not more than 60 nor less than 30 days prior to the date fixed for redemption thereof. The holders of Redeemable Shares to be redeemed shall in any event have the right to convert their shares into Common Stock at any time prior to the close of business on the redemption date. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.
          (f) Determination of the Number of Shares to be Redeemed. In partial redemptions hereunder, Redeemable Shares shall be redeemed from the holders thereof ratably in proportion to the amounts they would have received in a full redemption; provided, however, the Corporation shall not be required to redeem partial shares.
          5. Conversion Rights.
          The holders of the Convertible Preferred shall have the following rights with respect to the conversion of the Convertible Preferred into shares of Common Stock:
          (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Convertible Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A-1 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-1 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-1 Preferred being converted. The number of shares of Common Stock to which a holder of Series A-2 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-2 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-2 Preferred being converted. The number of shares of Common Stock to which a holder of Series A-3 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-3 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-3 Preferred being converted. The number of shares of Common Stock to which a holder of Series A-4 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-4 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-4 Preferred being converted. The number of shares of Common Stock to which a holder of Series A-5 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-5 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-5 Preferred being converted. The number of shares of Common Stock to which a holder of Series A-6 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series A-6 Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A-6 Preferred being converted.
          (b) Conversion Rates. The conversion rate in effect at any time for conversion of the Series A-1 Preferred (the “Series A-1 Conversion Rate”) shall be the quotient obtained by dividing the Original Series A Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A Conversion Price” calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series A-2 Preferred (the “Series A-2 Conversion Rate”) shall be the quotient obtained by dividing the Original Series A-2 Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A-2 Conversion Price” calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series A-3 Preferred (the “Series A-3 Conversion Rate”) shall be the quotient determined by dividing the Original Series A-3 Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A-3 Conversion Price” calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series A-4 Preferred (the “Series A-4 Conversion Rate”) shall be the quotient determined by dividing the Original Series A-4 Issue Price by the “Series A-4 Conversion Price” determined pursuant to Section 5(d). The conversion rate in effect at any time for conversion of the Series A-5 Preferred (the “Series A-5 Conversion Rate”) shall be the quotient determined by dividing the Original Series A-5 Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A-5 Conversion Price” calculated as provided in Section 5(c). The conversion rate in effect at any time for conversion of the Series A-6 Preferred (the “Series A-6 Conversion Rate”) shall be the quotient determined by dividing the Original Series A-6 Issue Price, plus any accrued but unpaid dividends thereon, by the “Series A-6 Conversion Price” calculated as provided in Section 5(c).
          (c) Series A-1, Series A-2, Series A-3, Series A-5 and Series A-6 Conversion Prices. The conversion price for the Series A-1 Preferred (the “Series A-1 Conversion Price”) shall initially be the Original Series A-1 Issue Price, the conversion price for the Series A-2 Preferred (the “Series A-2 Conversion Price”) shall initially be the Original Series A-2 Issue Price, the conversion price for the Series A-3 Preferred (the “Series A-3 Conversion Price”) shall initially by the Original Series A-3 Issue Price, the conversion price for the Series A-5 Preferred (the “Series A-5 Conversion Price”) shall initially by the Original Series A-5 Issue Price, and the conversion price for the Series A-6 Preferred (the “Series A-6 Conversion Price”) shall initially by the Original Series A-6 Issue Price. Such initial Series A-1, Series A-2, Series A-3, Series A-5 and Series A-6 Conversion Prices shall be adjusted from time to time in accordance with this Section 5. If and whenever after March 13, 1998 (with respect to Series A-1 and Series A-2 Preferred), July 29, 1998 (with respect to Series A-3 and Series A-4 Preferred), September 11, 1998 (with respect to Series A-5 Preferred) or April 13, 1999 (with respect to Series A-6 Preferred) (as applicable, the “Original Issue Date”) the

Corporation issues or sells, or in accordance with this Section 5(c) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than any Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale such Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying such Conversion Price as in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. All references to the Conversion Prices herein shall mean the Conversion Prices as so adjusted. For purposes of determining the adjusted Conversion Prices, the following shall be applicable:
               (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than any Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then for purposes of such Conversion Price the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. In the event of an adjustment to any Conversion Price as a result of the grant or sale of Options, no further adjustment to such Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of the Convertible Securities issued pursuant to such Options.
               (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than any Conversion Price in effect immediately prior to the time of such issue or sale, then for purposes of such Conversion Price the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share; provided, however, that if such Convertible Securities contain a default or similar provision that provides for the issuance of additional securities upon the occurrence of a future event, no adjustment will be made to such Conversion Price with respect to such additional securities until the occurrence of such event. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. In the event of an adjustment to any Conversion Price as a result of the issuance or sale of Convertible Securities, no further adjustment of such Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of such Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.
               (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Prices in effect at the time of such change shall be immediately adjusted to the Conversion Prices which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.
               (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Prices then in effect hereunder shall be adjusted immediately to the Conversion Prices which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.
               (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the Convertible Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the Convertible Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.
               (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.
               (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.
          (d) Series A-4 Conversion Price. Prior to the Determination Date, the Series A-4 Preferred shall not be convertible. Following the Determination Date, the conversion price for the Series A-4 Preferred (the “Series A-4 Conversion Price”) shall be equal to $10,960,000 divided by the number of “Conversion Shares” determined in accordance with the formula set forth below. Once the Series A-4 Conversion Price has been determined pursuant to this Section 5(d), such Conversion Price shall thereafter be subject to adjustment pursuant to Section 5(c) and Sections 5(e) through (i).
The number of Conversion Shares shall equal Y minus C, where:
C = the number of shares of the Corporation’s fully-diluted Common Stock outstanding as of the Determination Date, giving effect to the exercise of all outstanding Options (other than options to purchase up to 5.0% of the fully-diluted Common Stock issued to employees of the Corporation and its subsidiaries) and the conversion of all Convertible Securities (other than the Series A-4 Preferred) but without giving effect to the issuance of any Disqualified Shares;
Y = C / (1 — X); and
X = 50.1% of the Appraised Value of Southeastern Professional Employers, Inc., a wholly-owned subsidiary of the Corporation (“Southeastern”), divided by the Appraised Value of the Corporation (including Southeastern), in each case determined as of the Determination Date.
For purposes of this Section 5(d), (i) “Determination Date” shall mean either December 31, 1998 or December 31, 1999, at the election of the holders of a majority of the outstanding Series A-4 Preferred made within 30 days following delivery of the Corporation’s audited financial statements for the fiscal year ending December 31, 1998; (ii) “Appraised Value” shall mean the fair market value of Southeastern or the Corporation, as applicable, based on prevailing industry multiples (for the temporary staffing industry in the case of the Corporation and the PEO industry in the case of Southeastern) of trailing 12-months and projected 12-months Adjusted EBITDA for the Corporation and Southeastern, respectively, determined by mutual agreement of the Corporation and the holders of a majority of the outstanding Series A-4 Preferred or, if such persons are unable to agree upon such value within 30 days following delivery of the Corporation’s audited financial statements for the fiscal year ending on the Determination Date, by a mutually acceptable independent appraisal firm selected by such persons (or, if the parties are unable to agree upon an appraiser, such appraiser shall be selected by the Denver, Colorado office of the American Arbitration Association); (iii) “Disqualified Shares” shall mean any shares of Common Stock (or securities convertible into or exercisable for Common Stock) issued by the Corporation after the date hereof either (x) as consideration for the acquisition by Southeastern or any of its subsidiaries of any “leased employee” operations, or (y) the proceeds of which are utilized as consideration for any such acquisition; provided, however, that (A) shares described in the preceding clause (y) shall constitute Disqualified Shares only after the issuance by the Corporation of at least $11,450,000 of Series A-3 Preferred and the expenditure by the Corporation of the proceeds of such issuance, and (B) in the case of an acquisition of a business involving operations in addition to leased employee operations, the shares described in the preceding clauses (x) and (y) shall constitute Disqualified Shares only to the extent of (and in proportion to) the total purchase consideration for such business that is attributable to employee leasing operations, as determined in good faith by the Corporation’s Board of Directors; and (iv) “Adjusted EBITDA” shall mean earnings before interest, tax, depreciation and amortization expense, determined in accordance with generally accepted accounting principles consistently applied, adjusted to eliminate management fees paid to KRG Capital Partners, LLC, excess compensation expense paid to former owners of acquired businesses and extraordinary gains and losses. For purposes of determining Appraised Value, (i) all interest-bearing indebtedness of the Corporation and Southeastern shall be disregarded, (ii) all corporate overhead expenses of the Corporation shall be allocated to the Corporation’s subsidiaries on the basis of their respective contributions to Adjusted EBITDA, and (iii) in the case of Southeastern, Adjusted EBITDA shall include that portion of Adjusted EBITDA attributable to “leased employee” operations acquired after the date hereof and shall exclude that portion of Adjusted EBITDA attributable to operations other than leased employee operations, with the computation of Adjusted EBITDA for leasing operations reflecting trending workers compensation insurance premium rates and with overhead expenses allocated among leasing and non-leasing operations in proportion to their respective contributions to Southeastern’s gross profit or as otherwise agreed by the Corporation and the holders of a majority of the outstanding Series A-4 Preferred.
          (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Prices in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall it any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Prices in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Conversion Prices then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Prices shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Prices shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.
          (g) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any subsidiary of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Convertible Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had the Convertible Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Convertible Preferred or with respect to such other securities by their terms.
          (h) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 5), in any such event each holder of Convertible Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities or property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which such shares of Convertible Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

          (i) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Issue Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such transaction provision shall be made so that the holders of the Convertible Preferred shall thereafter be entitled to receive upon conversion of such Convertible Preferred the number of shares of stock or other securities or property to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Convertible Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Prices then in effect and the number of shares issuable upon conversion of the Convertible Preferred) shall be applicable after that event and be as nearly equivalent as practicable. The Corporation shall not be a party to any reorganization, merger or consolidation in which the Corporation is not the surviving entity unless the entity surviving such transaction assumes, by written instrument satisfactory to the holders of a majority of the Convertible Preferred, all the Corporation’s obligations hereunder.
          (j) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Prices or the number of shares of Common Stock or other securities issuable upon conversion of the Convertible Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Convertible Preferred at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Prices in effect before and after such adjustment, (3) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Convertible Preferred.
          (k) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any transaction that would result in an adjustment pursuant to this Section 5, or (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Convertible Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such transaction is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such transaction.

          (l) Automatic Conversion. Each share of Convertible Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rates, immediately upon the closing of an underwritten public offering of Common Stock under the Securities Act of 1933, as amended, that (i) results in proceeds (before underwriting discounts and commissions) to the Company of at least $15,000,000 and (ii) results in an aggregate valuation of all of the outstanding shares of Common Stock on a fully diluted basis immediately following the consummation of such offering of at least $45,000,000.
          (m) Mechanics of Conversion.
               (i) Optional Conversion. Each holder of Convertible Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such securities, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Convertible Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Convertible Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.
               (ii) Automatic Conversion. Upon the occurrence of the event specified in Section 5(l) above, the outstanding shares of Convertible Preferred shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Convertible Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Convertible Preferred at the office of the Corporation or any transfer agent for such securities, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Convertible Preferred surrendered were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Convertible Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

          (n) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any shares of Convertible Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Convertible Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the board of directors) on the date of conversion.
          6. Certain Definitions.
          “Common Stock Deemed Outstanding” means, at any given time, the sum of the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable pursuant to Options and Convertible Securities outstanding on the Original Issue Date to the extent that such Options and/or Convertible Securities remain outstanding as of the date of determination, plus the number of shares of Common Stock deemed to have been issued pursuant to subparagraphs 5(c)(i) and 5(c)(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.
          “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.
          “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
          “Permitted Issuance” means (i) any issuance of Common Stock upon conversion of any shares of Convertible Preferred or upon exercise or conversion of any Options or Convertible Securities that were originally issued in a Permitted Issuance, (ii) any issuance of warrants to purchase equity securities of the Corporation in connection with a commercial loan or leasing transaction approved by the Corporation’s board of directors, (iii) any issuance of Common Stock, Convertible Securities or Options in connection with the acquisition by the Corporation or its Subsidiaries of another business enterprise or the assets of another business enterprise approved by the Corporation’s board of directors, or (iv) any issuance of Common Stock or Options to officers, directors and employees of the Corporation or its Subsidiaries pursuant to one or more stock option plans approved by the Corporation’s board of directors.
          “Subsidiary” means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          7. Amendment and Waiver.
          No amendment, modification or waiver of any of the terms or provisions of the Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred or Series A-6 Preferred shall be binding or effective without the prior affirmative vote or written consent of the holders of two-thirds of the outstanding Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred or Series A-6 Preferred, as applicable, and no change in such terms may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of two-thirds of the outstanding Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred or Series A-6 Preferred, as applicable. Any amendment, modification or waiver of any of the terms or provisions of any Series of Convertible Preferred approved in the manner described in this Section 7, whether prospective or retroactively effective, shall be binding upon all holders of such Series of Convertible Preferred.
          8. Registration of Transfer.
     The Corporation shall keep at its principal office a register for the registration of the Convertible Preferred. Upon the surrender of any certificate representing Convertible Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.
          9. Replacement.
     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Convertible Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
          10. Reservation of Common Stock Issuable Upon Conversion.
     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Convertible Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Convertible Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
          11. Notices.
     Any notice required by the provisions of this Article V shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.
          12. Payment of Taxes.
     The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred so converted were registered.
          13. No Dilution or Impairment.
     The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.
          14. No Reissuance of Convertible Preferred.
     No share or shares of Convertible Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.
     C. Transfer Restrictions: The Corporation shall have the right, by appropriate action, to impose restrictions upon the transfer of any shares of its capital stock, or any interest therein, from time to time issued, provided that notice of such restrictions shall be set forth upon the face or back of the certificates representing such shares of capital stock.
     D. Preemptive Rights: Except as otherwise agreed to by the Corporation, no shareholder of the Corporation shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of capital stock or for other securities of any class, or for rights, warrants or options to purchase capital stock, or for securities of any kind convertible into or exchangeable for capital stock.
* * * * *

     IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed these Articles of Amendment pursuant to Section 7-110-106 of the Colorado Business Corporation Act as of the 13th day of April, 1999. The undersigned further certifies that pursuant to Section 7-106-102 of the Colorado Business Corporation Act, shareholder approval was not required for this amendment.

Ron Saunders
President

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GLOBAL EMPLOYMENT SOLUTIONS, INC.
Pursuant to Section 7-106-102 of the
Colorado Business Corporation Act
     GLOBAL EMPLOYMENT SOLUTIONS, INC., a corporation organized under the laws of the State of Colorado (the “Corporation”), does hereby certify:
     1. The name of the Corporation is Global Employment Solutions, Inc.
     2. The Board of Directors on April 4, 2002, pursuant to authority granted by the Articles of Incorporation and Section 7-106-102 of the Colorado Business Corporation Act, duly adopted the following amendment and restatement in its entirety of Article V of the Articles of Incorporation converting each outstanding class of preferred stock into a single class of Series C Convertible Preferred Stock and establishing the preferences, limitations and relative rights of the Corporation’s Series D Convertible Preferred Stock.
     3. The amendment and restatement of Article V of the Articles of Incorporation was duly approved and adopted at a meeting of the shareholders of the Corporation on May 9, 2002.
     4. These Articles of Amendment supersede in its entirety the existing Article V of the Articles of Incorporation of the Corporation.
Article V
     A. Authorized Shares: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Sixty Million (60,000,000) shares, of which Fifty Million shares shall constitute Preferred Stock, $.01 par value, and Ten Million (10,000,000) shares shall constitute Common Stock, $.01 par value.
     B. Preferred Stock: The Preferred Stock may be issued from time to time in one or more classes or series. The board of directors of the Corporation shall have the authority, to the full extent permitted by the Colorado Business Corporation Act, to designate the Preferred Stock in one or more classes or series and to fix and determine the relative rights and preferences of such classes or series so established, including voting, dividend, redemption, liquidation preference and other rights. All outstanding shares of Series A Preferred Stock and Series B Preferred Stock (of any class) are, simultaneously with the effectiveness of this Amendment, being retired and are of no further force and effect.
Designation of Series C and Series D
Preferred Stock
Seven Million (7,000,000) of the Corporation’s authorized shares of Preferred Stock, $.01 par value, are hereby designated “Series C Preferred Stock” (the “Series C Preferred”), and Thirty Million (30,000,000) of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (the “Series D Preferred”). The relative rights, preferences, privileges, restrictions and other matters relating to the Series C Preferred and Series D Preferred (collectively, the “Preferred Stock”) are as follows:
          1. Dividend Rights.
          No dividends shall be paid on the Common Stock for so long as any class of Preferred Stock is outstanding.
          2. Voting Rights.
          Except as otherwise required by law, the Preferred Stock shall vote with the shares of the Common Stock of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock with each share being entitled to one vote per share.
          3. Liquidation Rights.
          (1) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any shares of Common Stock, (i) the holders of Series C Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series C Preferred equal to the sum of $1.00 (the “Original Series C Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series C Preferred (the “Series C Liquidation Value”), and (ii) the holders of Series D Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series D Preferred equal to the sum of $1.00 (the “Original Series D Issue Price”), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series D Preferred (the “Series D Liquidation Value”). If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Preferred Stock, then such assets shall be distributed among the holders of Series C Preferred prior to any amount being distributed to holders of Series D Preferred at the time outstanding, in each case ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
          (2) None of the following events shall be considered a liquidation for purposes of this Section 3: (i) any consolidation or merger of the Corporation with or into any other corporation or other entity, (ii) any other corporate reorganization, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation.
          4. Redemption Rights.
               (a) Mandatory Redemption. Simultaneously with the consummation of an Approved Sale, the Corporation shall redeem, subject to Section 4(c) all but not less than all of the then outstanding shares of Preferred Stock at a redemption price per share equal to the Redemption Value by delivering written notice of such election to the Corporation. In addition, unless a lesser amount is otherwise approved by the holders of a majority of the outstanding Series C Preferred, the Corporation shall redeem on or prior to July 31, 2002, 3,838,864 shares of the outstanding Series C Preferred having a redemption price equal to its Liquidation Value plus a redemption premium equal to 12% per annum (calculated from November 15, 2001), plus the payment of a special fee of 2% of the Liquidation Value being redeemed, less $289,194.43.
               (b) Redemption Payments. For each share of Preferred Stock which is to be redeemed hereunder, the Corporation shall be obligated on the redemption date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share) an amount in cash equal to the Redemption Value. If the funds of the Corporation legally available for redemption of Shares of Preferred Stock are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares pro rata among the holders of Shares of Preferred Stock to be redeemed as set forth on Annex A and any remaining shares of Preferred Stock shall be deemed automatically to have been surrendered to the Corporation without further consideration.
               (c) Notice of Redemption. The Corporation shall mail written notice of each redemption of Shares of Preferred Stock to each record holder thereof not more than 60 nor less than 10 days prior to the date fixed for redemption thereof.
               (f) Determination of the Number of Shares to be Redeemed. In partial redemptions hereunder, Shares of Preferred Stock shall be redeemed from the holders thereof ratably in proportion to the amounts they would have received in a full redemption.
          5. Certain Definitions.
          “Approved Sale” means a sale of the Corporation (either through a sale of equity, merger, consolidation, or sale of all or substantially all of the assets of the Corporation) which has been approved by the Board of Directors of the Corporation and at least two managers of Global Investment I, LLC, a Delaware limited liability company.
          “Redemption Value” means an amount determined in accordance with Annex A.
          “SubDebt Documents” means any agreement with the Corporation for borrowed money outstanding as of May 9, 2002, other than (i) any agreement to which all other indebtedness of the Corporation is subordinated (which as May 9, 2002 is the Credit and Security Agreement with Wells Fargo Business Credit, Inc.) and (ii) any credit agreement with Global Investment I, LLC, in each case as the same may be amended, modified or restated from time to time.
          “Subsidiary” means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.
          6. Amendment and Waiver.
          No amendment, modification or waiver of any of the terms or provisions of the Series C Preferred or Series D Preferred shall be binding or effective without the prior affirmative vote or written consent of the holders of two-thirds of the outstanding Series C Preferred and Series D Preferred voting as a separate class, and no change in such terms may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of two-thirds of the outstanding Series C Preferred and Series D Preferred voting as a separate class. Any amendment, modification or waiver of any of the terms or provisions of any Series of Preferred Stock approved in the manner described in this Section 6, whether prospective or retroactively effective, shall be binding upon all holders of such Series of Preferred Stock.
          7. Registration of Transfer.
     The Corporation shall keep at its principal office a register for the registration of the Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.
          8. Replacement.
     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          9. Notices.
     Any notice required by the provisions of this Article V shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.
          10. Payment of Taxes.
     The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.
          11. No Dilution or Impairment.
     The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.
          12. No Reissuance of Preferred Stock.
     No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.
     C. Transfer Restrictions: The Corporation shall have the right, by appropriate action, to impose restrictions upon the transfer of any shares of its capital stock, or any interest therein, from time to time issued, provided that notice of such restrictions shall be set forth upon the face or back of the certificates representing such shares of capital stock.
     D. Preemptive Rights: Except as otherwise agreed to by the Corporation, no shareholder of the Corporation shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of capital stock or for other securities of any class, or for rights, warrants or options to purchase capital stock, or for securities of any kind convertible into or exchangeable for capital stock.
* * * * *

     IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed these Articles of Amendment pursuant to Section 7-110-106 of the Colorado Business Corporation Act as of the 9th day of May 2002.

/s/ Howard Brill
Howard Brill President

ANNEX A
Redemption Value
     After repayment of any indebtedness for borrowed money (other than any of the indebtedness incurred pursuant to the SubDebt Documents), the proceeds of any Approved Sale (“Net Funds”) shall be applied as follows:
     (a) Management. Prior to any of the following payments, the Corporation’s management (“Management”) will receive a percentage of the Net Funds determined in accordance with Schedule A hereto, and shall be distributed to management in the manner determined by the compensation committee of the Board of Directors of the Corporation. Such distributions may be in the form of bonuses or equity instruments, or any combination thereof, at the discretion of the compensation committee.
     (b) Tier 1. After the payment to Management described in clause (a) has been paid in full, an amount equal to three times the difference between 6,838,864 and the amount of Series C Preferred Stock redeemed prior to such payment (but in no event less than $9 million) of Net Funds shall be paid to holders of Series C Preferred pro rata based on the outstanding number of shares of Series C Preferred.
     (c) Tier 2. After Tier 1 has been paid in full, payments shall be made in the following proportions until the principal amount owing under SubDebt Documents:
          (i) 51.3% to the payment of the outstanding debt set forth on Schedule B, pro rata, based on the outstanding amount of principal under the SubDebt Documents set forth on Schedule B;
          (ii) 26.7% to the holders of Series C Preferred pro rata based on the outstanding number of shares of Series C Preferred; and
          (iii) 22% to the holders of Series D Preferred pro rata based on the outstanding shares of Series D Preferred.
     (d) Tier 3. After Tier 2 has been paid in full, payments shall be made in the following proportions until the holders of Series C Preferred of the Corporation have received an aggregate of $14,746,960.40 (including the payments to them under Tier 2):
          (i) 28.2% to holders of Series C Preferred pro rata based on the outstanding number of shares of Series C Preferred; and
          (ii) 71.8% to the holders of Series D Preferred pro rata based on the outstanding shares of Series D Preferred.
     (e) Tier 4. After Tier 3 has been paid in full, payments shall be made in the following proportions until the persons and entities set forth on Schedule C (the “Original Holders”) have received an aggregate of $22,221,038.34 (including the payments to them under Tiers 2 and 3):
          (i) 30% to the holders of Series C Preferred pro rata based on the outstanding shares of Series C Preferred; and
          (ii) 70% to the holders of Series D Preferred pro rata based on the outstanding shares of Series D Preferred.
     (f) Tier 5. After Tier 4 has been paid in full, payments shall be made in the following proportions until the entities set forth on Schedule D (the “Subordinated Lenders”) have received 100% of the accrued and unpaid interest set forth on Schedule D (the “Accrued Interest Amounts”):
          (i) 32% to the holders of Series C Preferred pro rata based on the outstanding shares of Series C Preferred;
          (ii) 33.3% to the holders of Series D Preferred pro rata based on the outstanding shares of Series D Preferred; and
          (iii) 34.7% to the Subordinated Lenders, pro rata, based on the Accrued Interest Amounts.
     (g) Tier 6. After Tier 5 has been paid in full, the remaining funds shall be distributed in the following proportions:
          (i) 32% to the holders of Series C Preferred pro rata based on the outstanding shares of Series C Preferred;
          (ii) 51.2% to the holders of Series D Preferred pro rata based on the outstanding shares of Series D Preferred;
          (iii) 10.0% to the holders of the Corporation’s common stock; and
          (iv) 6.8% to the Subordinated Lenders, pro rata, based on the outstanding amount of principal under the SubDebt Documents set forth on Schedule B.

	Mail to: Secretary of State	For office use only 006
Corporations Section
Please include a typed	1560 Broadway, Suite 200
self-addressed envelope MUST BE TYPED	Denver, CO 80202 (303)894-2251 Fax (303)894-2242
FILING FEE: $5.00
MUST SUBMIT TWO COPIES
CERTIFICATE OF CORRECTION
Pursuant to the Colorado Business Corporation Act, the undersigned hereby executes the following certificate of correction:

FIRST:	The exact name of the corporation is Global Employment solutions, inc.

organized under the laws of Colorado

SECOND:	Description of the documents being corrected (i.e. Articles of Incorporation, Amendment, Merger or other) or an attached copy of the document:
Articles of Amendment to Articles of Incorporation

THIRD:	Date document was filed May 15, 2002.

FOURTH:	Statement of incorrect information:

Schedules A, B, C and D to Annex A to the Articles of Amendment to Articles of Incorporation

FIFTH:	Statement of corrected information

See attached corrected Schedules A, B, C and D to Annex A to the Articles of Amendment to Articles of Incorporation.

Signature	[ILLEGIBLE]

Title President

Schedule A — Management Share of Net Proceeds

			Management
	If Net Funds are	But Less Than	Allocation
	Greater Than:	or Equal To	of Proceeds
Level 1	$0	$48,192,226	10.00%
Level 2	$48,192,226	$61,405,470	15.00%
Level 3	$61,405,470	$82,429,483	20.00%
Level 4	$82,429,483	n/a	25.00%

Schedules B and D — Subordinated Lender Allocation of Principal and Interest

			Class	Total
	Sub Debt	Total	Allocation	Allocation
	Principal	Allocation	of Accrued	of Accrued
	Invested	of Principal	Interest	Interest
Parties to the Note Purchase Agreement, Dated March 13, 1998, as amended:
Seacoast Capital	$4,300,000.00	26.96%	$576,015.45	29.76%
Pacific Mezzanine	2,866,000.00	17.97%	383,920.99	19.83%
Stratford Capital	4,050,000.00	25.39%	542,526.18	28.03%
Rocky Mountain Capital	2,750,000.00	17.24%	368,381.97	19.03%

Subtotal	$13,966,000.00	87.56%	$1,870,844.59	96.66%

Party to the Promissory Note dated
November 15, 2001:
KRG Colorado, LLC	1,500,000.00	9.40%	0.00	0.00%

Parties to the Subordinated Promissory
Note Agreement, Dated July 29, 1988:
George Connley	457,965.06	2.87%	61,259.06	3.16%
Greg Bacharach	25,944.36	0.16%	3,470.41	0.18%

Subtotal	$483,909.42	3.03%	$64,729.47	3.34%

Total	$15,949,909.42	100.00%	$1,935,574.06	100.00%

Total Principal and Accrued Interest			$17,885,483.48

Schedule C — Original Holders

			Total
	Shares	Old Equity	Allocation
	Outstanding	Invested	of Proceeds
Seacoast Capital Partners	210,664	$1,299,998.04	5.85%
Pacific Mezzanine Fund	68,648	399,999.62	1.80%
Bayview Investors, Ltd.	56,819	300,004.32	1.35%
Stratford Equity Partners, L.P.	538,461	3,499,996.50	15.75%
Stratford Capital Partners, L.P.	76,923	499,999.50	2.25%
Argentum Capital Partners II, L.P.	136,575	887,737.50	4.00%
Infrastructure & Environmental Private Equity Fund III, L.P.	218,519	1,420,373.50	6.39%
Environmental & Information Technology Private Equity Fund III	54,629	355,088.50	1.60%
The Productivity Fund III, L.P.	102,431	665,801.50	3.00%
Rocky Mountain Mezzanine Fund II, L.P.	115,385	750,002.50	3.38%
Steve Pennington	102,858	543,090.24	2.44%
Ken Michaels	77,142	407,309.76	1.83%
Mike Sizemore	20,000	105,600.00	0.48%
Aurelia J. Abbatiello	59,230	384,995.00	1.73%
Charles T. Bell, Jr.	48,462	315,003.00	1.42%
George W. Connley	819,854	2,357,229.00	10.61%
Robert G. Bacharach	46,446	133,542.00	0.60%
Darren R. Hensley and Linda J. Hensley	1,486	8,503.66	0.04%
George A. Hagerty	3,788	22,311.32	0.10%
Mark E. Loomis	4,000	23,560.00	0.11%
Harry E. Gwirtsman	2,000	11,780.00	0.05%
Arthur R. Miller	8,581	49,999.80	0.23%
Anthony Osowski	7,500	44,175.00	0.20%
Beth Chartoff	2,000	10,560.00	0.05%
The College Fund, LLC	4,261	24,230.48	0.11%
John E. Hayes, III	1,894	10,000.32	0.05%
Mary Lou Raders	4,762	25,143.36	0.11%
AM Trust	43,810	250,104.80	1.13%
Ted R. Rieple	4,994	30,150.32	0.14%
Philip E. Johnson	9,955	52,562.40	0.24%
Philip E. Johnson Self-Employed Retirement Plan	14,250	75,240.00	0.34%
Peggy A. Richter and Alan W. Ogden	4,735	25,000.80	0.11%
Robert L. Mitton Trust — Family Fund	30,000	171,893.20	0.77%
Julian F. Reichman	2,000	11,780.00	0.05%
David C. Blatte	4,000	23,560.00	0.11%
Joseph J. Gwirtsman	1,000	5,890.00	0.03%
Helen Gwirtsman	1,000	5,890.00	0.03%
Steven M. Bathgate	5,000	29,450.00	0.13%
Mark S. Maymar	3,800	20,064.00	0.09%
Maymar Family 1997 Trust FBO John D. Maymar	1,900	10,032.00	0.05%
Maymar Family 1997 Trust FBO Lauren E. Maymar	1,900	10,032.00	0.05%
Frank H. Schiller	1,894	10,000.32	0.05%
George L. Hunt, III	1,894	10,000.32	0.05%
David G. Kerns and Lisa Loomis Kerns	5,000	31,280.00	0.14%
Kevin A. Cudney SEP/IRA, Dain Rauscher, Custodian	3,000	15,840.00	0.07%
Kevin A. Cudney	1,500	9,750.00	0.04%
Roger T. Felthoven	1,000	5,280.00	0.02%
Michael B. Lawler, as Trustee for The Brighton Residence Trust	10,000	58,900.00	0.27%
Bertrand L. Taylor and Janet H. Taylor	14,205	75,002.40	0.34%
Home Mac Corporation	37,879	200,001.12	0.90%
Paul Kurowski	18,940	111,556.60	0.50%
Robert M. Stanzler Profit Sharing Trust	18,940	111,556.60	0.50%
Christopher J. Lane	24,385	128,752.80	0.58%
Ron Saunders and Kimberly Saunders	100,190	590,003.20	2.66%
Mathers Associates	56,818	299,999.04	1.35%

Schedule C — Original Holders

			Total
	Shares	Old Equity	Allocation
	Outstanding	Invested	of Proceeds
Skippack Partners	9,470	50,001.60	0.23%
Lee W. Dines	35,000	184,800.00	0.83%
Jacob Bank	2,841	15,000.48	0.07%
Rosalind Bank	1,000	6,500.00	0.03%
Barry Bank	1,000	6,500.00	0.03%
Regina Matte Bank	300	1,950.00	0.01%
Michael K. Haines	28,000	164,920.00	0.74%
John J. Borer, III and Cynthia Van Osch	4,800	25,344.00	0.11%
R&R Capital Group, Inc.	1,600	10,400.00	0.05%
Timothy F. Farrell and Katherine R. Farrell	10,000	52,800.00	0.24%
Jeffrey M. Hurlburt	1,894	10,000.32	0.05%
Carylyn K. Bell	4,500	23,760.00	0.11%
First American Trust Company, as Trustee for Rutan & Tucker, FBO	1,894	10,000.32	0.05%
John R. Garrett	1,895	10,005.60	0.05%
James A. Johnson	14,205	75,002.40	0.34%
Scot A. Ross	9,470	55,778.30	0.25%
Bill B. Deyo	3,788	22,311.32	0.10%
Sheryl B. Osten	55	357.50	0.00%
Mark M. King	23,674	124,998.72	0.56%
Brenda K. King	14,205	75,002.40	0.34%
Mark M. King Trust	576	3,041.28	0.01%
Brenda K. King Trust	576	3,041.28	0.01%
MBKChildrens Trust	190	1,003.20	0.00%
Bruce L. Rogers and Sally K. Rogers, Tenants in Common	39,220	207,081.60	0.93%
Capital Resources Growth, Inc.	22,451	121,873.10	0.55%
Charles R. Gwirtsman and Nancy J. Reichman	10,000	52,800.00	0.24%
Nancy J. Reichman	7,500	39,600.00	0.18%
Nancy J. Reichman, Custodian for Daniel L. Gwirtsman	1,000	5,280.00	0.02%
Nancy J. Reichman, Custodian for Andrew J. Gwirtsman	1,000	5,280.00	0.02%
Steven D. Neumann	1,769	11,498.50	0.05%
Gary Resnikoff	70,180	491,260.00	2.21%
Cliff Daniels	44,914	314,398.00	1.41%
Gregg Resnikoff	5,614	39,298.00	0.18%
Gary Leger	5,614	39,298.00	0.18%
Wayne Anderson	4,211	29,473.50	0.13%
Jack and Marge Faber	4,211	29,473.50	0.13%
Nicki Resnikoff	2,807	19,649.00	0.09%
David Olivas	2,807	19,649.00	0.09%
Stephen Hamrick	2,500	17,500.00	0.08%
Robert W. Kennedy	107,143	750,001.00	3.38%
Albert J. Lofgren	35,714	249,998.00	1.13%
Economics “Held” for Main Line Option Holders	100,000	700,000.00	3.15%
Ron Saunders	19,886	104,998.08	0.47%
Bindhu Aravapalli	35,415	283,318.00	1.27%
Mithra Bindhu	82,637	661,096.00	2.98%
Prasad Tagat	20,011	160,090.00	0.72%

Total	4,014,843	$22,221,038.34	100.00%

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GLOBAL EMPLOYMENT SOLUTIONS, INC.
Pursuant to Sections 7-110-103 and 7-110-106 of the
Colorado Business Corporation Act
     GLOBAL EMPLOYMENT SOLUTIONS, INC., a corporation organized under the laws of the State of Colorado (the “Corporation”), does hereby certify:
     1. The name of the Corporation is Global Employment Solutions, Inc.
     2. The Board of Directors on February 3, 2005, pursuant to authority granted by the Articles of Incorporation and Sections 7-110-103 and 106 of the Colorado Business Corporation Act, duly adopted the following amendments and restatements in their entirety of Section V.B.1 and Article XIII of the Corporation’s Articles of Incorporation regarding the dividend rights of the Corporation’s Preferred Stock and the distribution of the Corporation’s assets, respectively.
     3. These amendments and restatements of Section V.B.1 and Article XIII of the Corporation’s Articles of Incorporation were duly approved and adopted at a meeting of the shareholders of the Corporation on March 14, 2005, and the number of votes cast for them at such meeting by each of the voting groups of shareholders entitled to vote separately thereon was sufficient for approval by such voting group.
Article V
          B. Preferred Stock:
          1. Dividend Rights.
               No dividends shall be paid on the Common Stock for so long as any class of Preferred Stock is outstanding, unless such dividends are paid in accordance with the same sequence of priorities set forth in Sections (a) through (g) of Annex A (Redemption Value) to the Corporation’s Articles of Incorporation but disregarding the introductory paragraph to such Annex A requiring repayment of certain of the Corporation’s indebtedness.
* * * * *

Article XIII
     In addition to the other powers now or hereafter conferred upon the Board of Directors by these Articles of Incorporation, the Bylaws of the Corporation, or by the laws of the State of Colorado, if the Board of Directors determines from time to time that it has sufficient assets, either in cash or in kind, of the Corporation available for distribution, it may, subject to the limitations contained in the Colorado Business Corporations Act, distribute such assets, in partial liquidation, in accordance with the same sequence of priorities set forth in Sections (a) through (g) of Annex A (Redemption Value) to these Articles of Incorporation but disregarding the introductory paragraph to such Annex A requiring repayment of certain of the Corporation’s indebtedness. In the event of any such distributions, the amounts payable to any person, including a shareholder of the Corporation, in connection with an Approved Sale pursuant to Section V.B.4 of these Articles of Incorporation shall be reduced by the aggregate amount of the distributions previously received by such person.
* * * * *

EXHIBIT B
BYLAWS
(See Attached)

BY-LAWS
GLOBAL PERSONNEL SERVICES, INC.
A Colorado Corporation
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of the corporation in the State of Colorado shall be located in the County of Denver at 370 Seventeenth Street, Suite 2300, Denver, Colorado 80202. The name of the corporation’s registered agent at such address shall be Bruce L. Rogers. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.
     Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Colorado, as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting may be determined by resolution of the board of directors or by the president of the corporation.
     Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or without the State of Colorado, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by any member of the board of directors or the president and shall be called by the president upon the written request of holders of shares entitled to cast not less than thirty percent (30%) of the total voting power of the corporation’s outstanding voting stock.

     Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal executive office of the corporation.
     Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time and, in the case of special meetings, the purpose or purposes of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
     Section 5. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the corporation’s principal office. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 6. Quorum. Except as otherwise provided by applicable law or by the Articles of Incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 7 of this Article until a quorum shall be present or represented.
     Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.
     Section 9. Voting Rights. Except as otherwise provided by the Colorado Business Corporation Act or by the Articles of Incorporation and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.
     Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy must be signed by the stockholder granting the proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.
     Section 11. Action by Written Consent. Unless otherwise provided in the Articles of Incorporation or these by-laws, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be executed by all stockholders entitled to vote thereon and delivered to the corporation by delivery to its registered office in the state of Colorado, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.
ARTICLE III
DIRECTORS
     Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.
     Section 2. Number, Election and Term of Office. The number of directors which shall constitute the full board of directors shall be established from time to time by resolution of the board. The members of the board of directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Each director so elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
     Section 3. Removal and Resignation. Any director or the entire board of directors may be removed at any time with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series of stock are entitled to elect one or more directors by the provisions of the corporation’s Articles of Incorporation, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.
     Section 4. Vacancies. Except as otherwise provided by the Articles of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.
     Section 5. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.
     Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the chairman of the board or the president on at least 24 hours notice to each director, either personally, by telephone, by mail or by telegraph; in like manner and on like notice the president must call a special meeting on the written request of at least a majority of the directors.
     Section 7. Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 8. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
     Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.
     Section 10. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.
     Section 11. Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.
     Section 12. Action by Written Consent. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE IV
OFFICERS
     Section 1. Number. The officers of the corporation shall be elected by the board of directors and shall consist of a chairman, if any is elected, a president, one or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person, except that no person may simultaneously hold the office of president and secretary. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.
     Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon as practicable thereafter. The president shall appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
     Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by resolution of the board of directors.
     Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.
     Section 6. The Chairman of the Board. The chairman of the board, if one shall have been elected, shall be a member of the board, an officer of the corporation, and, if present, shall preside at each meeting of the board of directors or shareholders. The chairman of the board shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. He shall advise the president, and in the president’s absence, other officers of the corporation, and shall perform such other duties as may from time to time be assigned to him by the board of directors.
     Section 7. The President. The president shall be the chief executive officer of the corporation. In the absence of the chairman of the board or if a chairman of the board shall have not been elected, the president shall preside at all meetings of the stockholders and board of directors at which he or she is present. Subject to the powers of the board of directors, the president shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.
     Section 8. Vice-Presidents. The vice-president, if any, or if there shall be more than one, the vice-presidents in the order determined by the board of directors shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these by-laws may from time to time prescribe.
     Section 9. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the president or these by-laws may from time to time prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may from time to time prescribe.
     Section 10. The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the president or these by-laws may from time to time prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the president or treasurer may from time to time prescribe.
     Section 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.
     Section 12. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
     Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the Colorado Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees) actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to advancement by the corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.
     Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Colorado Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Colorado Business Corporation Act, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     Section 3. Nonexclusivity of Article V. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 4. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.
     Section 5. Expenses. Expenses incurred by any person described in Section 1 of this Article V in defending a proceeding shall be paid by the corporation in advance of such proceeding’s final disposition unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.
     Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.
     Section 7. Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the Colorado Business Corporation Act or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

     Section 8. Merger or Consolidation. For purposes of this Article V, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VI
CERTIFICATES FOR STOCK
     Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the chairman of the board, the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar other than the corporation or its employee, the signature of any such chairman of the board, president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.
     Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.
     Section 3. Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
     Section 4. Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Colorado, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.
     Section 5. Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
     Section 6. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII
GENERAL PROVISIONS
     Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.
     Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.
     Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
     Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
     Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
     Section 6. Corporate Seal. The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Colorado”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 7. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
     Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Colorado or at its principal place of business.
     Section 9. Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
     Section 10. Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the Articles of Incorporation, the Colorado Business Corporation Act or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VIII
AMENDMENTS
     These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

EXHIBIT C
NAMES AND TITLES OF AUTHORIZED OFFICERS

Name	Position	Signature

Howard Brill	Chief Executive Officer and President

Dan Hollenbach	Chief Financial Officer

EXHIBIT D
RESOLUTIONS
(See Attached)

GLOBAL EMPLOYMENT SOLUTIONS, INC.
MINUTES OF BOARD OF DIRECTORS MEETING
February 14, 2006
A meeting of the Board of Directors (the “Board”) of Global Employment Solutions, Inc. (the “Company”) was held on February 14, 2006 at 9:00 am, Mountain Time, via telephone.
Participating were Directors Charles Bell, Howard Brill, Christopher Bock, John Farmer, Charles Gwirtsman, Charles Hamilton, Bruce Rogers and Steve Pennington. Also present by invitation were Dan Hollenbach, the Company’s Chief Financial Officer, and Jeff Knetsch of Brownstein Hyatt & Farber, the Company’s legal counsel. Directors George Connley and Paul Lyons did not participate in the meeting.
Mr. Gwirtsman called the meeting to order.
The first order of business was an update of the proposed recapitalization given by Mr. Gwirtsman, Mr. Bock, Mr. Brill and Mr. Knetsch. After discussion, the Board unanimously authorized the attached resolutions associated with the Company’ recapitalization.
Mr. Brill gave a brief update of the business.
Mr. Gwirtsman discussed the fact that Lee Elkinson will be terminated for an issue that came to the attention of the management team through background checks conducted by the auditors. Dan Hollenbach mentioned that Mr. Elkinson needed to be removed as a signatory on the First Trust Bank account. Mr. Bock motioned that Mr. Elkinson be removed as a signatory, Mr. Pennington seconded the motion and the motion unanimously passed.
With no other business to be discussed, the meeting was then adjourned.

Corporate Resolutions Authorizing Recapitalization
1.	Approval of Recapitalization and Share Purchase Agreement
     WHEREAS, there has been presented to the Board for its consideration a plan of recapitalization (the “Recapitalization”) consisting of (i) a merger with a subsidiary of a to-be-determined public shell corporation (“PubCo”), (ii) PubCo’s issuing of up to $30,000,000 of convertible notes, up to $12,750,000 of preferred stock and up to $4,250,000 of common stock, each accompanied by warrants to purchase common stock, (iii) an amendment to the Company’s current credit agreement with Wells Fargo Bank, National Association, and (iv) a shareholder dividend;
     WHEREAS, there has been presented to the Board for its consideration a proposed form of Share Purchase Agreement that implements the Recapitalization, a copy of which is attached hereto as Attachment 1 (the “Share Purchase Agreement”), to be entered into among the Company, PubCo, a subsidiary of PubCo and the Company’s shareholders; and
     WHEREAS, the Board has determined it to be in the best interest of the Company and its shareholders to approve the Recapitalization and the Share Purchase Agreement.
     NOW, THEREFORE, BE IT RESOLVED, that the Recapitalization is authorized and approved;
     FURTHER RESOLVED, that the form, terms and provisions of the Share Purchase Agreement are authorized and approved with such changes as the officers executing the same deem necessary or advisable; and
     FURTHER RESOLVED, that the officers of the Company are authorized and directed to take such actions and execute and deliver on behalf of the Company such documents or instruments as may be necessary to accomplish the foregoing resolutions.
2.	Authorization to Select Public Shell Corporation
     WHEREAS, pursuant to the proposed Recapitalization the Company will become a subsidiary of PubCo;
     WHEREAS, the Company has not yet identified PubCo, and the Board has determined it to be in the best interest of the Company and its shareholders to authorize Howard Brill, Dan Hollenbach and KRG Capital Partners, LLP to select PubCo.
     NOW, THEREFORE, BE IT RESOLVED, that Howard Brill, Dan Hollenbach and KRG Capital Partners, LLP are authorized and directed to select PubCo.

3.	Approval of Issuance of Convertible Notes and Warrants
     WHEREAS, there has been presented to the Board for its consideration a proposed form of Notes Securities Purchase Agreement, a copy of which is attached hereto as Attachment 2 (the “Notes Purchase Agreement”), to be entered into among the Company and several purchasers, pursuant to which the purchasers will purchase PubCo senior secured convertibles notes, which are convertible into PubCo common stock, in an aggregate principal amount of up to $30,000,000, and, for no additional consideration, warrants to acquire shares of PubCo common stock; and
     WHEREAS, the Board has determined that the transaction contemplated by the Notes Purchase Agreement is in the best interest of the Company and its shareholders.
     NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Notes Purchase Agreement and the attached forms of Convertible Note, Warrant and Registration Rights Agreement are authorized and approved with such changes as the officers executing the same deem necessary or advisable; and
     FURTHER RESOLVED, that the officers of the Company are authorized and directed to take such actions and execute and deliver on behalf of the Company such documents or instruments as may be necessary to accomplish the foregoing resolution.
4.	Approval of Issuance of Preferred Stock and Warrants
     WHEREAS, there has been presented to the Board for its consideration a term sheet, a copy of which is attached hereto as Attachment 3 (the “Preferred Stock Term Sheet”), containing the principal terms for the issuance of PubCo convertible preferred stock, convertible into PubCo common stock in an aggregate principal amount of up to $12,750,000, and, for no additional consideration, warrants to acquire shares of PubCo common stock, except that the escrow provisions shall be omitted; and
     WHEREAS, the Board has determined that the transaction contemplated by the Preferred Stock Term Sheet is in the best interest of the Company and its shareholders.
     NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Preferred Stock Term Sheet are authorized and approved with such changes as the officers executing the final documentation therefor deem necessary or advisable; and
     FURTHER RESOLVED, that the officers of the Company are authorized and directed to take such actions and execute and deliver on behalf of the Company such documents or instruments as may be necessary to accomplish the foregoing resolution.

5.	Approval of the Issuance of Common Stock and Warrants
     WHEREAS, there has been presented to the Board for its consideration a term sheet, a copy of which is attached hereto as Attachment 4 (the “Common Stock Term Sheet”), containing the principal terms for the issuance of PubCo common stock in an aggregate principal amount of up to $4,250,000, and, for no additional consideration, warrants to acquire additional shares of PubCo common stock, except that the escrow provisions shall be omitted;
     WHEREAS, the Board has determined that the transaction contemplated by the Common Stock Term Sheet is in the best interest of the Company and its shareholders.
     NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Common Stock Term Sheet are authorized and approved with such changes as the officers executing the final documentation therefor deem necessary or advisable; and
     FURTHER RESOLVED, that the officers of the Company are authorized and directed to take such actions and execute and deliver on behalf of the Company such documents or instruments as may be necessary to accomplish the foregoing resolution.
6.	Approval of Amendment to Wells Fargo Credit Facility
     WHEREAS, the Company is a party to a Credit and Security Agreement (the “Credit Agreement”), by and among the Company, Excell Personnel Services Corporation, Friendly Advanced Software Technology, Inc., Temporary Placement Service, Inc., Southeastern Staffing, Inc., Southeastern Personnel Management, Inc., Bay HR, Inc., Southeastern Georgia HR, Inc. and Main Line Personnel Service, Inc. (each, a “Borrower”) and Wells Fargo Bank, N.A., acting through its Wells Fargo Business Credit operating division;
     WHEREAS, there has been presented to the Board for its consideration a preliminary term sheet proposing amendments to the Credit Agreement, including an increase to the existing revolving credit facility and an additional term loan, a copy of which is attached hereto as Attachment 5, pursuant to a Fifth Amendment to Credit and Security Agreement and Waiver of Defaults and various other documents contemplated therein (the “Amendment to Credit Agreement”); and
     WHEREAS, the Board has determined that approval of the Amendment to Credit Agreement is in the best interest of the Company and each other Borrower and their shareholders.
     NOW, THEREFORE, BE IT RESOLVED, that the Amendment to Credit Agreement, and all documents and transactions contemplated therein, is authorized and approved, in such form and with such changes as the officer or officers executing the same deem advisable; and

     FURTHER RESOLVED, that the respective officers of each of the Borrowers are authorized and directed to take such actions, and execute and deliver on behalf of each of the Borrowers the Amendment to Credit Agreement and such documents as may be necessary to accomplish the foregoing resolution.
7.	Approval of Merger with MergerCo
     WHEREAS, there has been presented to the Board for its consideration a proposed Plan of Merger, a copy of which is attached hereto as Attachment 6 (the “Plan of Merger”), to be entered into between the Company and Global Merger Corp, a Colorado corporation (“MergerCo”), pursuant to which MergerCo would merge with and into the Company, with the Company being the surviving corporation; and
     WHEREAS, the Board has determined that the transaction contemplated by the Plan of Merger is in the best interest of the Company and its shareholders.
     NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Plan of Merger are authorized and approved with such changes as the officers executing the final documentation therefor deem necessary or advisable; and
     FURTHER RESOLVED, that the officers of the Company are authorized and directed to take such actions and execute and deliver on behalf of the Company such documents or instruments as may be necessary to accomplish the foregoing resolution.
8.	Call of Special Meeting of Shareholders
     WHEREAS, the Board deems it to be in the best interest of the Company to call a special meeting of the shareholders (the “Special Meeting”) to vote on the Recapitalization and the Share Purchase Agreement.
     NOW, THEREFORE, BE IT RESOLVED, that the Board authorizes the President of the Company to call the Special Meeting at any date to be determined by the President in accordance with the Company’s Bylaws and Colorado law.
9.	Record Date and Notice of Special Meeting.
     WHEREAS, the Board deems it to be in the best interest of the Company to designate February 28, 2006, as the record date for the Company’s shareholders entitled to notice of and vote at the Special Meeting.
     NOW, THEREFORE, BE IT RESOLVED that February 28, 2006, is hereby designated as the record date for shareholders entitled to notice and vote at the Special Meeting; and

     FURTHER RESOLVED, that the officers of the Company are instructed to prepare a notice of the Special Meeting to be delivered to the shareholders in accordance with the Company’s Bylaws and Colorado law along with a proxy statement describing the Recapitalization.
10.	Recommendation that Shareholders Vote in Favor of the Recapitalization and Share Purchase Agreement
     WHEREAS, the Board deems it to be in the best interest of the Company for the shareholders to vote in favor of the Recapitalization and the Share Purchase Agreement.
     NOW, THEREFORE, BE IT RESOLVED that the Board recommends to the Company’s shareholders to vote in favor of the Recapitalization and the Share Purchase Agreement.
11.	Past Authority
     RESOLVED, that all actions taken by the officers of the Company prior to the date of these resolutions which are within the authority conferred hereby are ratified and approved.

     I, Christopher Bock, the undersigned Secretary of Global Employment Solutions, Inc., a Colorado corporation, hereby certify that the foregoing is a full, true and correct copy of the resolutions duly passed by the Board of Directors thereof at a meeting of said Board held on the day and at the place therein specified, and that said resolution has never been revoked, rescinded, or set aside, and is now in full force and effect.

Secretary

Attachment 1
Share Purchase Agreement
[See Exhibit 10.1 to this Form 8-K]

Attachment 2
Notes Purchase Agreement
[See Exhibit 10.2 to this Form 8-K]

Attachment 3
Preferred Stock Term Sheet
(see attached)

December 27, 2005
CONFIDENTIAL
Term Sheet for Global Employment Solutions (the “Company”)

Transaction:	The financing contemplated by this Term Sheet (the “Financing”) is being effected in expectation of a reverse-merger “going-public” transaction (the “Transaction”) by the Company. It is contemplated that the Financing will be documented and that the proceeds of the Financing (the “Escrowed Amount”) will be deposited into escrow on or before January 15, 2006 (the actual date on which funds are deposited into escrow being hereinafter referred to as the “Escrow Deposit Date”). The Escrowed Amount shall not be released to the Company until the fulfillment of each of the following conditions (the “Release Conditions”):

(a) the closing of a purchase of not less than 90% of the Company’s equity in a manner and for consideration described more fully in Exhibit A hereto (the “Share Purchase”) by a public “shell” company whose common stock is quoted on a national securities exchange or on the OTC Bulletin Board (or a wholly-owned subsidiary of such entity)(such entity being hereinafter referred to as “PubCo” or the “Issuer”), which entity shall be incorporated in, and in good standing in, the State of Delaware and shall otherwise be satisfactory to RG (as defined herein) in its sole discretion;

(b) the merger (the “Merger”) of the Company with and into PubCo (or a wholly-owned subsidiary of PubCo) immediately following the Share Purchase, pursuant to which (i) the remaining equity securities of the Company not acquired by PubCo in the Share Purchase will be converted into the same consideration received by those equity security holders of the Company who participated in the Share Purchase and (ii) the shareholders of the Company immediately prior to the Share Purchase and the Merger will own, on a fully-diluted basis following completion of the Share Purchase and the Merger, not less than 97% of the common stock of such surviving entity (or the parent corporation of such surviving entity if the surviving entity is not PubCo);

(c) delivery to the Investors (as defined herein) of audited financial statements of PubCo prepared in accordance with U.S. GAAP for the periods ended December 28, 2003, January 2, 2005 and January 1, 2006, audited by CBIZ/Mayer Hoffman & McCann P.C. or another auditing firm of regionally recognized standing acceptable to RG in its sole discretion, which financial statements (i) shall contain an unqualified opinion of such auditor, (ii) shall reflect pro forma capitalization substantially identical to that set forth on Exhibit B hereto (taking into account the Share Purchase, the Merger and the special dividends and other distributions of proceeds from the Financing and the Concurrent Offerings (as defined herein) expected to be made to the former security holders and current management of the Company in the amounts set forth in Exhibit B hereto (collectively, the “Dividends”)), (iii) fulfill the financial statement requirements for inclusion in both the Current Report on Form 8-K and Registration Statement on Form S-I that PubCo will be obligated to file following the consummation of the Share Purchase, (iv) shall be materially in conformity with the financial statements of the Company (audited by Grant Thornton) for the periods ended December 28, 2003 and January 2, 2005 previously provided to the Investors (other than any non-material change in the balance of the accrued liability related to the worker’s compensation insurance program in place prior to August 2002, as more fully explained in Notes A and N to the 2004 annual report (a “Worker’s Compensation Adjustment”)), and (v) shall reflect EDITDA (after adjustment for (v) a Worker’s Compensation Adjustment, (w) the annual management fee to KRG Capital Partners, LLC, (x) charges related to employee terminations in the first quarter of 2005, (y) fees and expenses related to the Share Purchase and the transactions contemplated hereby and (z) accounting treatment of the Share Purchase and the transactions contemplated hereby with respect to outstanding management equity plan shares)) for the period ended January 1, 2006 of at least $10,500,000;

(d) the extension and modification of the Company’s credit facility with Wells Fargo Business Credit to provide for a credit facility of not less than $15,000,000, on commercially reasonable terms acceptable to RG in its sole discretion;

(e) each member of management of the Company having entered into non-competition and non-solicitation agreements with the Company and PubCo in form and substance satisfactory to RG in its sole discretion, together with agreements between each such member of management and PubCo providing that PubCo shall not grant demand or piggyback registration rights to any such individual, or otherwise agree to register any securities held by any such individual for resale, for a period of two years from the Closing Date (as defined herein);

(f) there having not developed, occurred, or come into effect or existence after the Escrow Deposit Date, any change in, or any development involving a prospective change in or affecting, the position of the Company or PubCo, financial or otherwise, that has had, or would be expected to have, a material adverse effect on the Company’s or PubCo’s general affairs, management, financial condition, shareholders’ equity, results of operations or prospects as determined by RG in its sole discretion; and

(g) there having not developed, occurred or come into effect or existence (i) any suspension or material limitation in trading in securities generally or of PubCo’s shares on the principal stock exchange on which PubCo’s shares are traded (or, if applicable, the trading of Pubco’s shares on the OTC Bulletin Board), (ii) a moratorium on commercial banking activities by either federal or New York State authorities, or (iii) any event, action, state, condition or major financial occurrence of national or international consequence, including any outbreak or escalation of hostilities, act of terrorism, war, national or international emergency, calamity or crisis or like event, or any governmental action, law, regulation, inquiry or other occurrence of any nature which, in the case of any event specified in this clause (iii), in the sole opinion of RG, materially adversely affects or may materially affect the financial markets or the business, operations, affairs or prospects of the Company or PubCo.

Escrow Release:	The date on which all of the Release Conditions and all of the other conditions precedent to the Investors’ obligations to close set forth herein have been satisfied, the Escrowed Amount has been released to PubCo, and the Preferred and Warrants (each as defined below) shall have been issued and delivered to the Investors shall be hereinafter referred to as the “Closing Date”. Until the Closing Date, or the return of the Escrowed Amount to the Investors as contemplated below, the Investors shall be paid a monthly facility commitment fee (the “Commitment Fee”), regardless of whether or not the Transaction is consummated. The Commitment Fee shall be calculated at an annual rate equal to 8% of the Escrowed Amount, increasing to an annual rate of 12% starting on March 1, 2006, payable monthly in arrears by the fifth business day of each subsequent month and prorated for the actual number of days during the Escrow Period (as defined below). In the event that the Release Conditions are not fulfilled prior to March 31, 2006, the Investors shall have the right to call for the return of the Escrowed Amount to the Investors at any time beginning on or after April 1, 2006, whereupon the obligations of the Investors under the documents contemplated hereby shall terminate and be null and void, except that the Company’s obligation with respect to the payment of the Commitment Fee shall survive the return of the Escrowed Amount to the Investors. The period from the Escrow Deposit Date through and including the earlier of (i) the Closing Date and (ii) the date on which the Escrowed Amount has been returned to Investors pursuant to the preceding sentence being referred to herein as the “Escrow Period”. All interest earned on the Escrowed Amount during the Escrow Period, if any, shall be payable to the Company and may be used in partial payment of the Commitment Fee.

Investors:	Funds managed by RG Capital Management, L.P. (“RG”) and other institutional investors acceptable to the Company and RG (the “Investors”).

2

Amount:	$12.75 million face amount of 8% Premium Convertible Preferred (the “Preferred”), convertible into Common Stock of the Issuer (the “Stock”) in whole or in part from time to time in accordance with the terms hereof.

Conversion Price:	The Conversion Price shall equal 115% of the “Closing Price”, where the “Closing Price” is equal to the per share purchase price paid in the Share Purchase.

Conversion Ratio:	The number of shares of Stock to be received upon conversion of the Preferred will be determined by dividing the “Conversion Amount” by the Conversion Price. The Conversion Amount is the face value of the Preferred submitted for conversion, plus 8% premium accruing on that amount from the issue date through the conversion date.

Conversion Restrictions:	The Preferred will include a limitation providing that the Issuer will not effect any conversion of the Preferred, and no Investor shall have the right to convert any portion of the Preferred, to the extent that after giving effect to such conversion, the Investor would beneficially own in excess of 4.9% of the Issuer’s Stock outstanding immediately after giving effect to such conversion.

Maturity:	The Maturity Date shall be the seven-year anniversary of the Closing Date. To the extent not previously converted into Stock, the Preferred will mature on the Maturity Date and at that time the Issuer shall redeem for cash all of the outstanding Preferred for face value plus 8% premium accruing on that amount from the Closing Date through the Maturity Date.

Warrants:	At closing, the Issuer will issue Warrants to acquire a number of shares of Stock equal to amount invested on the Closing Date, divided by the Conversion Price, multiplied by 75% (the “Warrants”). Each Warrant will have a term of 7 years. The exercise price will equal 120% of the Closing Price.

Registration:	On or before 30 days from the Closing Date, Issuer will file a Registration Statement covering a sufficient number of shares to satisfy the full conversion of the Preferred and the full exercise of the Warrants. If the Registration Statement is not declared effective within 60 days from the Closing Date, or 120 days in the event of an SEC review, then Issuer will pay the holder 1% of the purchase price of the Preferred for the 1st 30-day period and 2% for each 30-day period thereafter until the Registration Statement is effective.

Change of Control:	In the event of a Change of Control, including but not limited to (a) the acquisition of voting control or direction over 50% or more of the Issuer’s outstanding Stock or (b) the sale of all or substantially all of the assets of the Issuer, the Investors may require the Issuer to repurchase the Preferred at face value plus accrued premium up to but excluding the Change of Control effective date. Further, upon such repurchase or upon a conversion by the Investor after notice of a Change of Control, the Issuer shall pay to the Investor a make-whole premium equal to the original purchase price of the Preferred multiplied by the following amounts:

20%, up to 18 months from the Closing Date;

15%, from 18 months to 42 months from the Closing Date;

10%, from 42 months to 60 months from the Closing Date;

5%, from 60 months the Closing Date to the Maturity Date.

Concurrent Offerings:	Concurrent with the Preferred closing, Issuer will close the sale of no less than $4.75 million of Common Stock, no more than $30 million of Convertible Notes and no more than $17 million in the form of a Senior Credit Facility upon terms satisfactory to the Company and the Investors.

3

Covenants:	In additional to typical market covenants for similar securities, the Preferred shall include negative covenants restricting Issuer from incurring any obligations which rank senior or pari passu with the Preferred except for the Senior Credit Facility and Convertible Notes contemplated in the Concurrent Offerings.

Other Offerings:	From the date of the execution of this term sheet until the Closing Date, the Company agrees not to pursue any equity related financing (excluding the Concurrent Offerings) with any other person unless and until good faith negotiations with the Investors have terminated. In addition, Issuer agrees not to pursue any equity related financing (including debt financing with an equity component) without the Investors’ prior written approval during the period beginning on the Closing Date and ending 6 months following the effective date of the Registration Statement. These limitations will be subject to customary exceptions, including underwritten public offerings (other than a continuous offering pursuant to rule 415 under the Securities Act of 1933), strategic investments and acquisitions.

Conditions:	Mutual agreement on definitive documentation that will be of a customary nature for transactions of this type. Investors’ obligation to execute definitive documentation and fund the Escrowed Amount is subject to satisfactory due diligence in Investors’ sole discretion. No material adverse change in circumstances of the Company prior to funding of the Escrowed Amount. Concurrent, satisfactory funding into escrow of the Concurrent Offerings.
The Company agrees to reimburse RG for all reasonably incurred out-of-pocket expenses to cover travel, legal, due diligence, and other costs incurred in connection with the transactions contemplated hereby regardless of whether the transactions close. Upon execution of this term sheet, the Company agrees to pay to RG $35,000 as a deposit towards its reimbursement obligations, which deposit shall be non-refundable to the extent used.
THE COMPANY AGREES TO KEEP THIS TERM SHEET CONFIDENTIAL AND NOT TO DISTRIBUTE IT TO, OR DISCUSS IT WITH, ANY THIRD PARTY (OTHER THAN THE COMPANY’S LEGAL AND FINANCIAL ADVISORS, WHO SHALL BE INFORMED OF THE CONFIDENTIAL NATURE OF THIS DOCUMENT) WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF RG.
The parties hereby acknowledge their mutual agreement to the above terms and their intention to negotiate in good faith definitive transaction documents for the contemplated transaction in an expedited manner. This term sheet will be considered void if it is not executed by both parties on or prior to December 30, 2005. The undersigned Company officer, on behalf of the Company, hereby represents and warrants that this term sheet has been duly authorized, executed and delivered by the Company. The parties acknowledge and agree that the foregoing term sheet is nonbinding in nature except with respect to the paragraphs above requiring confidentiality and reimbursement of RG’s expenses. Except as referred to above, only those rights and obligations that are set forth in a definitive written agreement, duly executed by all parties to it, will create any legally binding rights, obligations or consequences with respect to the subject matter of this document.

Global Employment Solutions	RG Capital Management, L.P.

By: RGC Management Company, LLC

By: date:	By:	/s/ Gerald F. Stahlecker	date: 12/27/05

Name:	Name: Gerald F. Stahlecker
Title:	Title: Managing Director

4

Attachment 4
Common Stock Term Sheet
(see attached)

December 27, 2005
CONFIDENTIAL
Term Sheet for Global Employment Solutions (the “Company”)

Transaction:	The financing contemplated by this Term Sheet (the “Financing”) is being effected in expectation of a reverse-merger “going-public” transaction (the “Transaction”) by the Company. It is contemplated that the Financing will be documented and that the proceeds of the Financing (the “Escrowed Amount”) will be deposited into escrow on or before January 15, 2006 (the actual date on which funds are deposited into escrow being hereinafter referred to as the “Escrow Deposit Date”). The Escrowed Amount shall not be released to the Company until the fulfillment of each of the following conditions (the “Release Conditions”):

(a) the closing of a purchase of not less than 90% of the Company’s equity in a manner and for consideration described more fully in Exhibit A hereto (the “Share Purchase”) by a public “shell” company whose common stock is quoted on a national securities exchange or on the OTC Bulletin Board (or a wholly-owned subsidiary of such entity)(such entity being hereinafter referred to as “PubCo” or the “Issuer”), which entity shall be incorporated in, and in good standing in, the State of Delaware and shall otherwise be satisfactory to RG(as defined herein) in its sole discretion;

(b) the merger (the “Merger”) of the Company with and into PubCo (or a wholly-owned subsidiary of PubCo) immediately following the Share Purchase, pursuant to which (i) the remaining equity securities of the Company not acquired by PubCo in the Share Purchase will be converted into the same consideration received by those equity security holders of the Company who participated in the Share Purchase and (ii) the shareholders of the Company immediately prior to the Share Purchase and the Merger will own, on a fully-diluted basis following completion of the Share Purchase and the Merger, not less than 97% of the common stock of such surviving entity (or the parent corporation of such surviving entity if the surviving entity is not PubCo);

(c) delivery to the Investors (as defined herein) of audited financial statements of PubCo prepared in accordance with U.S. GAAP for the periods ended December 28, 2003, January 2, 2005 and January 1, 2006, audited by CBIZ/Mayer Hoffman & McCann P.C. or another auditing firm of regionally recognized standing acceptable to RG in its sole discretion, which financial statements (i) shall contain an unqualified opinion of such auditor, (ii) shall reflect pro forma capitalization substantially identical to that set forth on Exhibit B hereto (taking into account the Share Purchase, the Merger and the special dividends and other distributions of proceeds from the Financing and the Concurrent Offerings (as defined herein) expected to be made to the former security holders and current management of the Company in the amounts set forth in Exhibit B hereto (collectively, the “Dividends”)), (iii) fulfill the financial statement requirements for inclusion in both the Current Report on Form 8-K and Registration Statement on Form S I that PubCo will be obligated to file following the consummation of the Share Purchase, (iv) shall be materially in conformity with the financial statements of the Company (audited by Grant Thornton) for the periods ended December 28, 2003 and January 2, 2005 previously provided to the Investors (other than any non-material change in the balance of the accrued liability related to the worker’s compensation insurance program in place prior to August 2002, as more fully explained in Notes A and N to the 2004 annual report (a “Worker’s Compensation Adjustment”)), and (v) shall reflect EDITDA (after adjustment for (v) a Worker’s Compensation Adjustment, (w) the annual management fee to KRG Capital Partners, LLC, (x) charges related to employee terminations in the first quarter of 2005, (y) fees and expenses related to the Share Purchase and the transactions contemplated hereby and (z) accounting treatment of the Share Purchase and the transactions contemplated hereby with respect to outstanding management equity plan shares)) for the period ended January 1, 2006 of at least $10,500,000;

(d) the extension and modification of the Company’s credit facility with Wells Fargo Business Credit to provide for a credit facility of not less than $15,000,000, on commercially reasonable terms acceptable to RG in its sole discretion;

(e) each member of management of the Company having entered into non-competition and non-solicitation agreements with the Company and PubCo in form and substance satisfactory to RG in its sole discretion, together with agreements between each such member of management and PubCo providing that PubCo shall not grant demand or piggyback registration rights to any such individual, or otherwise agree to register any securities held by any such individual for resale, for a period of two years from the Closing Date (as defined herein);

(f) there having not developed, occurred, or come into effect or existence after the Escrow Deposit Date, any change in, or any development involving a prospective change in or affecting, the position of the Company or PubCo, financial or otherwise, that has had, or would be expected to have, a material adverse effect on the Company’s or PubCo’s general affairs, management, financial condition, shareholders’ equity, results of operations or prospects as determined by RG in its sole discretion; and

(g) there having not developed, occurred or come into effect or existence (i) any suspension or material limitation in trading in securities generally or of PubCo’s shares on the principal stock exchange on which PubCo’s shares are traded (or, if applicable, the trading of Pubco’s shares on the OTC Bulletin Board), (ii) a moratorium on commercial banking activities by either federal or New York State authorities, or (iii) any event, action, state, condition or major financial occurrence of national or international consequence, including any outbreak or escalation of hostilities, act of terrorism, war, national or international emergency, calamity or crisis or like event, or any governmental action, law, regulation, inquiry or other occurrence of any nature which, in the case of any event specified in this clause (iii), in the sole opinion of RG, materially adversely affects or may materially affect the financial markets or the business, operations, affairs or prospects of the Company or PubCo.

Escrow Release:	The date on which all of the Release Conditions and all of the other conditions precedent to the Investors’ obligations to close set forth herein have been satisfied, the Escrowed Amount has been released to PubCo, and the Stock and Warrants (each as defined below) shall have been issued and delivered to the Investors shall be hereinafter referred to as the “Closing Date”. Until the Closing Date, or the return of the Escrowed Amount to the Investors as contemplated below, the Investors shall be paid a monthly facility commitment fee (the “Commitment Fee”), regardless of whether or not the Transaction is consummated. The Commitment Fee shall be calculated at an annual rate equal to 8% of the Escrowed Amount, increasing to an annual rate of 12% starting on March 1, 2006, payable monthly in arrears by the fifth business day of each subsequent month and prorated for the actual number of days during the Escrow Period (as defined below). In the event that the Release Conditions are not fulfilled prior to March 31, 2006, the Investors shall have the right to call for the return of the Escrowed Amount to the Investors at any time beginning on or after April 1, 2006, whereupon the obligations of the Investors under the documents contemplated hereby shall terminate and be null and void, except that the Company’s obligation with respect to the payment of the Commitment Fee shall survive the return of the Escrowed Amount to the Investors. The period from the Escrow Deposit Date through and including the earlier of (i) the Closing Date and (ii) the date on which the Escrowed Amount has been returned to Investors pursuant to the preceding sentence being referred to herein as the “Escrow Period”. All interest earned on the Escrowed Amount during the Escrow Period, if any, shall be payable to the Company and may be used in partial payment of the Commitment Fee.

Investors:	Funds managed by RG Capital Management, L.P. (“RG”) and other institutional investors acceptable to the Company and RG (the “Investors”).

2

Amount:	$4.75 million of Issuer Common Stock (the “Stock”).

Purchase Price:	The per share purchase price paid for the Stock shall be based on an $80 million Total Enterprise Value and shall equal the “Closing Price”, where the “Closing Price” is equal to the per share purchase price paid in the Share Purchase.

Warrants:	At closing, the Issuer will issue Warrants to acquire a number of shares of Stock equal to the number of shares of Stock purchased by the Investors on the Closing Date, multiplied by 100% (the “Warrants”). Each Warrant will have a term of 7 years. The exercise price will equal 120% of the Closing Price.

Registration:	On or before 30 days from the Closing Date, Issuer will file a Registration Statement covering the Stock purchased on the Closing Date and a sufficient number of shares to satisfy the full exercise of the Warrants. If the Registration Statement is not declared effective within 60 days from the Closing Date, or 120 days in the event of an SEC review, then Issuer will pay the holder 1% of the purchase price of the Stock purchased on the Closing Date for the 1st 30-day period and 2% for each 30-day period thereafter until the Registration Statement is effective.

Concurrent Offerings:	Concurrent with the closing of this Financing, Issuer will close the sale of no less than $12.75 million of Preferred Stock, no more than $30 million of Convertible Notes and no more than $17 million in the form of a Senior Credit Facility upon terms satisfactory to the Company and the Investors.

Other Offerings:	From the date of the execution of this term sheet until the Closing Date, the Company agrees not to pursue any equity related financing (excluding the Concurrent Offerings) with any other person unless and until good faith negotiations with the Investors have terminated. In addition, Issuer agrees not to pursue any equity related financing (including debt financing with an equity component) without the Investors’ prior written approval during the period beginning on the Closing Date and ending 6 months following the effective date of the Registration Statement. These limitations will be subject to customary exceptions, including underwritten public offerings (other than a continuous offering pursuant to rule 415 under the Securities Act of 1933), strategic investments and acquisitions.

Conditions:	Mutual agreement on definitive documentation that will be of a customary nature for transactions of this type. Investors’ obligation to execute definitive documentation and fund the Escrowed Amount is subject to satisfactory due diligence in Investors’ sole discretion. No material adverse change in circumstances of the Company prior to funding of the Escrowed Amount. Concurrent, satisfactory funding into escrow of the Concurrent Offerings.
The Company agrees to reimburse RG for all reasonably incurred out-of-pocket expenses to cover travel, legal, due diligence, and other costs incurred in connection with the transactions contemplated hereby regardless of whether the transactions close. Upon execution of this term sheet, the Company agrees to pay to RG $15,000 as a deposit towards its reimbursement obligations, which deposit shall be non-refundable to the extent used.
THE COMPANY AGREES TO KEEP THIS TERM SHEET CONFIDENTIAL AND NOT TO DISTRIBUTE IT TO, OR DISCUSS IT WITH, ANY THIRD PARTY (OTHER THAN THE COMPANY’S LEGAL AND FINANCIAL ADVISORS, WHO SHALL BE INFORMED OF THE CONFIDENTIAL NATURE OF THIS DOCUMENT) WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF RG.

3

The parties hereby acknowledge their mutual agreement to the above terms and their intention to negotiate in good faith definitive transaction documents for the contemplated transaction in an expedited manner. This term sheet will be considered void if it is not executed by both parties on or prior to December 30, 2005. The undersigned Company officer, on behalf of the Company, hereby represents and warrants that this term sheet has been duly authorized, executed and delivered by the Company. The parties acknowledge and agree that the foregoing term sheet is nonbinding in nature except with respect to the paragraphs above requiring confidentiality and reimbursement of RG’s expenses. Except as referred to above, only those rights and obligations that are set forth in a definitive written agreement, duly executed by all parties to it, will create any legally binding rights, obligations or consequences with respect to the subject matter of this document.

Global Employment Solutions		RG Capital Management, L.P.

By: RGC Management Company, LLC

By:	date:	By:	/s/ Gerald F. Stahlecker	date: 12/27/05

Name:		Name: Gerald F. Stahlecker
Title:		Title: Managing Director

4

Attachment 5
Wells Fargo Term Sheet
(see attached)
[See Exhibit K to Exhibit 10.2 to this Form 8-K]

Attachment 6
Plan of Merger
[See Exhibit 2.1 to this Form 8-K]

Exhibit J
Form of Officer’s Certificate
(see attached)

OFFICER’S CERTIFICATE
OF
GLOBAL EMPLOYMENT SOLUTIONS, INC.
     Pursuant to the provisions of (i) the Preferred Stock Securities Purchase Agreement (the “Preferred Agreement”), dated as of March ___, 2006, among Global Employment Solutions, Inc. (“GES”) and the parties listed on the Schedule of Buyers attached thereto, (ii) the Common Stock Securities Purchase Agreement (the “Common Agreement”), dated as of March ___, 2006, among GES and the parties listed on the Schedule of Buyers attached thereto, and (iii) the Notes Securities Purchase Agreement (the “Notes Agreement,” and collectively with the Preferred Agreement and the Common Agreement, the “Agreements”), dated as of March ___, 2006, among GES and the parties listed on the Schedule of Buyers attached thereto, and with the understanding that capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Agreements, the undersigned, in accordance with Section 7(h) of the Agreements, hereby certifies in his capacity as Chief Executive Officer of GES as follows:
     1. Representations and Warranties. Each of the representations and warranties made by GES in the Agreements, is true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and GES has performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by GES at or prior to the Closing Date.
     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of March ___, 2006.

By:

Howard Brill
Chief Executive Officer

Exhibit K
Wells Fargo Term Sheet
(see attached)

CONFIDENTIAL PRELIMINARY TERM SHEET
For Discussion Purposes Only
February 6, 2006

Borrower:	Global Employment Solutions, Inc.

Credit Facilities:	$20,000,000 consisting of the following facilities:

1) A $15,000,000 committed Revolving Line of Credit maturing 7/31/09.

2)   An Overadvance Term Facility of up to $5,000,000, amortizing over a 36-month period, payable monthly with a balloon payment due at 24 months for any amount outstanding on the Overadvance Term Facility at that time.

Purpose:	To provide cash to effect reverse merger and provide for the company’s general working capital needs.

Collateral:	The facility is secured by a first priority security interest in accounts receivable, chattel paper, documents, deposit accounts, unencumbered machinery and equipment, general intangibles, instruments, intellectual property, inventory, investment property, letter-of-credit rights, and all other business assets located in the United States.

Borrowing Base:	Up to 90% of eligible Billed Accounts Receivable and up to 75% of Eligible Unbilled Accounts Receivable. The Billed and Unbilled Accounts Receivable advance rates will be reduced to 85% and 70%, respectively, immediately upon repayment of the Overadvance Term Facility.

Interest Rate:	• The interest rate for the Revolving Line of Credit shall be Wells Fargo’s Prime Rate. • The interest rate for the Overadvance Term Facility shall be Wells Fargo’s Prime Rate + 2.75%.

Default Rate of 3% above rate in effect at time of default.

Minimum Interest Charge:	$7,500 per month, payable monthly in arrears.

Closing Fee:	$175,000

Unused Line Fee:	.25% of the unused line amount, payable monthly in arrears.

Collateral Audit and Other Expenses:	All costs incurred by WFBC for tri-annual collateral audits which will be billed on an hourly basis per examiner (currently, $100.00 per hour) plus actual out-of-pocket expenses. Collateral exam frequency will be reduced to semi-annually upon repayment of the Overadvance Term Facility. In addition to collateral audits, Borrower will be responsible for any and all reasonable expenses of WFBC, including without limitation, legal and recording fees and expenses, appraisal fees, lockbox and other depository costs, fees for the wiring of advances ($15.00 per
     Term Sheet

advance), and the costs for any subsequent amendments or documentation.

Termination Fee:	2% in year one of the contract term, 1.5% in year two of the contract term and 1% thereafter.

Other Fees:	$15 Wire Fees $300 Monthly CSI Fee

Minimum Availability Requirement:	$2,000,000 at closing and average availability of $2,000,000 on a monthly basis at all times thereafter.

Cash Flow Scoop:	On an annual basis, WFBC will require that 25% of Excess Cash Flow be used to pay down the overadvance facility. Excess Cash Flow will be defined as after tax net income plus depreciation and amortization, plus deferred income taxes and other non-cash items, minus capital expenditures, minus contractual amortization of long-term debt including capitalized leases and the Overadvance Term Facility as calculated using the audited financial statements.

Lockbox Requirement:	Borrower will be required to remit its receivable collections to a lockbox located at a bank acceptable to WFBC. Proceeds of the lockbox, including cash receipts and collections received outside of the lockbox, must be deposited daily into a collateral account owned by WFBC. After allowing one day for collection, the funds will be transferred to WFBC for application to the Revolving Credit Facility on a next day basis. Deposits for Southeastern Staffing, Inc. will be excluded from this requirement, but WFBC will retain the right to make this a requirement in its sole discretion.

Reporting:
1.    Weekly reporting of sales, credit memos, and collections.
2.    Monthly accounts receivable listing and aging and certification (to be received electronically as processed by Collateral Services, Inc.)
3.    Monthly accounts payable aging (to be received electronically as processed by Collateral Services, Inc.)
4.    Monthly internally-prepared financial statements with a certification of compliance with covenants
5.    Annual audited financial statements by a CPA acceptable to WFBC
6.    Annual financial projections due 30 days prior to the beginning of the next fiscal year
7.    Other information reasonably requested by WFBC

Conditions Precedent:
1.    Satisfactory due diligence of the public shell that is being used to facilitate the reverse merger.
2.    Satisfactory subordination/intercreditor agreements with convertible debt holders. No principal payments will be allowed on the subordinated debt while the WFBC overadvance exists.
3.    No adverse change in the financial condition of the borrower since the date of the most recent financial statement provided to WFBC.

     Term Sheet

Covenants:
1.    Minimum Monthly Net Worth.
2.    Minimum Quarterly Net Income.
3.    Minimum Quarterly Debt Service Coverage.
4.    Maximum Capital Expenditures.
5.    All other affirmative and negative covenants typical for this type of transaction.

This term sheet is for discussion purposes only and is not a proposal to lend
     Term Sheet

Exhibit L
Form of Subordination Agreement
[See Exhibit 10.8 to this Form 8-K]

Exhibit M
Share Purchase Agreement
[See Exhibit 10.1 to this Form 8-K]

Exhibit N
Pro Forma Capitalization and Contingent Liabilities
(see attached)

INDEPENDENT ACCOUNTANTS’ REPORT
ON APPLYING AGREED-UPON PROCEDURES
To the Board of Directors and Stockholders
Global Employment Solutions, Inc. and Subsidiaries
Littleton, CO
We have performed the procedures enumerated below, which were agreed to by Global Employment Solutions, Inc. and Subsidiaries and Global Holdings, Inc. and R&R Acquisition I, Inc. (collectively referred to as the “Company”) solely to assist you with respect to the accounting for the pro-forma capitalization table of Global Employment Solutions, Inc. and Subsidiaries as of January 1, 2006. The Company’s management is responsible for the Company’s pro-forma capitalization table.
This agreed-upon procedures engagement was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of those parties specified in the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.
Our procedures and findings are as follows
1)	Review the pro-forma capitalization table for mathematical errors.

2)	Trace the pro-forma adjustments to the legal documents provided to us related to the stock warrants, preferred stock, common stock, subordinated debt and senior debt and verify that all amounts are not materially misstated.

3)	Compare amounts reported as common stock, preferred stock, warrant liability, subordinated debt and/or senior debt financing to supporting closing documents relating to each security and/or loan document.

4)	For purposes of this pro-forma capitalization and the agreed upon procedures listed on this schedule, materiality is defined as $250,000.

5)	Recommend to management any additional adjustments that may be necessary to properly disclose the facts of the proposed share purchase and merger agreement between R&R Acquisition I, Inc., Global Employment Solutions, Inc. and Global Holdings, Inc.

6)	Based on the procedures outlined above, the attached Exhibit L “Pro-forma Capitalization Table” appears to be free of mathematical errors and materially reflects the information contained in the legal documents relating the common

One Boulder Plaza • 1801 13th St., Suite 210	8181 E. Tufts Ave., Suite 600
Boulder, Colorado 80302	Denver, Colorado 80237
P: 303-444-0471 • F: 303-444-6831	P: 720-200-7000 • F: 720-200-7002
www.mhm-pc.com	www.mhm-pc.com

stock, preferred stock, warrants and notes securities purchase agreements provided to us. In addition, we did not recommend to management any material adjustments to disclose the facts of the proposed share purchase and merger agreement between R&R Acquisition I, Inc., Global Employment Solutions, Inc. and Global Holdings, Inc.
We were not engaged to, and did not conduct an audit on the attached Exhibit L, Proforma Capitalization, the objective of which would be the expression of an opinion, on the Pro-forma Capitalization Table of the Company as of January 1, 2006. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you
This report is intended solely for the information and use of the Company and is not intended to be and should not be used by anyone other than those specified parties.
MAYER HOFFMAN McCANN P.C.
Denver, Colorado
March 31, 2006

Global Employment Solutions, Inc. and Subsidiaries
Exhibit L
Pro-forma Capitalization Table
January 1, 2006

	Upon Closing				Post Closing Dilution
	Common Stock	Value per	Value of	Ownership	Common Stock	Ownership
	Shares	Share	Shares	Percentage	Shares	Percentage
Existing stockholders of Global Employment Solutions, Inc.	5,000,000.000	$5.00	$25,000,000	82.91%	5,000,000.00	30.43%

Existing R&R Acquisition I, Inc. stockholders	180,927.835	5.00	904,639	3.00%	180,927.835	1.10%

New convertible notes					4,800,000.000	29.21%
New convertible note warrants					480,000.000	2.92%

New convertible preferred stockholders					2,217,391.304	13.49%
New convertible preferred stockholder warrants					1,663,043.478	10.12%

New common stockholders	850,000.000	5.00	4,250,000	14.09%	850,000.000	5.17%
New common stockholder warrants					850,000.000	5.17%

Rodman & Renshaw, LLC (placement agent)					393,365.000	2.39%

Total	6,030,927.835	$5.00	$30,154,639	100.00%	16,434,727.617	100.00%

Exhibit O
Form of Non-Competition and Non-Solicitation Agreements
[See Exhibit 10.14 to this Form 8-K]

Exhibit P
Preferred Stock Securities Purchase Agreement
[See Exhibit 10.9 to this Form 8-K]

Exhibit Q
Common Stock Securities Purchase Agreement
[See Exhibit 10.11 to this Form 8-K]

Exhibit R
Form of Joinder Agreement
[See Exhibit 10.3 to this Form 8-K]

Exhibit S
Forms of Pay-Off Letters
(see attached)

[NAME OF NOTE HOLDER]

Global Employment Solutions, Inc. 9090 Ridgeline Boulevard, Suite 205 Littleton, CO 80129	March ___, 2006
Attn: Howard Brill
Re: Payment of Subordinated Debt
Dear Mr. Brill:
This letter will confirm that upon receipt of cash and Global Employment Holdings, Inc. common stock (“Common Stock”) in the aggregate amount of $                    , all obligations to                                          (“                    ”) under the                                           (“                    ”), dated as of                     , as amended, will be satisfied and cancelled, except for any indemnification obligations under Section ___ of the                      that survive the termination or cancellation of the                      pursuant to the terms thereof. We acknowledge that the amounts of cash and shares of Common Stock are determined in accordance with the waterfall under the Master Investment Agreement, dated as of November 15, 2001, as amended, provided, however, that a minimum of 95% of the aggregate amount shall consist of cash.
Each of Global Employment Solutions, Inc. (the “Company”) and its affiliates and subsidiaries (collectively, the “Releasing Parties”) hereby releases, discharges and acquits                     , its officers, directors, agents and employees and its and their respective successors and assigns, from all obligations to each of the Releasing Parties (and its and their respective successors and assigns) and from any and all claims, demands, debts, accounts, contracts, liabilities, actions and causes of actions, whether in law or in equity, that each of the Releasing Parties at any time had or has, or that its or their successors and assigns hereafter can or may have against                     , its officers, directors, agents or employees and its and their respective successors and assigns, under the                     .
This letter may be executed in counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument. Facsimile signatures hereto shall be deemed valid as original signatures.
Sincerely,

[NAME OF NOTE HOLDER]

By:
Name:
Title:

Acknowledged and Agreed to on March ___, 2006.

Global Employment Solutions, Inc.

By:
Name:
Title:

[NAME OF NOTE HOLDER]
March ___, 2006
Global Employment Solutions, Inc.
9090 Ridgeline Boulevard, Suite 205
Littleton, CO 80129
Attn: Howard Brill
Re: Payment of Subordinated Debt
Dear Mr. Brill:
This letter will confirm that upon receipt of cash and Global Employment Holdings, Inc. common stock (“Common Stock”) in the aggregate amount of $                    , all obligations to our firm under                                         , dated as of                                          , will be satisfied and cancelled. The amounts of cash and shares of Common Stock are determined in accordance with the waterfall under the Master Investment Agreement, dated as of November 15, 2001, as amended, provided, however, that a minimum of 95% of the aggregate amount shall consist of cash.
This letter may be executed in counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument. Facsimile signatures hereto shall be deemed valid as original signatures.
Sincerely,

Sincerely,

[NAME OF NOTE HOLDER]

By:	Acknowledged and Agreed to on March ___, 2006.
Name:
Title:

Global Employment Solutions, Inc.

By:

Name:
Title:

[NAME OF NOTE HOLDER]
March ___, 2006
Global Employment Solutions, Inc.
9090 Ridgeline Boulevard, Suite 205
Littleton, CO 80129
Attn: Howard Brill
Re: Payment of Subordinated Debt
Dear Mr. Brill:
This letter will confirm that upon receipt of cash and Global Employment Holdings, Inc. common stock (“Common Stock”) in the aggregate amount of $                    , all obligations to me under the                                         , dated as of                     , will be satisfied and cancelled. The amounts of cash and shares of Common Stock are determined in accordance with the waterfall under the Master Investment Agreement, dated as of November 15, 2001, as amended, provided, however, that a minimum of 95% of the aggregate amount shall consist of cash.
Sincerely,

[NAME OF NOTE HOLDER]

Acknowledged and Agreed to on March ___, 2006.

Global Employment Solutions, Inc.

By:
Name:
Title: